Exhibit 10.17

620 MEMORIAL DRIVE CAMBRIDGE, MASSACHUSETTS

LEASE SUMMARY SHEET

Execution Date:	March 13, 2015

Tenant:	Syros Pharmaceuticals, Inc., a Delaware corporation

Landlord:	620 Memorial Leasehold LLC, a Massachusetts limited liability company

Building:

620 Memorial Drive, Cambridge, Massachusetts. The Building consists of approximately 89,443 rentable square feet. The land on which the Building is located (the “Land”) is more particularly described in Exhibit 2 attached hereto and made a part hereof (the Land, together with the Building, are hereinafter collectively referred to as the “Property”).

Premises:

Approximately 21,488 rentable square feet of space on the third (3rd) floor of the Building, as more particularly shown as hatched, highlighted or outlined on the plan attached hereto as Exhibit 1 and made a part hereof (the “Lease Plan”).

Term Commencement Date:	The date on which the Premises are delivered to Tenant with Landlord’s Work substantially complete and otherwise in the condition required by Section 3.1 below. Targeted for August 31, 2015.

Rent Commencement Date:	Two (2) months after the Term Commencement Date.

Expiration Date:	The last day of the fifth (5th) Rent Year (hereinafter defined)

Extension Term:	Subject to Section 1.2 below, one (1) extension term of five (5) years

Landlord’s Contribution:	Subject to Section 3.5 below, One Million Six Hundred Eleven Thousand Six Hundred Dollars ($1,611,600).

Permitted Uses:

Subject to Legal Requirements, general office, research, development and laboratory use, and other ancillary uses related to the foregoing (all in proportions consistent with the design of the base Building).

1

Base Rent:	RENT YEAR(1)	ANNUAL BASE RENT	MONTHLY RENT
	1	$1,160,352.00	$96,696.00
	2	$1,195,162.50	$99,596.88
	3	$1,231,017.30	$102,584.77
	4	$1,267,947.80	$105,662.31
	5	$1,305,986.20	108,832.18

Operating Costs and Taxes:	See Sections 5.2 and 5.3

Tenant’s Share:

A fraction, the numerator of which is the number of rentable square feet in the Premises and the denominator of which is the number of rentable square feet in the Building.  As of the Execution Date, Tenant’s Share is 24.02%.

Tenant’s Tax Share:

A fraction, the numerator of which is the number of rentable square feet in the Premises and the denominator of which is the number of rentable square feet in the Building recognized by the City of Cambridge as being used for purposes which are not exempt from real estate taxation as of the date on which the assessment is made for the tax year in question.  As of the Execution Date, Tenant’s Tax Share is 24.02%.

Security Deposit/ Letter of Credit:	Subject to Section 7.1, $483,480.00

EXHIBIT 1	LEASE PLAN
EXHIBIT 2	LEGAL DESCRIPTION
EXHIBIT 3	LANDLORD’S WORK
EXHIBIT 4	FORM OF LETTER OF CREDIT
EXHIBIT 5	ALTERATIONS CHECKLIST
EXHIBIT 6	TENANT’S HAZARDOUS MATERIALS
EXHIBIT 7	RULES AND REGULATIONS
EXHIBIT 8	LANDLORD’S SERVICES

(1) For the purposes of this Lease, the first “Rent Year” shall be defined as the period commencing as of the Rent Commencement Date and ending on the last day of the twelfth full month after the Rent Commencement Date occurs; provided, however, if the Rent Commencement Date occurs on the first day of a calendar month, then the first Rent Year shall end on the day immediately preceding the first anniversary of the Rent Commencement Date. Thereafter, “Rent Year” shall be defined as any subsequent twelve (12) month period during the term of this Lease.

2

TABLE OF CONTENTS

1.	LEASE GRANT; TERM; APPURTENANT RIGHTS; EXCLUSIONS		1

	1.1	Lease Grant	1

	1.2	Extension Term	1

	1.3	Notice of Lease	2

	1.4	Appurtenant Rights	3

	1.5	Tenant’s Access	4

	1.6	Exclusions	4

2.	RIGHTS RESERVED TO LANDLORD		4

	2.1	Additions and Alterations	4

	2.2	Additions to the Property	4

	2.3	Name and Address of Building	4

	2.4	Landlord’s Access	4

	2.5	Pipes, Ducts and Conduits	6

	2.6	Minimize Interference	6

3.	DELIVERY AND CONDITION OF PREMISES; CONSTRUCTION		6

	3.1	Delivery and Condition of Premises	6

	3.2	Landlord’s Work	6

	3.3	Substantial Completion; Punchlist Items; Remedies for Late Delivery	7

	3.4	Cost of Landlord’s Work	7

4.	USE OF PREMISES		8

	4.1	Permitted Uses	8

	4.2	Prohibited Uses	9

5.	RENT; ADDITIONAL RENT		10

	5.1	Base Rent	10

	5.2	Operating Costs	10

	5.3	Taxes	14

	5.4	Late Payments	15

	5.5	No Offset; Independent Covenants; Waiver	15

	5.6	Survival	16

6.	RIGHT OF FIRST OFFER		16

	6.1	Right of First Offer	16

	6.2	Offer and Acceptance Procedures for Right of First Offer	17

	6.3	Termination of Rights	17

i

	6.4	Rights Personal to Tenant	17

	6.5	Time is of the Essence	17

7.	LETTER OF CREDIT		18

	7.1	Amount	18

	7.2	Application of Proceeds of Letter of Credit	18

	7.3	Transfer of Letter of Credit	19

	7.4	Credit of Issuer of Letter of Credit	19

	7.5	Security Deposit	19

	7.6	Return of Security Deposit or Letter of Credit	19

8.	INTENTIONALLY OMITTED		19

9.	UTILITIES, HVAC; WASTE		19

	9.1	Electricity	19

	9.2	Water	20

	9.3	Gas	20

	9.4	HVAC	20

	9.5	Other Utilities; Utility Information	20

	9.6	Interruption or Curtailment of Utilities	21

	9.7	Telecommunications Providers	21

	9.8	Landlord’s Services	22

10.	MAINTENANCE AND REPAIRS		22

	10.1	Maintenance and Repairs by Tenant	22

	10.2	Maintenance and Repairs by Landlord	22

	10.3	Accidents to Sanitary and Other Systems	22

	10.4	Floor Load—Heavy Equipment	23

11.	ALTERATIONS AND IMPROVEMENTS BY TENANT		23

	11.1	Landlord’s Consent Required	23

	11.2	Supervised Work	24

	11.3	Harmonious Relations	24

	11.4	Liens	24

	11.5	General Requirements	25

12.	SIGNAGE		25

	12.1	Restrictions	25

	12.2	Building Directory	25

	12.3	Monument Sign	25

13.	ASSIGNMENT, MORTGAGING AND SUBLETTING		26

	13.1	Landlord’s Consent Required	26

	13.2	Landlord’s Recapture Right	26

	13.3	Standard of Consent to Transfer	27

	13.4	Listing Confers no Rights	27

	13.5	Profits In Connection with Transfers	27

	13.6	Prohibited Transfers	27

	13.7	Exceptions to Requirement for Consent	28

14.	INSURANCE; INDEMNIFICATION; EXCULPATION		28

	14.1	Tenant’s Insurance	28

	14.2	Indemnification	29

	14.3	Property of Tenant	30

	14.4	Limitation of Landlord’s Liability for Damage or Injury	30

	14.5	Waiver of Subrogation; Mutual Release	31

	14.6	Tenant’s Acts—Effect on Insurance	31

15.	CASUALTY; TAKING		31

	15.1	Damage	31

	15.2	Termination Rights	32

	15.3	Taking for Temporary Use	33

	15.4	Disposition of Awards	33

	15.5	Abatement	33

16.	ESTOPPEL CERTIFICATE		33

17.	HAZARDOUS MATERIALS		34

	17.1	Prohibition	34

	17.2	Environmental Laws	34

	17.3	Hazardous Material Defined	35

	17.4	Testing	35

	17.5	Indemnity; Remediation	35

	17.6	Disclosures	37

	17.7	Removal	37

18.	RULES AND REGULATIONS		37

	18.1	Rules and Regulations	37

	18.2	Energy Conservation	37

	18.3	Recycling	38

19.	LAWS AND PERMITS		38

	19.1	Legal Requirements	38

	19.2	Required Permits	38

20.	DEFAULT		38

	20.1	Events of Default	38

	20.2	Remedies	40

	20.3	Damages - Termination	40

	20.4	Landlord’s Self-Help; Fees and Expenses	42

	20.5	Waiver of Redemption, Statutory Notice and Grace Periods	42

	20.6	Landlord’s Remedies Not Exclusive	42

	20.7	No Waiver	42

	20.8	Restrictions on Tenant’s Rights	42

	20.9	Landlord Default	43

21.	SURRENDER; ABANDONED PROPERTY; HOLD-OVER		43

	21.1	Surrender	43

	21.2	Abandoned Property	45

	21.3	Holdover	45

22.	MORTGAGEE RIGHTS		45

	22.1	Subordination	45

	22.2	Notices	46

	22.3	Mortgagee Liability	46

23.	QUIET ENJOYMENT		46

24.	NOTICES		46

25.	MISCELLANEOUS		47

	25.1	Separability	47

	25.2	Captions	47

	25.3	Broker	48

	25.4	Entire Agreement	48

	25.5	Governing Law	48

	25.6	Representation of Authority	48

	25.7	Expenses Incurred by Landlord Upon Tenant Requests	48

	25.8	Survival	48

	25.9	Limitation of Liability	48

	25.10	Binding Effect	49

25.11	Landlord Obligations upon Transfer	49

25.12	No Grant of Interest	49

25.13	No Air Rights	49

25.14	Financial Information	49

25.15	Confidentiality	49

v

THIS INDENTURE OF LEASE (this “Lease”) is hereby made and entered into on the Execution Date by and between Landlord and Tenant.

This Lease and all of its terms, covenants, representations, warranties, agreements and conditions are in all respects subject and subordinate to that certain Master Lease Agreement dated as of May 15, 2014 by and between MIT 620 Memorial LLC (“Fee Owner”), as landlord, and Landlord, as tenant (as it may be amended from time to time, the “Ground Lease”), a redacted copy of which has been delivered to Tenant.  Tenant acknowledges notice and full knowledge of all of the terms, covenants and conditions of the Ground Lease.

Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Lease Summary Sheet which is attached hereto and incorporated herein by reference.

1.                                      LEASE GRANT; TERM; APPURTENANT RIGHTS; EXCLUSIONS.

1.1                               Lease Grant.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises upon and subject to terms and conditions of this Lease, for a term of years commencing on the Term Commencement Date and, unless earlier terminated or extended pursuant to the terms hereof, ending on the Expiration Date (the “Initial Term”; the Initial Term and any duly exercised Extension Terms are hereinafter collectively referred to as the “Term”).

1.2                               Extension Term.

(a)                                 Provided (i) Tenant, an Affiliated Entity (hereinafter defined), a Successor (hereinafter defined) or an assignee pursuant to a Permitted Transfer (hereinafter defined) is occupying(2) at least sixty-five percent (65%) of the Premises; and (ii) there is no Event of Default (1) as of the date of the Extension Notice (hereinafter defined), and (2) at the commencement of the applicable Extension Term (hereinafter defined), Tenant shall have the option to extend the Term for one (1) additional term of five (5) years (the “Extension Term”), commencing as of the expiration of the Initial Term.  Tenant must exercise such option to extend by giving Landlord written notice (the “Extension Notice”) on or before the date that is twelve (12) months prior to the expiration of the then-current term of this Lease, time being of the essence.  Notwithstanding the foregoing, Landlord may nullify Tenant’s exercise of its option to extend the Term by written notice to Tenant (the “Nullification Notice”) if (A) on the date Landlord receives the applicable Extension Notice, there is an event which, with the passage of time and/or the giving of notice, would constitute an Event of Default hereunder and (B) Tenant fails to cure such default within the applicable cure period set forth in Section 20.1 after receipt of the Nullification Notice.  Upon the timely giving of such notice, the Term shall be deemed extended upon all of the terms and conditions of this Lease, except that Base Rent during the Extension Term shall be calculated in accordance with this Section 1.2, Landlord shall have no obligation to construct or renovate the Premises and Tenant shall have no further right to extend the Term.  If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to extend the Term.  Notwithstanding the

(2) For purposes of this Section 1.2, space shall be deemed “occupied” if it is not subject to any sublease, license or use or occupancy agreement fact that Tenant’s proper and timely exercise of such option to extend the Term shall be self executing, the parties shall promptly execute a lease amendment reflecting such Extension Term after Tenant exercises such option.  The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its rights under this Section 1.2.

(b)                                 The Base Rent during the Extension Term (the “Extension Term Base Rent”) shall be determined in accordance with the process described hereafter.  Extension Term Base Rent shall be the greater of (i) Base Rent for the last Rent Year of the prior term, or (ii) the fair market rental value of the Premises then demised to Tenant as of the commencement of the Extension Term as determined in accordance with the process described below, for renewals of combination laboratory and office space in the vicinity of the Building of equivalent quality, size, utility and location, with all relevant factors to be taken into account.  Within thirty (30) days after receipt of the Extension Notice, Landlord shall deliver to Tenant written notice of its determination of the Extension Term Base Rent for the Extension Term.  Tenant shall, within thirty (30) days after receipt of such notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Extension Term Base Rent (“Tenant’s Response Notice”).  If Tenant fails timely to deliver Tenant’s Response Notice, Landlord’s determination of the Extension Term Base Rent shall be binding on Tenant.

(c)                                  If and only if Tenant’s Response Notice is timely delivered to Landlord and indicates both that Tenant rejects Landlord’s determination of the Extension Term Base Rent and desires to submit the matter to arbitration, then the Extension Term Base Rent shall be determined in accordance with the procedure set forth in this Section 1.2(c).  In such event, within ten (10) days after receipt by Landlord of Tenant’s Response Notice indicating Tenant’s desire to submit the determination of the Extension Term Base Rent to arbitration, Tenant and Landlord shall each notify the other, in writing, of their respective selections of an appraiser (respectively, “Landlord’s Appraiser” and “Tenant’s Appraiser”).  Landlord’s Appraiser and Tenant’s Appraiser shall then jointly select a third appraiser (the “Third Appraiser”) within ten (10) days of their appointment.  All of the appraisers selected shall be individuals with at least five (5) consecutive years’ commercial appraisal experience in the area in which the Premises are located, shall be members of the Appraisal Institute (M.A.I.), and, in the case of the Third Appraiser, shall not have acted in any capacity for either Landlord or Tenant within five (5) years of his or her selection.  The three appraisers shall determine the Extension Term Base Rent in accordance with the requirements and criteria set forth in Section 1.2(b) above, employing the method commonly known as Baseball Arbitration, whereby Landlord’s Appraiser and Tenant’s Appraiser each sets forth its determination of the Extension Term Base Rent as defined above, and the Third Appraiser must select one or the other (it being understood that the Third Appraiser shall be expressly prohibited from selecting a compromise figure).  Landlord’s Appraiser and Tenant’s Appraiser shall deliver their determinations of the Extension Term Base Rent to the Third Appraiser within five (5) days of the appointment of the Third Appraiser and the Third Appraiser shall render his or her decision within ten (10) days after receipt of both of the other two determinations of the Extension Term Base Rent.  The Third Appraiser’s decision shall be binding on both Landlord and Tenant.  Each party shall bear the cost of its own appraiser and shall share equally in the cost of the Third Appraiser.

1.3                               Notice of Lease.  Neither party shall record this Lease, but each of the parties hereto agrees to join in the execution, in recordable form, of a statutory notice of lease and/or written declaration in which shall be stated the Term Commencement Date, the number and length of the Extension Terms and the Expiration Date, which notice of lease may be recorded by Tenant with the Middlesex South Registry of Deeds and/or filed with the Registry District of the Land Court, as appropriate (collectively, the “Registry”) at Tenant’s sole cost and expense.  If a notice of lease was previously recorded with the Registry, upon the expiration or earlier termination of this Lease, Landlord shall deliver to Tenant a notice of termination of lease and Tenant shall promptly execute and deliver the same to Landlord for Landlord’s execution and recordation with the Registry.  If Tenant fails to deliver the executed notice of termination of lease within ten (10) days of receipt thereof, time being of the essence, Tenant hereby appoints Landlord as Tenant’s attorney-in-fact to execute the same, such appointment being coupled with an interest.

1.4                               Appurtenant Rights.

(a)                                 Common Areas.  Subject to the terms of this Lease and the Rules and Regulations (hereinafter defined), Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto, the areas designated from time to time for the common use of Tenant and other tenants of the Property (such areas are hereinafter referred to as the “Common Areas”).  The Common Areas include:  (i) the common lobbies, passenger and freight elevators, loading docks, hallways and stairways of the Building serving the Premises, (ii) common walkways necessary for access to the Building, (iii) if the Premises include less than the entire rentable area of any floor, the common toilets and other common facilities of such floor; and (iv) other areas designated by Landlord from time to time for the common use of Tenant and other tenants of the Building; and no other appurtenant rights or easements

(b)                                 Parking.  During the Term, commencing on the Term Commencement Date, Landlord shall, subject to the terms hereof, make available up to twenty-one (21) parking spaces for Tenant’s use in the parking areas serving the Building (which parking spaces are, subject to the last sentence of this Section 1.4(b), located in the surface lot in front of the Building).  The number of parking spaces in the parking areas reserved for Tenant, as modified pursuant to this Lease or as otherwise permitted by Landlord are hereinafter referred to as the “Parking Spaces.” Tenant shall have no right to hypothecate or encumber the Parking Spaces, and shall not sublet, assign, or otherwise transfer the Parking Spaces other than to employees of Tenant occupying the Premises or to a Successor (hereinafter defined), an Affiliated Entity (hereinafter defined) or a transferee pursuant to an approved Transfer under Section 13 of this Lease.  Throughout the Term, Tenant shall pay Landlord (or at Landlord’s direction, directly to the parking operator(3)) for all of the Parking Spaces at the then-current prevailing rate, as such rate may vary from time to time.  As of the Execution Date, the monthly charge for parking is Two Hundred Dollars ($200) per Parking Space per month.  If, for any reason, Tenant shall fail timely to pay the charge for any of said Parking Spaces, and if such default continues for ten (10) business days after written notice thereof, Tenant shall have no further right to the Parking Spaces for which Tenant failed to pay the charge under this Section 1.4(b) and Landlord may allocate such Parking Spaces for use by other tenants of the Property free and clear of Tenant’s rights under this Section 1.4(b).  Said Parking Spaces will be on an unassigned, non-reserved basis, and shall be subject to such reasonable rules and regulations as may be in effect for the use of the parking areas from time to time (including, without limitation, Landlord’s right, without additional charge to Tenant above

(3) e.g., in the event that the Landlord has leased or subleased the parking areas to a third party the prevailing rate for Parking Spaces, to institute a valet or attendant-managed parking system).  Reserved and handicap parking spaces must be honored.  Notwithstanding anything to the contrary contained herein, in connection with the exercise of Landlord’s rights pursuant to Section 2.2 below, or in connection with the development or redevelopment of other property owned or controlled by Landlord, Landlord shall have the right to relocate the Parking Spaces from time to time to other property owned or controlled by Landlord or its affiliates, so long as such other property is within 1,000 feet of the Land.

1.5                               Tenant’s Access.  From and after the Term Commencement Date and until the end of the Term, Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week, subject to Legal Requirements, the Rules and Regulations, the terms of this Lease , Landlord’s Force Majeure (hereinafter defined) and matters of record.

1.6                               Exclusions.  The following are expressly excluded from the Premises and reserved to Landlord:  all the perimeter walls of the Premises (except the inner surfaces thereof), the Common Areas, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use of all of the foregoing, except as expressly permitted pursuant to Section 1.4(a) above.

2.                                      RIGHTS RESERVED TO LANDLORD.

2.1                               Additions and Alterations.  Landlord reserves the right, at any time and from time to time, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Property (including the Premises but, with respect to the Premises, only for purposes of repairs, maintenance, replacements and other rights expressly reserved to Landlord herein) and the fixtures and equipment therein, as well as in or to the street entrances and/or the Common Areas, as it may deem necessary or desirable, provided, however, that there be no material obstruction of access to, or material interference with the use and enjoyment of, the Premises by Tenant.  Subject to the foregoing, Landlord expressly reserves the right to temporarily close all, or any portion, of the Common Areas for the purpose of making repairs or changes thereto.

2.2                               Additions to the Property.  Landlord may at any time or from time to time construct additional improvements in all or any part of the Property, including, without limitation, adding additional buildings or changing the location or arrangement of any improvement in or on the Property or all or any part of the Common Areas, or add or deduct any land to or from the Property; provided that there shall be no material increase in Tenant’s obligations or material interference with Tenant’s rights under this Lease in connection with the exercise of the foregoing reserved rights.

2.3                               Name and Address of Building.  Landlord reserves the right at any time and from time to time to change the name or address of the Building and/or the Property, provided Landlord gives Tenant at least three (3) months’ prior written notice thereof.

2.4                               Landlord’s Access.  Subject to the terms hereof, Tenant shall (a) upon as much advance notice as is practical under the circumstances, and in any event at least one (1) business day’s prior written notice (except that no notice shall be required in emergency situations), permit

Landlord and any holder of a Mortgage (hereinafter defined) (each such holder, a “Mortgagee”), and their agents, employees and contractors, to have free and unrestricted access to and to enter upon the Premises at all reasonable hours for the purposes of inspection, making repairs, replacements or improvements in or to the Premises or the Building or equipment therein (including, without limitation, sanitary, electrical, heating, air conditioning or other systems), complying with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions and orders and requirements of all public authorities (collectively, “Legal Requirements”), or exercising any right reserved to Landlord under this Lease (including without limitation the right to take upon or through, or to keep and store within the Premises all necessary materials, tools and equipment); (b) permit Landlord and its agents and employees, at reasonable times, upon reasonable advance notice, to show the Premises during normal business hours (i.e. Monday - Friday 8 A.M. - 6 P.M., Saturday 8 A.M. - 1 P.M., excluding holidays) to any prospective Mortgagee or purchaser of the Building and/or the Property or of the interest of Landlord therein, and, during the last nine (9) months of the Term, prospective tenants; (c) upon reasonable prior written notice from Landlord, permit Landlord and its agents, at Landlord’s sole cost and expense, to perform environmental audits, environmental site investigations and environmental site assessments (“Site Assessments”) in, on, under and at the Premises and the Land, it being understood that Landlord shall repair any damage arising as a result of the Site Assessments, and such Site Assessments may include both above and below the ground testing and such other tests as may be necessary or appropriate to conduct the Site Assessments; and (d) in case any excavation shall be made for building or improvements or for any other purpose upon the land adjacent to or near the Premises, afford without charge to Landlord, or the person or persons, firms or corporations causing or making such excavation, license to enter upon the Premises for the purpose of doing such work as Landlord or such person or persons, firms or corporation shall deem to be necessary to preserve the walls or structures of the Building from injury, and to protect the Building by proper securing of foundations.  The parties agree and acknowledge that, despite reasonable and customary precautions (which Landlord agrees it shall exercise), any property or equipment in the Premises of a delicate, fragile or vulnerable nature may nevertheless be damaged in the course of maintenance services being performed.  Accordingly, Tenant shall take reasonable protective precautions with unusually fragile, vulnerable or sensitive property and equipment.  Landlord shall provide Tenant with written notice at least seven (7) days’ prior to performing routine maintenance which would be reasonably expected to cause such damage.

Tenant may identify certain areas of the Premises that require limited access and strict security measures (“Security Areas”) by written notice to Landlord from time to time.  Except in the event of an emergency threatening personal injury, damage to property or a violation of any Legal Requirement (a “Secure Area Emergency”), and except as otherwise approved by Tenant, any entry in the Secure Areas must be done in the presence of a representative of Tenant so long as Tenant makes such representative available upon at least one (1) business day’s advance notice.  Notwithstanding foregoing, in the event of a Secure Area Emergency, Landlord may enter any part of the Premises without prior notice or a representative of Tenant; provided that Landlord provides Tenant with notice of such entry as soon as reasonably possible thereafter and Landlord takes reasonable precautions to protect the health and safety of its entrants.  Nothing in this paragraph will be construed as permitting Tenant to prohibit such access to any portion of the Premises.  Except in Secure Area Emergency situations, anyone who has access to a Secure Area may, at Tenant’s election, be subject to Tenant’s reasonable security measures and protocols, which may include limiting access to normal business hours and requiring the wearing of an ID badge.

2.5                               Pipes, Ducts and Conduits.  Tenant shall permit Landlord to erect, use, maintain and relocate pipes, ducts and conduits in and through the Premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof.

2.6                               Minimize Interference.  Subject to the provisions of this Lease, Tenant agrees to cooperate with Landlord as reasonably necessary in connection with the exercise of Landlord’s rights under this Section 2.  Tenant further agrees that dust, noise, vibration, temporary closures of Common Areas, or other inconvenience or annoyance resulting from the exercise of Landlord’s rights under Section 2.1 and 2.2 shall not be deemed to be a breach of Landlord’s obligations under the Lease, so long as Landlord shall, except in the event of an emergency, use reasonable efforts, consistent with accepted construction practice when applicable, to avoid unreasonably interfering with the conduct of Tenant’s business and Tenant’s use and occupancy of the Premises.  Notwithstanding the foregoing, in no event shall any of the space leased by Tenant at the Property under this Lease be deprived of safe and reasonable access or rendered untenantable for the Permitted Uses by reason of Landlord’s exercise of its rights under this Section 2.

3.                                      DELIVERY AND CONDITION OF PREMISES; CONSTRUCTION.

3.1                               Delivery and Condition of Premises.  On the Term Commencement Date, the Premises shall be broom-clean with the Landlord’s Work substantially complete and the Building structure and the Building systems serving the Premises and Common Areas shall be in good working order, condition and repair.  Subject to the foregoing, Tenant acknowledges and agrees that Tenant is leasing the Premises in their “AS IS,” “WHERE IS” condition and with all faults on the Execution Date, without representations or warranties, express or implied, in fact or by law, of any kind, and without recourse to Landlord.  Within thirty (30) days after the Term Commencement Date, Landlord and Tenant shall execute a document acknowledging the actual Term Commencement Date and Expiration Date.

3.2                               Landlord’s Work.

(a)                                 Subject to delays due to governmental regulation, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord’s control (collectively “Landlord’s Force Majeure”) and subject to any act or omission by Tenant and/or Tenant’s agents, servants, employees, consultants, contractors, subcontractors, licensees and/or subtenants (collectively with Tenant, the “Tenant Parties”) which causes an actual delay in the performance of Landlord’s Work (a “Tenant Delay”), Landlord, at Landlord’s sole cost and expense, shall perform the work (“Landlord’s Work”) more particularly shown in the permit set prepared by Landlord’s architect, which permit set shall be based on the schematic plans attached hereto as Exhibit 3 and made a part hereof (the “Schematics”) and which permit set shall take into account Tenant’s input at weekly design meetings (as such permit set may be amended or modified pursuant to Section 3.2(b) below, the “Permit Set”).

(b)                                 Tenant shall have the right, in accordance herewith, to submit for Landlord’s approval (which approval shall not be unreasonably withheld) change proposals to amend or modify the Permit Set (each, a “Change Proposal”).  Landlord agrees to respond to any such Change Proposal within five (5) business days after the submission thereof by Tenant (unless Landlord has previously advised Tenant that a longer time period for such response is reasonably necessary due to the nature and scope of the Change Proposal, together with Landlord’s good faith estimate as to the amount of additional time that will be necessary, or the fact that the information provided by Tenant in the Change Proposal is insufficient for the purposes of enabling Landlord to make the determination set forth herein), and if approved by Landlord, advising Tenant of any anticipated increase in costs associated with such Change Proposal (“Anticipated Costs”), as well as an estimate of any delay which would likely result in the completion of Landlord’s Work if a Change Proposal is made pursuant thereto (“Landlord’s Change Order Response”).  Tenant shall have the right to then approve or withdraw such Change Proposal within five (5) business days after receipt of Landlord’s Change Order Response.  If Tenant fails to respond to Landlord’s Change Order Response within such five (5) business day period, such Change Proposal shall be deemed withdrawn.  If Tenant approves Landlord’s Change Order Response, then (a) such Change Proposal shall be deemed a “Change Order” hereunder, and (b) Landlord shall perform the work described in the Change Order as part of Landlord’s Work on all the terms and conditions applicable to Landlord’s Work except as expressly set forth herein with respect to Tenant’s payment obligation.  Any actual delay in the substantial completion of Landlord’s Work resulting from Change Proposals (whether approved or not) shall constitute a Tenant Delay.

3.3                               Substantial Completion; Punchlist Items; Remedies for Late Delivery.

(a)                                 Landlord’s Work shall be deemed “substantially complete” on the date that all of Landlord’s Work has been completed, except for Punchlist Items (defined below), as certified in writing by Landlord’s architect.  Promptly following delivery of the Premises to Tenant with Landlord’s Work substantially complete, Landlord shall provide Tenant with a list prepared by Landlord’s architect (the “Punchlist”) of outstanding items (the “Punchlist Items”) which (a) need to be performed to complete Landlord’s Work, (b) do not impede the issuance of a certificate of occupancy for the Premises, and (c) do not materially impair Tenant’s ability to use the Premises for the Permitted Use.  Subject to Landlord’s Force Majeure and Tenant Delays, Landlord shall, unless otherwise specified on the Punchlist, complete all Punchlist Items within sixty (60) days of the date of the Punchlist.

(b)                                 Subject to Landlord’s Force Majeure and Tenant Delays, if the Term Commencement Date has not occurred on or before (i) October 1, 2015, then the Rent Commencement Date shall be delayed one day for each day after such date that the Term Commencement Date does not occur(4), and (ii) November 30, 2015, then Tenant shall be entitled to terminate this Lease by thirty (30) days’ prior written notice to Landlord (provided that such termination notice shall be of no force and effect if the Term Commencement Date occurs within such 30 day period).  The remedies set forth in this Section 3.3(b) are Tenant’s sole and exclusive rights and remedies if the Term Commencement Date does not occur on or before August 31, 2015.

3.4                               Cost of Landlord’s Work.

(a)                                 Landlord’s Contribution.  As an inducement to Tenant’s entering into this Lease, Landlord shall pay for up to One Million Six Hundred Eleven Thousand Six Hundred

(4) For illustration purposes only, if the Term Commencement Date occurs on October 5, 2015, then the Rent Commencement Date shall be delayed 5 days and shall occur on December 10, 2015 (which is 2 months and 5 days after the Term Commencement Date)

Dollars ($1,611,600) (“Landlord’s Contribution”) of the costs incurred in connection with the performance of Landlord’s Work other than the following costs (collectively, “Excluded Construction Costs”), which shall be paid for by Tenant within thirty (30) days of demand from time to time:  (i) the cost of acquiring or installing any of Tenant’s Property (hereinafter defined), including without limitation telecommunications and computer equipment and all associated wiring and cabling, any de-mountable decorations, artwork and partitions, signs, and trade fixtures (provided that, notwithstanding the foregoing, Landlord’s Contribution may be applied to the cost of any items of Tenant’s Property which constitute lab equipment and which are to become a part of the Premises and be surrendered with Premises upon the expiration of the Term), (ii) the cost of any fixtures or Alterations that will be removed at the end of the Term, (iii) more than $161,160 of any so-called “soft costs.” Landlord shall not charge any supervisory or management fees with respect to Landlord’s Work, provided, however, that the costs of any third party construction/project manager(s) engaged by Landlord shall be included in the costs of Landlord’s Work.  Landlord and Tenant agree that Consigli Construction Co., Inc. shall be the general contractor for the performance of the Landlord’s Work (as such general contractor may be replaced by Landlord with a general contractor of comparable or greater experience and reputation, the “Contractor”).

(b)                                 Responsibility for Costs.  If the Work Costs (defined as (i) all costs incurred in connection with Landlord’s Work, including without limitation the costs of designing, permitting and performing Landlord’s Work, as affected by any Change Orders, less (ii) the Excluded Construction Costs) exceed Landlord’s Contribution (such excess, the “Excess Costs”), Tenant shall pay, within thirty (30) days after demand from time to time, Tenant’s Proportion (hereinafter defined) of the Work Costs reflected on each requisition.  “Tenant’s Proportion” shall be a fraction, the numerator of which is the estimated Excess Costs, and the denominator of which is the estimated Work Costs.  Within ninety (90) days after final completion of Landlord’s Work, Landlord shall prepare and submit to Tenant a final reconciliation in sufficient detail to reasonably determine actual Work Costs (including without limitation all Punchlist Items) (the “Final Reconciliation”).  Within thirty (30) days after delivery of the Final Reconciliation, Tenant shall pay to Landlord any remaining Excess Costs.

4.                                      USE OF PREMISES.

4.1                               Permitted Uses.  During the Term, Tenant shall use the Premises only for the Permitted Uses and for no other purposes.  Service and utility areas (whether or not a part of the Premises) shall be used only for the particular purpose for which they are designed.  All corridor doors, when not in use, shall be kept closed.  It is understood and agreed that Tenant shall not have any obligation to continuously use and/or occupy the Premises; provided, however, if Tenant shall abandon the Premises for a period in excess of twelve (12) months (i.e., whether or not the keys shall have been surrendered or the Rent shall have been paid, Tenant is not actively operating its business in the Premises, is not actively marketing the Premises for a Transfer, there is not a sublease, licenses relating to use or occupancy of space or other occupancy agreements for the Premises to a party that is actively operating its business in the Premises, and the Premises are not undergoing material modifications or affected by casualty, condemnation or other circumstances preventing the foregoing), and either (a) Tenant fails to adequately secure the Premises, (b) Tenant fails to maintain all required insurance hereunder, or (c) subject to Legal Requirements, Tenant fails to keep the Premises reasonably lit so as not to appear unoccupied or “dark”, then Landlord shall have the right to terminate this Lease upon at least ninety (90) days’ written notice to Tenant; provided, however, if Tenant notifies Landlord within thirty (30) days after receipt of any such termination notice either that (i) Tenant intends to commence operating its business in the Premises prior to the proposed effective date of such termination and Tenant does in fact commence operating its business in the Premises prior to such date, or (ii) Tenant adequately secures the Premises, maintains all required insurance and, subject to Legal Requirements, causes the Premises to be reasonably lit so as not to appear unoccupied or “dark” (and provides Landlord with reasonable evidence that the Premises shall remain secured, insured and, subject to Legal Requirements, reasonably lit), then such termination notice shall be null and void and this Lease shall continue in full force and effect.  Upon the effective date of any such termination, (a) Tenant shall surrender the Premises in the condition required under Section 21 below, and (b) all rights and obligations of the parties hereunder shall terminate and be of no further force and effect except with respect to obligations accruing with respect to the period of time prior to such termination date.

4.2                               Prohibited Uses.

(a)                                 Notwithstanding any other provision of this Lease, Tenant shall not use the Premises or the Building, or any part thereof, or suffer or permit the use or occupancy of the Premises or the Building or any part thereof by any of the Tenant Parties (i) in a manner which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or otherwise applicable to or binding upon the Premises; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord (taking into account the use of the Building as a combination laboratory, research and development and office building and the Permitted Uses) shall (a) impair the appearance or reputation of the Building; (b) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building or Premises, or the use or occupancy of any of the Common Areas; (c) occasion discomfort, inconvenience or annoyance in any material respect (and Tenant shall not install or use any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, will cause any such impairment, interference, discomfort, inconvenience, annoyance or injury), or cause any injury or damage to any occupants of the Premises or other tenants or occupants of the Building or their property; or (d) cause harmful air emissions, laboratory odors or noises or any unusual or other objectionable odors, noises or emissions to emanate from the Premises; (iv) in a manner which is inconsistent with the operation and/or maintenance of the Building as a first-class combination office, research, development and laboratory facility; or (v) in a manner which shall increase such insurance rates on the Building or on property located therein over that applicable when Tenant first took occupancy of the Premises hereunder (unless Tenant agrees in writing to pay the cost of any such increase).

(b)                                 With respect to the use and occupancy of the Premises and the Common Areas, Tenant will not:  (i) place or maintain any signage, trash, refuse or other articles in any vestibule or entry of the Premises, on the footwalks or corridors adjacent thereto or elsewhere on the exterior of the Premises, nor obstruct any driveway, corridor, footwalk, parking area, mall or any other Common Areas; (ii) permit undue accumulations of or burn garbage, trash, rubbish or other refuse within or without the Premises; (iii) permit the parking of vehicles so as to interfere with the use of any driveway, corridor, footwalk, parking area, or other Common Areas; (iv)

receive or ship articles of any kind outside of those areas reasonably designated by Landlord; (v) conduct or permit to be conducted any auction, going out of business sale, bankruptcy sale (unless directed by court order), or other similar type sale in or connected with the Premises; (vi) use the name of the Building, the Property, Landlord, or any of Landlord’s affiliates or subsidiaries or any photograph, film, drawing, or other depiction or representation of the Building and/or the Property or any part thereof, which contains signage or distinctive architectural characteristics that cause the scene photographed, filmed, drawn, depicted, or represented to be identifiable as being the Building and/or the Property, in any publicity, promotion, trailer, press release, advertising, printed, or display materials without Landlord’s prior written consent; or (vii) except in connection with Alterations (hereinafter defined) approved by Landlord, cause or permit any hole to be drilled or made in any part of the Building.

5.                                      RENT; ADDITIONAL RENT.

5.1                               Base Rent.  During the Term, Tenant shall pay to Landlord Base Rent in equal monthly installments, in advance and without demand on the first day of each month for and with respect to such month, except that, if the Rent Commencement Date is any day other than the first day of a calendar month, Base Rent due for the period between the Rent Commencement Date and the last day of the calendar month in which the Rent Commencement Date occurs shall be due on the Rent Commencement Date.  Except to the extent otherwise set forth in Section 3.1, the payment of Base Rent and additional rent and other charges reserved and covenanted to be paid under this Lease with respect to the Premises (collectively, “Rent”) shall commence on the Rent Commencement Date, and shall be prorated for any partial months.  Rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord’s agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment.

5.2                               Operating Costs.

(a)                                 “Operating Costs” shall mean all costs incurred and expenditures of whatever nature made by Landlord in the operation and management of the Building or allocated to the Building, including without limitation any costs for utilities supplied to the Common Areas, the costs of maintaining the MWRA permit(s) for the Building, and any costs for repair and replacements, cleaning and maintenance of the Common Areas, related equipment, facilities and appurtenances and HVAC equipment, a management fee paid to Landlord’s property manager, the costs of Landlord’s management office for the Property, the cost of operating any amenities in the Property available to all tenants of the Property and any subsidy provided by Landlord for or with respect to any such amenity.  For costs and expenditures made by Landlord in connection with the operation, management, repair, replacement, maintenance and insurance of the Building as a whole, Landlord shall make a reasonable allocation thereof between the retail and non-retail portions of the Building, if applicable.  To the extent that a cost included in Operating Costs is also allocable to property other than the Property, such cost shall be equitably allocated to each parcel of property which benefits from such cost.  Operating Costs shall not include Excluded Costs (hereinafter defined).  Landlord shall have the right but not the obligation, from time to time, to equitably allocate some or all of the Operating Costs among different tenants of the Building (for example, and without limiting the generality of the foregoing, based in whole or in part on shared or similar use of particular systems or equipment).

(b)                                 “Excluded Costs” shall be defined as (i) any mortgage charges (including interest, principal, points and fees); (ii) brokerage commissions; (iii) salaries of executives and owners not directly employed in the management/operation of the Property; (iv) the cost of work done by Landlord for a particular tenant; (v) subject to Subsection 5.2(h) below, capital expenditures; (vi) the costs of Landlord’s Work and any contributions made by Landlord to any tenant of the Property in connection with the build-out of its premises; (vii) franchise or income taxes imposed on Landlord or Taxes; (viii) costs paid directly by individual tenants to suppliers, including tenant electricity, telephone and other utility costs; (ix) increases in premiums for insurance when such increase is caused by the use of the Building by Landlord or any other tenant of the Building; (x) maintenance and repair of capital items not a part of the Building or the Property; (xi) depreciation of the Building; (xii) costs relating to maintaining Landlord’s existence as a corporation, partnership or other entity; (xiii) advertising and other fees and costs incurred in procuring tenants; (xiv) the cost of any items for which Landlord is reimbursed by insurance, condemnation awards, refund, rebate or otherwise, and any expenses for repairs or maintenance to the extent covered by warranties, guaranties and service contracts; and (xv) costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants ; (xvi) the cost of testing, remediation or removal, transportation or storage of Hazardous Materials (hereinafter defined) in the Building or on the Property required by Environmental Laws (hereinafter defined), provided however, that with respect to the testing, remediation or removal of (i) any material or substance located in the Building on the Execution Date and which, as of the Execution Date, is not considered, as a matter of law, to be a Hazardous Material, but which is subsequently determined to be a Hazardous Material as a matter of law, and (ii) any material or substance located in the Building after the Execution Date and which, when placed in the Building, was not considered, as a matter of law, to be a Hazardous Material, but which is subsequently determined to be a Hazardous Material as a matter of law, the costs thereof may be included in Operating Costs; (xvii) capital expenditures not expressly permitted under Section 5.2(h) below; and (xviii) amounts paid by Landlord to or at the direction of Fee Owner pursuant to the Ground Lease.

(c)                                  “Capital Interest Rate” shall be defined as an annual rate of either one percentage point over the AA Bond rate (Standard & Poor’s corporate composite or, if unavailable, its equivalent) as reported in the financial press at the time the capital expenditure is made or, if the capital item is acquired through third party financing, then the actual (including fluctuating) rate paid by Landlord in financing the acquisition of such capital item.

(d)                                 “Annual Charge Off” shall be defined as the annual amount of principal and interest payments which would be required to repay a loan (“Capital Loan”) in equal monthly installments over the Useful Life (hereinafter defined), of the capital item in question on a direct reduction basis at an annual interest rate equal to the Capital Interest Rate, where the initial principal balance is the cost of the capital item in question.

(e)                                  “Useful Life” shall be reasonably determined by Landlord in accordance with sound accounting principles and practices consistently applied.

(f)                                   Payment of Operating Costs.  Tenant shall pay to Landlord, as additional rent, Tenant’s Share of Operating Costs.  Landlord may make a good faith estimate of Tenant’s Share of Operating Costs for any fiscal year or part thereof during the term, and Tenant shall pay to

Landlord, on the Term Commencement Date and on the first (1st) day of each calendar month thereafter, an amount equal to Tenant’s Share of Operating Costs for such fiscal year and/or part thereof divided by the number of months therein.  Landlord may estimate and re-estimate Tenant’s Share of Operating Costs and deliver a copy of the estimate or re-estimate to Tenant.  Thereafter, the monthly installments of Tenant’s Share of Operating Costs shall be appropriately adjusted in accordance with the estimations so that, by the end of the fiscal year in question, Tenant shall have paid all of Tenant’s Share of Operating Costs as estimated by Landlord.  Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each fiscal year.

(g)                                  Annual Reconciliation.  Landlord shall, within one hundred twenty (120) days after the end of each fiscal year, deliver to Tenant a reasonably detailed statement of the actual amount of Operating Costs for such fiscal year (“Year End Statement”).  Failure of Landlord to provide the Year End Statement within the time prescribed shall not relieve Tenant from its obligations hereunder.  If the total of such monthly remittances on account of any fiscal year is greater than Tenant’s Share of Operating Costs actually incurred for such fiscal year, then, provided no Event of Default has occurred nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may credit the difference against the next installment of additional rent on account of Operating Costs due hereunder, except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord (it being understood and agreed that if Tenant cures any default prior to the expiration of the notice and/or cure periods set forth in Section 20.1 below, Tenant shall then be entitled to take such credit).  If the total of such remittances is less than Tenant’s Share of Operating Costs actually incurred for such fiscal year, Tenant shall pay the difference to Landlord, as additional rent hereunder, within ten (10) days of Tenant’s receipt of an invoice therefor.  Landlord’s estimate of Operating Costs for the next fiscal year shall be based upon the Operating Costs actually incurred for the prior fiscal year as reflected in the Year-End Statement plus a reasonable adjustment based upon estimated increases in Operating Costs.  The provisions of this Section 5.2(g) shall survive the expiration or earlier termination of this Lease.

(h)                                 Capital Expenditures.  If, during the Term, Landlord shall replace any capital items or make any capital expenditures (collectively, “Capital Expenditures”) the total amount of which (net of any warranty claims) is not properly includable in Operating Costs for the fiscal year in which they were made, in accordance with sound accounting principles and practices consistently applied in effect at the time of such replacement, there shall nevertheless be included in such Operating Costs (and in Operating Costs for each succeeding fiscal year) the amount, if any, by which the Annual Charge Off (determined as hereinafter provided) of such Capital Expenditure (less insurance proceeds, if any, collected by Landlord by reason of damage to, or destruction of the capital item being replaced) exceeds the Annual Charge Off of the Capital Expenditure for the item being replaced.  If a new capital item is acquired which does not replace another capital item, and such new capital item being acquired is either (i) required by any Legal Requirements enacted after the Execution Date or (ii) reasonably projected to reduce Operating Costs, then there shall be included in Operating Costs for each fiscal year in which and after such capital expenditure is made the Annual Charge Off of such capital expenditure.

(i)                                     Part Years.  If the Term Commencement Date or the Expiration Date occurs in the middle of a fiscal year, Tenant shall be liable for only that portion of the Operating Costs with respect to such fiscal year within the Term.

(j)                                    Gross-Up.  If, during any fiscal year, less than ninety-five percent (95%) of the Building is occupied by tenants or if Landlord was not supplying all tenants with the services being supplied to Tenant hereunder, actual Operating Costs incurred shall be reasonably extrapolated by Landlord on an item-by-item basis to the reasonable Operating Costs that would have been incurred if the Building was ninety-five percent (95%) occupied and such services were being supplied to all tenants, and such extrapolated Operating Costs shall, for all purposes hereof, be deemed to be the Operating Costs for such fiscal year.

(k)                                 Audit Right.  Provided there is no Event of Default nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may, upon at least sixty (60) days’ prior written notice, inspect or audit Landlord’s records relating to Operating Costs for any periods of time within the previous fiscal year before the audit or inspection.  However, no audit or inspection shall extend to periods of time before the Term Commencement Date.  If Tenant fails to object to the calculation of Tenant’s Share of Operating Costs on the Year-End Statement within sixty (60) days after such statement has been delivered to Tenant and/or fails to complete any such audit or inspection within ninety (90) days after receipt of the Year End Statement, then Tenant shall be deemed to have waived its right to object to the calculation of Tenant’s Share of Operating Costs for the year in question and the calculation thereof as set forth on such statement shall be final.  Tenant’s audit or inspection shall be conducted only at Landlord’s offices or the offices of Landlord’s property manager during business hours reasonably designated by Landlord.  Tenant shall pay the cost of such audit or inspection, provided, however, that if such audit discloses that Tenant has been overcharged by more than five percent (5%), Landlord shall reimburse Tenant for up to Five Thousand Dollars ($5,000) of Tenant’s reasonable out of pocket costs incurred in connection with such audit.  Tenant may not conduct an inspection or have an audit performed more than once during any fiscal year.  If such inspection or audit reveals that an error was made in the calculation of Tenant’s Share of Operating Costs previously charged to Tenant, then, provided no Event of Default has occurred nor an event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may credit the difference against the next installment of additional rent on account of Operating Costs due hereunder, except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord.  If such inspection or audit reveals an underpayment by Tenant, then Tenant shall pay to Landlord, as additional rent hereunder, any underpayment of any such costs, as the case may be, within ten (10) days after receipt of an invoice therefor.  Tenant shall maintain the results of any such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (A) reasonably acceptable to Landlord, (B) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection, and (C) which executes Landlord’s standard confidentiality agreement whereby it shall agree to maintain the results of such audit or inspection confidential.  The provisions of this Section 5.2(k) shall survive the expiration or earlier termination of this Lease.

5.3                               Taxes.

(a)                                 “Taxes” shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Building, and upon any personal property of Landlord used in the operation of the Building, or on Landlord’s interest in the Building or such personal property or reasonably allocated thereto; charges, fees and assessments for transit, housing, police, fire or other services or purported benefits to the Building (including without limitation any community preservation assessments); service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operation, use or occupancy of the Building or based upon rentals derived therefrom, which are or shall be imposed by federal, state, county, municipal or other governmental authorities.  Taxes shall not include any inheritance, estate, succession, gift, franchise, rental, income or profit tax, capital stock tax, capital levy or excise, or any income taxes arising out of or related to the ownership and operation of the Building, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute Taxes, whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute Taxes, but only to the extent calculated as if the Property were the only real estate owned by Landlord.  “Taxes” shall also include reasonable expenses (including without limitation legal and consultant fees) of tax abatement or other proceedings contesting assessments or levies.

(b)                                 “Tax Period” shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority (i.e., as mandated by the governmental taxing authority), any portion of which period occurs during the Term of this Lease.

(c)                                  Payment of Taxes.  Tenant shall pay to Landlord, as additional rent, Tenant’s Tax Share of Taxes.  Landlord may make a good faith estimate of the Taxes to be due by Tenant for any Tax Period or part thereof during the Term, and Tenant shall pay to Landlord, on the Term Commencement Date and on the first (1st) day of each calendar month thereafter, an amount equal to Tenant’s Tax Share of Taxes for such Tax Period or part thereof divided by the number of months therein.  Landlord may estimate and re-estimate Tenant’s Tax Share of Taxes and deliver a copy of the estimate or re-estimate to Tenant.  Thereafter, the monthly installments of Tenant’s Tax Share of Taxes shall be appropriately adjusted in accordance with the estimations so that, by the end of the Tax Period in question, Tenant shall have paid all of Tenant’s Tax Share of Taxes as estimated by Landlord.  Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Taxes are available for each Tax Period.  If the total of such monthly remittances is greater than Tenant’s Tax Share of Taxes actually due for such Tax Period, then, provided no Event of Default has occurred nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may credit the difference against the next installment of additional rent on account of Taxes due hereunder, except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord (it being understood and agreed that if Tenant cures any default prior to the expiration of the notice and/or cure periods set forth in Section 20.1 below, Tenant shall then be entitled to take such credit).  If the total of such remittances is less than Tenant’s Tax Share of Taxes actually due for such Tax Period, Tenant shall pay the difference to Landlord, as additional rent hereunder, within thirty (30) days of Tenant’s receipt of an invoice therefor.  Landlord’s estimate for the next Tax Period shall be based upon actual Taxes for the prior Tax Period plus a reasonable adjustment based upon estimated increases in Taxes.  In the event that Payments in Lieu of Taxes (“PILOT”), instead of or in addition to Taxes, are separately assessed to certain portions of the Building or the Property including the Premises, Tenant agrees, except as otherwise expressly provided herein to the contrary, to pay to Landlord, as additional rent, the portion of such PILOT attributable to the Premises in the same manner as provided above for the payment of Taxes.  The provisions of this Section 5.3(c) shall survive the expiration or earlier termination of this Lease.

(d)                                 Effect of Abatements.  Appropriate credit against Taxes or PILOT shall be given for any refund obtained by reason of a reduction in any Taxes by the assessors or the administrative, judicial or other governmental agency responsible therefor after deduction of Landlord’s expenditures for reasonable legal fees and for other reasonable expenses incurred in obtaining the Tax or PILOT refund.

(e)                                  Part Years.  If the Term Commencement Date or the Expiration Date occurs in the middle of a Tax Period, Tenant shall be liable for only that portion of the Taxes, as the case may be, with respect to such Tax Period within the Term.

5.4                               Late Payments.

(a)                                 Any payment of Rent due hereunder not paid when due shall bear interest for each month or fraction thereof from the due date until paid in full at the annual rate of twelve percent (12%), or at any applicable lesser maximum legally permissible rate for debts of this nature (the “Default Rate”).  Notwithstanding the foregoing, Tenant shall be entitled to a grace period of five (5) business days after written notice from Landlord with respect to the first late payment in any twelve (12) month period.  Acceptance of interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

(b)                                 For each Tenant payment check to Landlord that is returned by a bank for any reason, Tenant shall pay a returned check charge equal to the amount as shall be customarily charged by Landlord’s bank at the time.

(c)                                  Money paid by Tenant to Landlord shall be applied to Tenant’s account in the following order:  first, to any unpaid additional rent, including without limitation late charges, returned check charges, legal fees and/or court costs chargeable to Tenant hereunder; and then to unpaid Base Rent.

5.5                               No Offset; Independent Covenants; Waiver.  Rent shall be paid without notice or demand, and without setoff, counterclaim, defense, abatement, suspension, deferment, reduction or deduction, except as expressly provided herein.  TENANT WAIVES ALL RIGHTS (I) TO ANY ABATEMENT, SUSPENSION, DEFERMENT, REDUCTION OR DEDUCTION OF OR FROM RENT, AND (II) TO QUIT, TERMINATE OR SURRENDER THIS LEASE OR THE PREMISES OR ANY PART THEREOF, EXCEPT

AS EXPRESSLY PROVIDED HEREIN.  TENANT HEREBY ACKNOWLEDGES AND AGREES THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL BE SEPARATE AND INDEPENDENT COVENANTS AND AGREEMENTS, THAT RENT SHALL CONTINUE TO BE PAYABLE IN ALL EVENTS AND THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL CONTINUE UNAFFECTED, UNLESS THE REQUIREMENT TO PAY OR PERFORM THE SAME SHALL HAVE BEEN TERMINATED PURSUANT TO AN EXPRESS PROVISION OF THIS LEASE.  LANDLORD AND TENANT EACH ACKNOWLEDGES AND AGREES THAT THE INDEPENDENT NATURE OF THE OBLIGATIONS OF TENANT HEREUNDER REPRESENTS FAIR, REASONABLE, AND ACCEPTED COMMERCIAL PRACTICE WITH RESPECT TO THE TYPE OF PROPERTY SUBJECT TO THIS LEASE, AND THAT THIS AGREEMENT IS THE PRODUCT OF FREE AND INFORMED NEGOTIATION DURING WHICH BOTH LANDLORD AND TENANT WERE REPRESENTED BY COUNSEL SKILLED IN NEGOTIATING AND DRAFTING COMMERCIAL LEASES IN MASSACHUSETTS, AND THAT THE ACKNOWLEDGEMENTS AND AGREEMENTS CONTAINED HEREIN ARE MADE WITH FULL KNOWLEDGE OF THE HOLDING IN WESSON V. LEONE ENTERPRISES, INC., 437 MASS. 708 (2002).  SUCH ACKNOWLEDGEMENTS, AGREEMENTS AND WAIVERS BY TENANT ARE A MATERIAL INDUCEMENT TO LANDLORD ENTERING INTO THIS LEASE.

5.6                               Survival.  Any obligations under this Section 5 which shall not have been paid at the expiration or earlier termination of the Term shall survive such expiration or earlier termination and shall be paid when and as the amount of same shall be determined and be due.

6.                                      RIGHT OF FIRST OFFER.

6.1                               Right of First Offer.  Subject to the provisions of this Section 6, from and after the date on which all of the rentable areas of the Building have been leased, and provided that as of the date of the ROFO Notice (hereinafter defined) (i) there has been no Event of Default nor an event which, with the passage of time and/or the giving of notice would constitute an Event of Default hereunder (it being understood that if Tenant cures a default prior to the expiration of any applicable grace period, Tenant shall then be entitled to exercise its rights under this Section 6 so long as the condition in subsection (ii) hereafter is met), and (ii) Tenant is in occupancy of all of the Premises(5), Tenant shall have a one-time right of first offer to lease less than all of the rentable space on the second floor of the Building (the “ROFO Space”) if, as and when the same shall become available for lease, upon the terms and conditions specified in the ROFO Notice but only if less than all of the rentable space on the second floor of the Building is available for lease (it being acknowledged that another tenant in the Building has a superior right of first offer to lease all rentable areas on the second floor if the full floor becomes available for lease); provided that if the superior right of first offer with respect to the entirety of the second floor is extinguished during the Term, Tenant’s right of first offer shall apply to all of the rentable space on the second floor of the Building.  Tenant’s right of first offer under this Section 6 is further subject to (a) all currently-existing extension rights and/or expansion rights of tenants of the Building, and (b) any

(5) For purposes of this Section 6.1, the parties agree that license agreements with respect to the use of any desks or benches and/or collaboration agreements entered into by Tenant with respect to the Premises shall not, for purposes of subsection (ii) above, prevent Tenant from exercising its right of first offer pursuant to this Section 6.1.

space needs of Landlord or Landlord’s affiliates or related academic and/or research entities.  It is understood and agreed that base rent for the ROFO Space shall be the greater of (A) then-current Base Rent for the Premises on a per rentable square foot basis, and (B) fair market rent.

6.2                               Offer and Acceptance Procedures for Right of First Offer.

(a)                                 Promptly after Landlord determines, in its reasonable judgment, that the ROFO Space is available for lease and all of the preconditions to the right of first offer granted to Tenant in this Section 6 have been met, Landlord shall deliver to Tenant a written notice offering to lease the ROFO Space to Tenant upon the terms and conditions set forth therein (the “ROFO Notice”).  Tenant then shall have five (5) business days after receipt of the ROFO Notice to notify Landlord in writing (the “ROFO Response”) whether Tenant will exercise its right to lease the ROFO Space upon the terms and conditions described in the ROFO Notice.  If Tenant timely exercises its right to lease the ROFO Space, the ROFO Response shall indicate whether Tenant accepts Landlord’s determination of base rent for the ROFO Space, or if Tenant disputes Landlord’s determination of fair market rent for the ROFO Space.  If the ROFO Response does not indicate that Tenant disputes Landlord’s determination of fair market rent for the ROFO Space, Landlord’s determination thereof shall be binding on Tenant.  If the ROFO Response does indicate that Tenant disputes Landlord’s determination of fair market rent for the ROFO Space, fair market rent for the ROFO Space shall be determined in the same manner as provided for the determination of fair market rental value set forth in Section 1.2 of this Lease.

(b)                                 If Tenant fails to notify Landlord in writing within such 5-business day period that Tenant accepts the offer contained in the ROFO Notice, or if Tenant refuses in writing the offer contained in the ROFO Notice, Landlord shall have the right to lease the ROFO Space to any third party tenant on whatever terms and conditions Landlord may determine in its sole discretion.  If Tenant timely notifies Landlord of its desire to lease the ROFO Space pursuant to this Section 6, Landlord shall submit to Tenant, and Tenant shall execute and deliver to Landlord within thirty (30) days of receipt thereof, a lease amendment which incorporates all of the terms and conditions set forth in the ROFO Notice.  Landlord and Tenant shall reasonably diligently negotiate such lease amendment in good faith.

6.3                               Termination of Rights.  All rights of Tenant under this Section 6 shall terminate upon the expiration or earlier termination of the Term of this Lease.

6.4                               Rights Personal to Tenant.  Except in connection with a Transfer (hereinafter defined) pursuant to Section 13 below, Tenant may not assign, mortgage, pledge, encumber or otherwise transfer its interest or rights under this Section 6, and any such purported transfer or attempt to transfer shall be void and without effect, shall terminate Tenant’s rights under this Section 6, and shall constitute an Event of Default under this Lease.

6.5                               Time is of the Essence.  Time is of the essence with respect to all aspects of this Section 6.

7.                                      LETTER OF CREDIT.

7.1                               Amount.

(a)                                 Contemporaneously with the execution of this Lease, Tenant shall deliver to Landlord either (i) cash in an amount specified in the Lease Summary Sheet (the “Cash Security Deposit”), which shall be held by Landlord in accordance with Section 7.5 below, or (ii) an irrevocable letter of credit which shall (a) be in the amount specified in the Lease Summary Sheet and otherwise in the form attached hereto as Exhibit 4; (b) issued by a bank reasonably acceptable to Landlord upon which presentment may be made in Boston, Massachusetts (if Landlord so requires at the time of its approval thereof); and (c) be for a term of one (1) year, subject to extension in accordance with the terms hereof (the “Letter of Credit”).  The Letter of Credit shall be held by Landlord, without liability for interest, as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease by the Tenant to be kept and performed during the Term.  In no event shall the Letter of Credit be deemed to be a prepayment of Rent nor shall it be considered a measure of liquidated damages.  Unless the Letter of Credit is automatically renewing, at least thirty (30) days prior to the maturity date of the Letter of Credit (or any replacement Letter of Credit), Tenant shall deliver to Landlord a replacement Letter of Credit which shall have a maturity date no earlier than the next anniversary of the Term Commencement Date or one (1) year from its date of delivery to Landlord, whichever is later.

(b)                                 If no Event of Default has occurred and there is no event which, with the passage of time and/or the giving of notice, would constitute an Event of Default, and further provided that there is no material adverse change in Tenant’s net worth at the commencement of such Rent Year as verified by Landlord based upon a certificate from Tenant’s chief financial officer and Tenant’s audited financials, then the Cash Security Deposit or face amount of the Letter of Credit, as applicable, may be reduced by Tenant to (a) $386,784.00 at the commencement of the second Rent Year, (b) $290,088.00 at the commencement of the third Rent Year, and (c) $193,392.00 at the commencement of the fifth Rent Year; it being understood that if and when Tenant cures a default prior to the expiration of the applicable grace period, Tenant shall then be entitled to effect such reduction in accordance with this Section 7.1(b).  Landlord shall, at no cost to Landlord, cooperate with Tenant and the issuer of the Letter of Credit, if applicable, in connection with such reduction.

7.2                               Application of Proceeds of Letter of Credit.  Upon an Event of Default, or if any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors (and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within thirty (30) days) or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, or upon the end of the Term if there remains any uncured default of which Tenant shall have received notice, Landlord at its sole option may draw down all or a part of the Letter of Credit.  The balance of any Letter of Credit cash proceeds shall be held in accordance with Section 7.5 below.  Should the entire Letter of Credit, or any portion thereof, be drawn down by Landlord, Tenant shall, upon the written demand of Landlord, deliver a replacement Letter of Credit in the amount drawn, and Tenant’s failure to do so within ten (10) days after receipt of such written demand shall constitute an additional Event of Default hereunder.  The application of all or any part of the cash proceeds of the Letter of Credit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord.

7.3                               Transfer of Letter of Credit.  In the event that Landlord transfers its interest in the Premises, Tenant shall upon notice from and at no cost to Landlord, deliver to Landlord an amendment to the Letter of Credit or a replacement Letter of Credit naming Landlord’s successor as the beneficiary thereof.  If Tenant fails to deliver such amendment or replacement within twenty (20) days after written notice from Landlord, Landlord shall have the right to draw down the entire amount of the Letter of Credit and hold the proceeds thereof in accordance with Section 7.5 below.

7.4                               Credit of Issuer of Letter of Credit.  In event of a material adverse change in the financial position of any bank or institution which has issued the Letter of Credit or any replacement Letter of Credit hereunder, Landlord reserves the right to require that Tenant change the issuing bank or institution to another bank or institution reasonably approved by Landlord.  Tenant shall, within ten (10) days after receipt of written notice from Landlord, which notice shall include the basis for Landlord’s reasonable belief that there has been a material adverse change in the financial position of the issuer of the Letter of Credit, replace the then-outstanding letter of credit with a like Letter of Credit from another bank or institution approved by Landlord.

7.5                               Security Deposit.  Landlord shall hold the Cash Security Deposit and/or the balance of proceeds remaining after a draw on the Letter of Credit (each hereinafter referred to as the “Security Deposit”) as security for Tenant’s performance of all its Lease obligations.  After an Event of Default, or upon the end of the Term if there remains any uncured default of which Tenant shall have received notice, Landlord may apply the Security Deposit, or any part thereof, to Landlord’s damages without prejudice to any other Landlord remedy.  Should Landlord apply all or any portion of the Security Deposit in accordance with the terms of this Lease, Tenant shall, upon the written demand of Landlord, deliver cash in the amount applied, and Tenant’s failure to do so within twenty (20) days after receipt of such written demand shall constitute an additional Event of Default hereunder.  Tenant shall have the right to deliver a replacement Letter of Credit in the form and amount required hereunder, and upon receipt of such replacement Letter of Credit, Landlord shall return the Security Deposit to Tenant.  Landlord has no obligation to pay interest on the Security Deposit and may co-mingle the Security Deposit with Landlord’s funds.  If Landlord conveys its interest under this Lease, the Security Deposit, or any part not applied previously, may be turned over to the grantee in which case Tenant shall look solely to the grantee for the proper application and return of the Security Deposit.

7.6                               Return of Security Deposit or Letter of Credit.  Should Tenant comply with all of such terms, covenants and conditions and promptly pay all sums payable by Tenant to Landlord hereunder, the Security Deposit and/or Letter of Credit or the remaining proceeds therefrom, as applicable, shall be returned to Tenant within sixty (60) days after the end of the Term, less any portion thereof which may have been utilized by Landlord to cure any default or applied to any actual damage suffered by Landlord.

8.                                      INTENTIONALLY OMITTED.

9.                                      UTILITIES, HVAC; WASTE.

9.1                               Electricity.  Commencing on the Term Commencement Date, Tenant shall pay all charges for electricity furnished to the Premises and/or any equipment exclusively serving the same as additional rent as provided hereafter.  Such charges shall be based in part on (a) reasonable estimates by Landlord based on percentage of air flow used by Tenant (measured through Landlord’s Building energy management system) as to equipment in the Building serving the Building, Tenant and other tenants, to be separately billed by Landlord, (b) metering equipment installed as part of Landlord’s Base Building Work, as to other electricity used in the Premises, which Tenant shall pay directly to the supplier, and (c) if applicable, such other metering equipment, if any, approved by Landlord in its reasonable discretion.  Landlord shall, at Tenant’s sole cost and expense, maintain and keep in good order, condition and repair any such metering equipment.  Tenant shall pay the full amount of any charges attributable to such meter on or before the due date therefor either to Landlord or directly to the supplier thereof, at Landlord’s election.

9.2                               Water.  Commencing on the Term Commencement Date, Tenant shall pay all water and sewer charges for water furnished to the Premises and/or any equipment exclusively serving the same as additional rent.  Such charges shall be reasonably estimated by Landlord based on the percentage of air flow used by Tenant (measured through Landlord’s Building energy management system).

9.3                               Gas.  Commencing on the Term Commencement Date, Tenant shall pay all charges for natural gas service furnished to the Premises and/or any equipment exclusively serving the same as additional rent as provided hereafter.  Such charges shall be based in part on (a) reasonable estimates by Landlord based on percentage of air flow used by Tenant (measured through Landlord’s Building energy management system) as to equipment in the Building serving the Building, Tenant, and other tenants, to be separately billed by Landlord, and (b) metering equipment installed as part of Landlord’s Base Building Work, as to natural gas used in the Premises, which Tenant shall pay directly to the supplier, and (c) if applicable, such other metering equipment, if any, approved by Landlord in its reasonable discretion.

9.4                               HVAC.  Consistent with the levels provided by Class A laboratory/office buildings in East Cambridge, Landlord shall provide to the Common Areas and the Premises on a twenty-four (24) hours per day, seven (7) days per week basis (i) heat 365 days/year and (ii) air conditioning during the normal cooling season; provided, however, that Landlord will provide air conditioning at such other times as reasonably requested by Tenant and (iii) general exhaust/ventilation.  Excluded from such services are air conditioning requirements for (A) personal computers in excess of an average of one personal computer per person in occupancy of the Premises, or (B) exceptional office machinery.  It is expressly acknowledged and agreed that Tenant shall be solely responsible for specialty exhaust, including without limitation exhaust for H2 rooms, radiation hoods and isotope hoods, vivarium, chemical storage rooms which require Class I, Division II classification, if any, and any other special Tenant equipment.  Whenever the air conditioning systems are in operation, Tenant agrees to use reasonable efforts to lower and close the blinds or drapes when necessary because of the sun’s position, and to cooperate fully with Landlord with regard to, and to abide by all the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air conditioning systems.

9.5                               Other Utilities; Utility Information.  Subject to Landlord’s reasonable rules and regulations governing the same, Tenant shall obtain and pay, as and when due, for all other utilities and services consumed in and/or furnished to the Premises, together with all taxes, penalties, surcharges and maintenance charges pertaining thereto.  Within ten (10) business days after

Landlord’s request from time to time, Tenant shall provide Landlord with reasonably detailed information regarding tenant’s utility usage in the Premises.

9.6                               Interruption or Curtailment of Utilities.

(a)                                 When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, Landlord reserves the right, upon as much prior notice to Tenant as is practicable under the circumstances and no less than twenty-four (24) hours’ notice except in the event of an emergency, to interrupt, curtail, or stop (i) the furnishing of hot and/or cold water, and (ii) the operation of the plumbing and electric systems.  Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but, subject to Section 9.6(b) below, there shall be no diminution or abatement of Rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of Tenant’s obligations hereunder reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.

(b)                                 Notwithstanding anything to the contrary in this Lease contained, if the Premises shall lack any service which Landlord is required to provide hereunder, or if Tenant’s use and occupancy of the Premises or any part thereof shall be disturbed in violation of Section 23 hereof (thereby rendering the Premises or a portion thereof substantially untenantable) such that, for the duration of the Landlord Service Interruption Cure Period (hereinafter defined), the continued operation in the ordinary course of Tenant’s business in any portion of the Premises is materially and adversely affected, and if Tenant ceases to use the affected portion of the Premises (the “Affected Portion”) during the period of untenantability as the direct result of such lack of service or disturbance, then, provided that Tenant ceases to use the Affected Portion during the entirety of the Landlord Service Interruption Cure Period and that such untenantability and Landlord’s inability to cure such condition is not caused by the acts or omissions of any of the Tenant Parties, Base Rent shall thereafter be abated in proportion to such untenantability until the day such condition is completely corrected.  For purposes hereof, the “Landlord Service Interruption Cure Period” shall be defined as seven (7) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Affected Portion.  The provisions of this Section 9.6(b) shall not apply in the event of Casualty or Taking, or in the event of untenantability caused by causes beyond Landlord’s control or if Landlord is unable to cure such condition as the result of causes beyond Landlord’s control.  The remedy set forth in this Section 9.6(b) shall be Tenant’s sole and exclusive remedy on account of any interruption of services or Landlord’s default resulting in an interruption of services other than Tenant’s right to obtain affirmative injunctive relief.

9.7                               Telecommunications Providers.  Notwithstanding anything to the contrary herein or in this Lease contained, Landlord has no obligation to allow any particular telecommunications service provider to have access to the Building or to Premises other than Verizon and LightTower (collectively, the “Approved Providers”).  If Landlord permits such access, Landlord may condition such access upon (a) the execution of Landlord’s standard telecommunications agreement (which shall include a provision requiring the payment of fair market rent for any space in the Property dedicated, licensed and/or leased to such provider), and (b) the payment to Landlord by Tenant or the service provider of any costs incurred by Landlord in facilitating such access.  Subject to the preceding sentence, Landlord’s consent to providing access to the Building to any service provider other than the Approved Providers shall not be unreasonably withheld, conditioned or delayed provided such access does not require any street opening permits or approvals (unless otherwise agreed to by the City of Cambridge) or would unreasonably interfere with the use of the Common Areas.  Notwithstanding the foregoing, Landlord hereby agrees to permit Cogent to have access to the Building to provide internet connectivity services to the Premises so long as (1) such access can be reasonably facilitated without interfering with current or planned use of space in the risers, conduits and elsewhere in the Building, (2) Cogent executes Landlord’s standard telecommunications agreement (which shall include a provision requiring the payment of fair market rent for any space in the Property dedicated, licensed and/or leased to Cogent and/or its affiliates), and (3) Tenant reimburses Landlord for any and all reasonable out-of-pocket costs incurred by Landlord in facilitating such access.

9.8                               Landlord’s Services.  Subject to reimbursement pursuant to Section 5.2 above, Landlord shall provide the services described in Exhibit 8 attached hereto and made a part hereof (“Landlord’s Services”).

10.                               MAINTENANCE AND REPAIRS.

10.1                        Maintenance and Repairs by Tenant.  Tenant shall keep all and singular the Premises (including, without limitation, doors and door frames and plate glass (provided that Landlord shall have the right to repair plate glass at Tenant’s cost)) neat and clean and free of insects, rodents, vermin and other pests and in such good repair, order and condition as the same are in on the Term Commencement Date or in such better condition as the Premises may be put in during the Term, reasonable wear and tear and damage by insured Casualty excepted.  Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the proper maintenance of all building systems, sanitary, electrical, heating, air conditioning, plumbing, security or other systems and of all equipment and appliances installed and/or operated by Tenant and/or exclusively serving the Premises.  Tenant agrees to provide regular maintenance by contract with a reputable qualified service contractor for the heating and air conditioning equipment exclusively servicing the Premises.  Such maintenance contract and contractor shall be subject to Landlord’s reasonable approval.  Tenant, at Landlord’s request, shall at reasonable intervals provide Landlord with copies of such contracts and maintenance and repair records and/or reports.

10.2                        Maintenance and Repairs by Landlord.  Except as otherwise provided in Section 15, and subject to Tenant’s obligations in Section 10.1 above, Landlord shall keep and maintain the roof, Building structure, exterior window frames, structural floor slabs and columns and base building and common systems (including without limitation life-safety, sanitary, electrical, heating, air conditioning, plumbing, security or other systems) in good repair, order and condition.  In addition, Landlord shall operate and maintain the Common Areas in substantially the same manner as other first-class combination office and laboratory facilities in the vicinity of the Building.

10.3                        Accidents to Sanitary and Other Systems.  Tenant shall give to Landlord prompt notice of any fire or accident in the Premises or, if Tenant has knowledge thereof, elsewhere in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the Premises.  Except as otherwise provided in Section 15, and subject to Tenant’s obligations in Section 10.1 above, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but, subject to Section 14.5 below, if such damage or defective condition was caused by any of the Tenant Parties, the cost to remedy the same shall be paid by Tenant.

10.4                        Floor Load—Heavy Equipment.  Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by Legal Requirements.  Landlord reserves the right to prescribe the weight and position of all safes, heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, “Heavy Equipment”), which shall be placed so as to distribute the weight.  Heavy Equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance.  Tenant shall not move any Heavy Equipment into or out of the Building without giving Landlord prior written notice thereof and observing all of Landlord’s Rules and Regulations with respect to the same.  If such Heavy Equipment requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with Legal Requirements.  Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save Landlord and Landlord’s agents (including without limitation its property manager), contractors and employees (collectively with Landlord, the “Landlord Parties”) harmless from and against any and all claims, damages, losses, penalties, costs, expenses and fees (including without limitation reasonable legal fees) (collectively, “Claims”) resulting directly or indirectly from such moving.  Proper placement of all Heavy Equipment in the Premises shall be Tenant’s responsibility.

11.                               ALTERATIONS AND IMPROVEMENTS BY TENANT.

11.1                        Landlord’s Consent Required.  Tenant shall not make any alterations, decorations, installations, removals, additions or improvements (collectively, “Alterations”) in or to the Premises without Landlord’s prior written approval of the contractor(s), written plans and specifications, a time schedule therefor and the items listed in Exhibit 5 attached hereto and made a part hereof.  Landlord reserves the right to require that Tenant use Landlord’s preferred vendor(s) for any Alterations that involve roof penetrations, alarm tie-ins, sprinklers, fire alarm and other life safety equipment.  Tenant shall not make any amendments or additions to plans and specifications approved by Landlord without Landlord’s prior written consent.  Landlord’s approval of non-structural Alterations and Tenant’s contractor(s) shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, Landlord may withhold its consent in its sole discretion (a) to any Alteration to or affecting the lab benches, fume hoods, roof and/or building systems, (b) with respect to matters of aesthetics relating to Alterations to or affecting the exterior of the Building, and (c) to any Alteration affecting the Building structure.  Notwithstanding the foregoing, Landlord’s consent shall not be required (but the applicable Exhibit 5 items shall be provided if reasonably required by Landlord) with respect to Alterations that are purely decorative in nature nor with respect to non-structural Alterations that do not trigger any requirement for Alterations outside the Premises and which cost less than $25,000 in any one instance (and $75,000 in the aggregate per year) so long as such Alterations do not materially adversely affect the roof, Building systems or Building exterior (each, a “Permitted Alteration”), provided Tenant shall provide Landlord with reasonably detailed prior written notice thereof.

Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with Legal Requirements, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design.  Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials (whether building standard or non-building standard), appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant.  Except as otherwise expressly set forth herein, all Alterations shall be done at Tenant’s sole cost and expense and at such times and in such manner as Landlord may from time to time reasonably designate.  If Tenant shall make any Alterations, then Landlord may elect, at the time Landlord approves such Alterations (or, for Permitted Alterations, promptly after Tenant notifies the Landlord of Tenant’s intent to make such Permitted Alterations and provides Landlord with the applicable Exhibit 5 items related thereto), to require Tenant at the expiration or sooner termination of the Term to restore the Premises to substantially the same condition as existed immediately prior to the Alterations.  If Landlord does not so elect, then any such Alteration shall become a part of the Premises upon installation, and shall be surrendered with the Premises at the end of the Term.  Tenant shall provide Landlord with reproducible record drawings (in CAD format) of all Alterations within sixty (60) days after completion thereof.

11.2                        Supervised Work.  Landlord and Tenant recognize that to the extent Landlord permits Tenant to perform any Alterations outside the Premises and/or affecting the Building systems, or if required by Legal Requirements, Landlord will need to make arrangements to have supervisory personnel on site.  Accordingly, Landlord and Tenant agree as follows:  Tenant shall give Landlord at least two (2) business days’ prior written notice of any time outside of normal construction hours when Tenant intends to perform portions of Alterations (the “Supervised Work”).  Tenant shall reimburse Landlord, within thirty (30) days after demand therefor, for the reasonable cost of Landlord’s supervisory personnel overseeing the Supervised Work.

11.3                        Harmonious Relations.  Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building, the Property or any part thereof.  In the event of any such difficulty, upon Landlord’s request, Tenant shall cause all contractors, mechanics or laborers causing such difficulty to leave the Property immediately.

11.4                        Liens.  No Alterations shall be undertaken by Tenant until Tenant has made provision for written waiver of liens from all contractors for such Alteration and taken other appropriate protective measures approved and/or required by Landlord.  Tenant shall either:  (a) demonstrate to Landlord, to Landlord’s reasonable satisfaction, that Tenant is able to pay for the cost of such Alteration, or (b) provide to Landlord security, in form and amount reasonably satisfactory to Landlord (such as a letter of credit, escrowed funds, payment, performance and lien bonds or a guaranty), securing Tenant’s obligation to pay for the entire cost of such Alteration.  Any mechanic’s lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days thereafter, at Tenant’s expense by filing the bond required by law or otherwise.

11.5                        General Requirements.  Unless Landlord and Tenant otherwise agree in writing, Tenant shall (a) obtain Landlord’s written approval of any and all building permit applications relating to Alterations to the Premises prior to submission thereof; (b) procure or cause others to procure on its behalf all necessary permits before undertaking any Alterations in the Premises (and provide copies thereof to Landlord); (c) perform all of such Alterations in a good and workmanlike manner, employing materials of good quality and in compliance with Landlord’s construction rules and regulations, all insurance requirements of this Lease, and Legal Requirements; and (d) defend, indemnify and hold the Landlord Parties harmless from and against any and all Claims occasioned by or growing out of such Alterations.  Tenant shall cause contractors employed by Tenant to (i) carry Worker’s Compensation Insurance in accordance with statutory requirements, (ii) carry Automobile Liability Insurance and Commercial General Liability Insurance (A) naming Landlord as an additional insured, and (B) covering such contractors on or about the Premises in the amounts stated in Section 14 hereof or in such other reasonable amounts as Landlord shall require, and (iii) submit binders evidencing such coverage to Landlord prior to the commencement of any such Alterations.  In addition, if construction during normal business hours unreasonably disturbs other tenants of the Property, in Landlord’s sole discretion, Landlord may require Tenant to stop the performance of Alterations during normal business hours and to perform the same after hours.

12.                               SIGNAGE.

12.1                        Restrictions.  Tenant shall have the right to install Building standard signage identifying Tenant’s business at the entrance to the Premises, which signage shall be subject to Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed so long as the same complies with Landlord’s then-current signage guidelines for the Building).  Subject to the foregoing, Tenant shall not place or suffer to be placed or maintained on the exterior of the Premises, or any part of the interior visible from the exterior thereof, any sign, banner, advertising matter or any other thing of any kind (including, without limitation, any hand-lettered advertising), and shall not place or maintain any decoration, letter or advertising matter on the glass of any window or door of the Premises without first obtaining Landlord’s written approval.  No signs or blinds may be put on or in any window or elsewhere if visible from the exterior of the Building.  Landlord may provide Tenant with building standard blinds for each window within the Premises and Tenant shall install the same at Tenant’s sole cost and expense.  Tenant may not remove the building standard blinds without Landlord’s prior written consent.  Tenant may hang its own drapes, provided that they shall not in any way interfere with any building standard drapery or blinds provided by Landlord or be visible from the exterior of the Building, and that such drapes are so hung and installed that, when drawn, the building standard drapery or blinds are automatically also drawn.

12.2                        Building Directory.  Landlord shall list Tenant within the directory in the Building lobby at Landlord’s sole cost and expense.  Subject to reasonable limits on the number of lines on the directory Landlord can provide and all such additional signage in the lobby directory, Landlord shall add the names of any approved subtenants or licensees occupying any portion of the Premises at Tenant’s sole cost and expense.

12.3                        Monument Sign.  Subject to the issuance of applicable permits and approvals and subject further to Legal Requirements as of right, Landlord intends to install a monument sign on the Property on which Landlord shall list Tenant’s name (as well as the names of other tenants or occupants of the Building).  Such listing shall comply with Landlord’s then-current signage guidelines for the Property.

13.                               ASSIGNMENT, MORTGAGING AND SUBLETTING.

13.1                        Landlord’s Consent Required.  Tenant shall not, without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion, mortgage or otherwise encumber this Lease or the Premises in whole or in part.  Except as expressly otherwise set forth herein, Tenant shall not, without Landlord’s prior written consent, which consent shall be granted or may be withheld in accordance with Section 13.3 below, assign, sublet, mortgage, license, transfer or encumber this Lease or the Premises in whole or in part whether by changes in the ownership or control of Tenant, or any direct or indirect owner of Tenant, whether at one time or at intervals, by sale or transfer of stock, partnership or beneficial interests, operation of law or otherwise, or permit the occupancy of all or any portion of the Premises by any person or entity other than Tenant’s employees (each of the foregoing, a “Transfer”).  Any purported Transfer made without Landlord’s consent, if required hereunder, shall be void and confer no rights upon any third person, provided that if there is a Transfer, Landlord may collect rent from the transferee without waiving the prohibition against Transfers, accepting the transferee, or releasing Tenant from full performance under this Lease.  In the event of any Transfer in violation of this Section 13, Landlord shall have the right to terminate this Lease upon thirty (30) days’ written notice to Tenant given within sixty (60) days after receipt of written notice from Tenant to Landlord of any Transfer, or within one (1) year after Landlord first learns of the Transfer if no notice is given.  No Transfer shall relieve Tenant of its primary obligation as party Tenant hereunder, nor shall it reduce or increase Landlord’s obligations under this Lease.  In no event shall any transfer of shares in Tenant over a nationally recognized stock exchange be deemed to be a Transfer.

13.2                        Landlord’s Recapture Right.

(a)                                 Subject to Section 13.7 below, Tenant shall, prior to offering or advertising the Premises or any portion thereof for a Transfer, give a written notice (the “Recapture Notice”) to Landlord which:  (i) states that Tenant desires to make a Transfer, (ii) identifies the affected portion of the Premises (the “Recapture Premises”), (iii) identifies the period of time (the “Recapture Period”) during which Tenant proposes to sublet the Recapture Premises, or indicates that Tenant proposes to assign its interest in this Lease, and (iv) offers to Landlord to terminate this Lease with respect to the Recapture Premises (in the case of a proposed assignment of Tenant’s interest in this Lease or a subletting for the remainder of the term of this Lease) or to suspend the Term for the Recapture Period (i.e. the Term with respect to the Recapture Premises shall be terminated during the Recapture Period and Tenant’s rental obligations shall be proportionately reduced).  Landlord shall have fifteen (15) business days within which to respond to the Recapture Notice.

(b)                                 If Tenant does not enter into a Transfer on the terms and conditions contained in the Recapture Notice on or before the date which is one hundred eighty (180) days after the earlier of:  (x) the expiration of the 15-business day period specified in Section 13.2(a) above, or (y) the date that Landlord notifies Tenant that Landlord will not accept Tenant’s offer contained in the Recapture Notice, time being of the essence, then prior to entering into any

Transfer after such 180-day period, Tenant must deliver to Landlord a new Recapture Notice in accordance with Section 13.2(a) above.

(c)                                  Notwithstanding anything to the contrary contained herein, if Landlord notifies Tenant that it accepts the offer contained in the Recapture Notice or any subsequent Recapture Notice, Tenant shall have the right, for a period of fifteen (15) days following receipt of such notice from Landlord, time being of the essence, to notify Landlord in writing that it wishes to withdraw such offer and this Lease shall continue in full force and effect.

13.3                        Standard of Consent to Transfer.  If Landlord does not timely give written notice to Tenant accepting an offer contemplated in a Recapture Notice or declines to accept the same, then Landlord agrees that, subject to the provisions of this Section 13, Landlord shall not unreasonably withhold, condition or delay its consent to a Transfer at fair market rent and otherwise on the terms contained in the Recapture Notice to an entity which will use the Premises for the Permitted Uses (provided that such consent shall be given or denied within thirty (30) days after Tenant submits a request therefor together with all other required information) and, in Landlord’s reasonable opinion:  (a) has a tangible net worth and other financial indicators sufficient to meet the Transferee’s obligations under the Transfer instrument in question; (b) has a business reputation compatible with the operation of a first-class combination laboratory, research, development and office building; and (c) the intended use of such entity does not violate any exclusive or restrictive use provisions of any leases then in effect with respect to space in the Building; provided, however, if there shall be, at the time that Landlord is otherwise required to provide its consent, an event which, with the passage of time and/or the giving of notice, would constitute an Event of Default, then it shall be reasonable for Landlord to condition its consent to the Transfer in question on Tenant’s cure of such default prior to the expiration of applicable cure periods set forth in Section 20.1 (any Transfer to which Landlord’s consent has been given pursuant this Section 13.3, a “Permitted Transfer”).

13.4                        Listing Confers no Rights.  The listing of any name other than that of Tenant, whether on the doors of the Premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the Premises or be deemed to effect or evidence any consent of Landlord, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

13.5                        Profits In Connection with Transfers.  Tenant shall, within thirty (30) days of receipt thereof, pay to Landlord fifty percent (50%) of any rent, sum or other consideration to be paid or given in connection with any Transfer, either initially or over time, after deducting reasonable actual out-of-pocket legal, and brokerage expenses incurred by Tenant, market concessions granted to the applicable Transferee and unamortized improvements paid for by Tenant in connection therewith, in excess of Rent hereunder as if such amount were originally called for by the terms of this Lease as additional rent.  This Section 13.5 shall not apply to any Transfer to a Successor.

13.6                        Prohibited Transfers.  Notwithstanding any contrary provision of this Lease, Tenant shall have no right to make a Transfer unless on both (i) the date on which Tenant notifies Landlord of its intention to enter into a Transfer and (ii) the date on which such Transfer is to take effect, there is not an Event of Default.  Notwithstanding anything to the contrary contained herein, Tenant agrees that in no event shall Tenant make a Transfer to (a) any government agency; (b) any tenant, subtenant or occupant of other space in the Building; or (c) any entity with whom Landlord shall have negotiated for space in the Property in the six (6) months immediately preceding such proposed Transfer.

13.7                        Exceptions to Requirement for Consent.  Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord’s consent and without giving Landlord a Recapture Notice, to make a Transfer to (a) an Affiliated Entity (hereinafter defined) so long as such entity remains in such relationship to Tenant, and (b) a Successor, provided that prior to or simultaneously with any such Transfer, such Affiliated Entity or Successor, as the case may be, and Tenant execute and deliver to Landlord an assignment and assumption agreement in form and substance reasonably acceptable to Landlord whereby such Affiliated Entity or Successor, as the case may be, shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in the Lease on the part of Tenant to be performed, and whereby such Affiliated Entity or Successor, as the case may be, shall expressly agree that the provisions of this Section 13 shall, notwithstanding such Transfer, continue to be binding upon it with respect to all future Transfers.  For the purposes hereof, an “Affiliated Entity” shall be defined as any entity which is controlled by, is under common control with, or which controls Tenant.  For the purposes hereof, a “Successor” shall be defined as any entity into or with which Tenant is merged or with which Tenant is consolidated or which acquires all or substantially all of Tenant’s stock or assets, provided that the surviving entity shall have a net worth and other financial indicators sufficient to meet Tenant’s obligations hereunder.  Notwithstanding the provisions of this Section 13.7, no transaction or series of transactions which are effected solely for the purpose of qualifying as a transaction which does not require Landlord’s consent (i.e. and thereby avoiding the operation of the provisions of this Article 13) shall be permitted pursuant to this Section 13.7.

14.                               INSURANCE; INDEMNIFICATION; EXCULPATION.

14.1                        Tenant’s Insurance.

(a)                                 Tenant shall procure, pay for and keep in force throughout the Term (and for so long thereafter as Tenant remains in occupancy of the Premises) commercial general liability insurance insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time any of the Tenant Parties shall first enter the Premises, of not less than Three Million Dollars ($3,000,000) per occurrence, Five Million Dollars ($5,000,000) aggregate, and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord.  Tenant shall also carry umbrella liability coverage in an amount of no less than Five Million Dollars ($5,000,000).  Such policy shall also include contractual liability coverage covering Tenant’s liability assumed under this Lease, including without limitation Tenant’s indemnification obligations.  Such insurance policy(ies) shall name Landlord, Landlord’s managing agent and persons claiming by, through or under them, if any, as additional insureds.

(b)                                 Tenant shall take out and maintain throughout the Term a policy of fire, vandalism, malicious mischief, extended coverage and so-called “all risk” coverage insurance in an amount equal to one hundred percent (100%) of the replacement cost insuring (i) all items or components of Tenant’s Alterations (collectively, the “Tenant-Insured Improvements”), and (ii) Tenant’s furniture, equipment, fixtures and property of every kind, nature and description related or arising out of Tenant’s leasehold estate hereunder, which may be in or upon the Premises or the Building (collectively, “Tenant’s Property”).  Such insurance shall insure the interests of both Landlord and Tenant as their respective interests may appear from time to time.

(c)                                  Tenant shall take out and maintain a policy of business interruption insurance throughout the Term sufficient to cover at least twelve (12) months of Rent due hereunder and Tenant’s business losses during such 12-month period.

(d)                                 Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any Legal Requirements.

(e)                                  During periods when any Alterations are being performed, Builders Risk Insurance .

(f)                                   The insurance required pursuant to Sections 14.1(a), (b), (c), (d) and (e) (collectively, “Tenant’s Insurance Policies”) shall be effected with insurers approved by Landlord, with a rating of not less than “A-XI” in the current Best’s Insurance Reports, and authorized to do business in the Commonwealth of Massachusetts under valid and enforceable policies.  Tenant’s Insurance Policies shall each provide that it shall not be canceled or modified without at least thirty (30) days’ prior written notice to each insured named therein (or, in the case of a cancellation due to non-payment of premium, without at least ten (10) days prior written notice to each insured named therein).  Tenant’s Insurance Policies may include no greater than commercially reasonable deductible amounts.  On or before the date on which any of the Tenant Parties shall first enter the Premises and thereafter prior to the expiration date of each expiring policy, Tenant shall deliver to Landlord binders of Tenant’s Insurance Policies issued by the respective insurers setting forth in full the provisions thereof together with evidence satisfactory to Landlord of the payment of all premiums for such policies.  In the event of any claim, and upon Landlord’s request, Tenant shall deliver to Landlord complete copies of Tenant’s Insurance Policies.  Upon request of Landlord, Tenant shall deliver to any Mortgagee copies of the foregoing documents.

14.2                        Indemnification.

(a)                                 Except to the extent caused by the negligence or willful misconduct of any of the Landlord Parties, Tenant shall defend, indemnify and save the Landlord Parties harmless from and against any and all Claims asserted by or on behalf of any person, firm, corporation or public authority arising from:

(i)                                     Tenant’s breach of any covenant or obligation under this Lease;

(ii)                                  Any injury to or death of any person, or loss of or damage to property, sustained or occurring in, upon, at or about the Premises during the Term and any period thereafter, if any, during which any Tenant Party holds over;

(iii)                               Any injury to or death of any person, or loss of or damage to property arising out of the use or occupancy of the Premises by or the negligence or willful misconduct of any of the Tenant Parties; and

(iv)                              On account of or based upon any work or thing whatsoever done (other than by Landlord or any of the Landlord Parties) at the Premises during the Term and during the period of time, if any, prior to the Term Commencement Date that any of the Tenant Parties may have been given access to the Premises.

(b)                                 Except to the extent caused by the negligence or willful misconduct of any of the Tenant Parties, Landlord shall defend, indemnify and save Tenant harmless from and against any and all Claims asserted by or on behalf of any person, firm, corporation or public authority arising from (i) Landlord’s breach of any covenant or obligation under this Lease, or (ii) any injury to or death of any person, or loss of or damage to property arising out of the negligence or willful misconduct of any of the Landlord Parties.

14.3                        Property of Tenant.  Tenant covenants and agrees that, to the maximum extent permitted by Legal Requirements, all of Tenant’s Property at the Premises shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or borne by, Landlord, except, subject to Section 14.5 hereof, to the extent such damage or loss is due to the negligence or willful misconduct of any of the Landlord Parties.

14.4                        Limitation of Landlord’s Liability for Damage or Injury.  Landlord shall not be liable for any injury or damage to persons, animals, or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, except to the extent caused by or due to the negligence or willful misconduct of any of the Landlord Parties, and then, where notice and an opportunity to cure are appropriate (i.e., where Tenant has an opportunity to know or should have known of such condition sufficiently in advance of the occurrence of any such injury or damage resulting therefrom as would have enabled Landlord to prevent such damage or loss had Tenant notified Landlord of such condition) only after (i) notice to Landlord of the condition claimed to constitute negligence or willful misconduct, and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having commenced to take all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property.  Notwithstanding the foregoing, in no event shall any of the Landlord Parties be liable for any loss which is covered by insurance policies actually carried or required to be so carried by this Lease; nor shall any of the Landlord Parties be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall any of the Landlord Parties be liable for any latent defect in the Premises or in the Building.

14.5                        Waiver of Subrogation; Mutual Release.  Landlord and Tenant each hereby waives on behalf of itself and its property insurers (none of which shall ever be assigned any such claim or be entitled thereto due to subrogation or otherwise) any and all rights of recovery, claim, action, or cause of action against the other and its agents, officers, servants, partners, shareholders, or employees (collectively, the “Related Parties”) for any loss or damage (excluding rights of recovery, claims, actions, and causes of action relating to damage to the roof of the Building caused by Tenant but including rights of recovery, claims, actions, and causes of action relating to damage to the roof of the Building caused by any Casualty (hereinafter defined)) that may occur to or within the Premises or the Building or any improvements thereto, or any personal property of such party therein which is insured against under any property insurance policy actually being maintained by the waiving party from time to time, even if not required hereunder, or which would be insured against under the terms of any insurance policy required to be carried or maintained by the waiving party hereunder, whether or not such insurance coverage is actually being maintained, including, in every instance, such loss or damage that may be caused by the negligence of the other party hereto and/or its Related Parties.  Landlord and Tenant each agrees to cause appropriate clauses to be included in its property insurance policies necessary to implement the foregoing provisions.

14.6                        Tenant’s Acts—Effect on Insurance.  Tenant shall not do or permit any Tenant Party to do any act or thing upon the Premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies or warranties covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the Premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said Premises or for any other reason.  If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, Tenant shall reimburse Landlord upon demand for that part of any insurance premiums which shall have been charged because of such failure by Tenant, together with interest at the Default Rate until paid in full, within ten (10) days after receipt of an invoice therefor.

15.                               CASUALTY; TAKING.

15.1                        Damage.  If the Premises are damaged in whole or part because of fire or other insured casualty (“Casualty”), or if the Premises are subject to a taking in connection with the exercise of any power of eminent domain, condemnation, or purchase under threat or in lieu thereof (any of the foregoing, a “Taking”), then unless this Lease is terminated in accordance with Section 15.2 below, Landlord shall restore the Building and/or the Premises to substantially the same condition as existed immediately following completion of Landlord’s Work, or in the event of a partial Taking which affects the Building and the Premises, restore the remainder of the Building and the Premises not so Taken to substantially the same condition as is reasonably feasible.  Within ninety (90) days following such Casualty or Taking, Landlord shall provide Tenant with a written notice (the “Restoration Notice”) indicating the expected timeframe for completion of Landlord’s repair and restoration.  If, in Landlord’s reasonable judgment, any element of the Tenant-Insured Improvements can more effectively be restored as an integral part of Landlord’s restoration of the Building or the Premises, such restoration shall also be made by Landlord, but at Tenant’s sole cost and expense.  Subject to rights of Mortgagees, Tenant Delays, Legal Requirements then in existence and to delays for adjustment of insurance proceeds or Taking awards, as the case may be, and instances of Landlord’s Force Majeure, Landlord shall exercise diligent efforts to substantially complete such restoration within the time period set forth in the Restoration Notice.  Upon substantial completion of such restoration by Landlord, Tenant shall use diligent efforts to complete restoration of the Premises to substantially the same condition as existed immediately prior to such Casualty or Taking, as the case may be, as soon as reasonably possible, subject to Force Majeure and Landlord-caused delays.  Tenant agrees to cooperate with Landlord in such manner as Landlord may reasonably request to assist Landlord in collecting insurance proceeds due in connection with any Casualty which affects the Premises or the Building.  In no event shall Landlord be required to expend more than the Net (hereinafter defined) insurance proceeds Landlord receives for damage to the Premises and/or the Building or the Net Taking award attributable to the Premises and/or the Building.  “Net” means the insurance proceeds or Taking award actually paid to Landlord (and not paid over to a Mortgagee) less all costs and expenses, including adjusters and attorney’s fees, of obtaining the same.  In the Operating Year in which a Casualty occurs, there shall be included in Operating Costs Landlord’s deductible under its property insurance policy.  Except as Landlord may elect pursuant to this Section 15.1, under no circumstances shall Landlord be required to repair any damage to, or make any repairs to or replacements of, any Tenant-Insured Improvements.

15.2                        Termination Rights.

(a)                                 Landlord’s Termination Rights.  Landlord may terminate this Lease upon thirty (30) days’ prior written notice to Tenant if:

(i)                                     any material portion of the Building or any material means of access thereto is taken; or

(ii)                                  more than thirty-five percent (35%) of the Building is damaged by Casualty.

(b)                                 Tenant’s Termination Right.  If Landlord is so required but fails to complete restoration of the Premises within one (1) year from the date of Casualty or Taking, subject to the conditions set forth in Section 15.1 above, then Tenant may terminate this Lease upon thirty (30) days’ written notice to Landlord; provided, however, that in the case of clause (i) of this Section 15.2(b), if Landlord completes such restoration within thirty (30) days after receipt of any such termination notice, such termination notice shall be null and void and this Lease shall continue in full force and effect.  The remedies set forth in this Section 15.2(b) and in Section 15.2(c) below are Tenant’s sole and exclusive rights and remedies based upon Landlord’s failure to complete the restoration of the Premises as set forth herein.

(c)                                  Either Party May Terminate.  In the case of any Casualty or Taking affecting the Premises and occurring during the last six (6) months of the Term, then (i) if such Casualty or Taking results in more than ten percent (10%) of the floor area of the Premises being unsuitable for the Permitted Uses, or (ii) the damage to the Premises costs more than $100,000 to restore, then either Landlord or Tenant shall have the option to terminate this Lease upon thirty

(30) days’ written notice to the other.  In addition, Landlord or Tenant may terminate this Lease by written notice to the other if (A) any Mortgagee does not release sufficient insurance proceeds to cover the cost of Landlord’s restoration work and Landlord does not agree in writing to cover the difference, or (B) the estimated time to complete Landlord’s restoration exceeds one (1) year after the Casualty or Taking.

(d)                                 Automatic Termination.  In the case of a Taking of the entire Premises, then this Lease shall automatically terminate as of the date of possession by the Taking authority.

(e)                                  Notwithstanding anything to the contrary contained herein, Tenant may not terminate this Lease pursuant to this Section 15 if the Casualty in question was caused by the willful misconduct of any of the Tenant Parties.

15.3                        Taking for Temporary Use.  If the Premises are Taken for temporary use, this Lease and Tenant’s obligations, including without limitation the payment of Rent, shall continue.  For purposes hereof, a “Taking for temporary use” shall mean a Taking of ninety (90) days or less.

15.4                        Disposition of Awards.  Except for any separate award for Tenant’s movable trade fixtures, relocation expenses, and unamortized leasehold improvements paid for by Tenant (provided that the same may not reduce Landlord’s award), all Taking awards to Landlord or Tenant shall be Landlord’s property without Tenant’s participation, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award.  Tenant may pursue its own claim against the Taking authority.

15.5                        Abatement.  In the event of any Casualty or Taking affecting the Premises, Base Rent and Tenant’s regular monthly payments of additional rent on account of Operating Costs and Taxes shall be equitably abated for the period from the date of such Casualty or Taking until the earlier of (a) the date that Landlord substantially completes Landlord’s restoration work (provided that if Landlord would have completed Landlord’s restoration work at an earlier date but for delays caused by the acts or wrongful or negligent omissions of any of the Tenant Parties of which Tenant has prior notice, then the Premises shall be deemed to have been repaired and restored on such earlier date), or (b) the date Tenant or other occupant reoccupies any portion of the Premises for the conduct of its business (in which case the Base Rent and Additional Rent allocable to such reoccupied portion shall be payable by Tenant from the date of such occupancy).  The reasonable determination of Landlord’s architect of the date Landlord’s restoration to the Premises shall have been substantially completed shall be controlling unless Tenant disputes same by notice to Landlord given within fifteen (15) days after receipt of written notice from Landlord setting forth such determination by Landlord, and pending resolution of such dispute, Tenant’s obligation to re-commence the payment of Rent shall commence in accordance with Landlord’s determination.  In the event of a Taking where this Lease is not terminated, a just proportion of the Rent, based on the nature and extent of the interference with Tenant’s business operations, shall, subject to Section 15.3 above, be abated for the duration of the Taking.

16.                               ESTOPPEL CERTIFICATE.  Tenant shall at any time and from time to time upon not less than ten (10) days’ prior notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which Rent has been paid in advance, if any, stating whether or not Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default, and such other facts as Landlord may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord, any prospective purchaser of the Building or of any interest of Landlord therein, any Mortgagee or prospective mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof.  Time is of the essence with respect to any such requested certificate, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sales and the like.

17.                               HAZARDOUS MATERIALS.

17.1                        Prohibition.  Tenant shall not, without the prior written consent of Landlord, bring or permit to be brought or kept in or on the Premises or elsewhere in the Building or the Property (i) any inflammable, combustible or explosive fluid, material, chemical or substance (except for standard office supplies stored in proper containers); and (ii) any Hazardous Material (hereinafter defined), other than the types and quantities of Hazardous Materials which are listed on Exhibit 6 attached hereto (“Tenant’s Hazardous Materials”), provided that the same shall at all times be brought upon, kept or used in so-called ‘control rooms’ and in accordance with all applicable Environmental Laws (hereinafter defined) and prudent environmental practice and (with respect to medical waste and so-called “biohazard” materials) good scientific and medical practice.  Tenant shall be responsible for assuring that all laboratory uses are adequately and properly vented.  On or before each anniversary of the Rent Commencement Date, and on any earlier date during the 12-month period on which Tenant intends to add a new Hazardous Material to, or materially increase the quantity of any Hazardous Material already on, the list of Tenant’s Hazardous Materials, Tenant shall submit to Landlord an updated list of Tenant’s Hazardous Materials for Landlord’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord shall have the right, from time to time, to inspect the Premises for compliance with the terms of this Section 17.1 at Tenant’s sole cost and expense.  Notwithstanding the foregoing, with respect to any of Tenant’s Hazardous Materials which Tenant does not properly handle, store or dispose of in compliance with all applicable Environmental Laws (hereinafter defined), prudent environmental practice and (with respect to medical waste and so-called “biohazard” materials) good scientific and medical practice, Tenant shall, upon written notice from Landlord, no longer have the right to bring such material into the Building or the Property until Tenant has demonstrated, to Landlord’s reasonable satisfaction, that Tenant has implemented programs to thereafter properly handle, store or dispose of such material.

17.2                        Environmental Laws.  For purposes hereof, “Environmental Laws” shall mean all laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction concerning environmental, health and safety matters, including but not limited to any discharge by any of the Tenant Parties into the air, surface water, sewers, soil or groundwater of any Hazardous Material (hereinafter defined) whether within or outside the Premises, including, without limitation (a) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., (b) the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., (c) the Comprehensive Environmental Response, Compensation and Liability Act, 42

U.S.C. Section 9601 et seq., (d) the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 et seq., and (e) Chapter 21E of the General Laws of Massachusetts.  Tenant, at its sole cost and expense, shall comply with (i) all Environmental Laws, and (ii) any rules, requirements and safety procedures of the Massachusetts Department of Environmental Protection, the City of Cambridge and any insurer of the Building or the Premises with respect to Tenant’s use, storage and disposal of any Hazardous Materials.

17.3                        Hazardous Material Defined.  As used herein, the term “Hazardous Material” means asbestos, oil or any hazardous, radioactive or toxic substance, material or waste or petroleum derivative which is or becomes regulated by any Environmental Law, including without limitation live organisms, viruses and fungi, medical waste and any so-called “biohazard” materials.”.  The term “Hazardous Material” includes, without limitation, oil and/or any material or substance which is (i) designated as a “hazardous substance,” “hazardous material,” “oil,” “hazardous waste” or toxic substance under any Environmental Law.

17.4                        Testing.  If any Mortgagee or governmental authority requires testing to determine whether there has been any release of Hazardous Materials and such testing is required as a result of the acts or omissions of any of the Tenant Parties, then Tenant shall reimburse Landlord upon demand, as additional rent, for the reasonable costs thereof, together with interest at the Default Rate until paid in full.  Tenant shall execute affidavits, certifications and the like, as may be reasonably requested by Landlord from time to time concerning Tenant’s best knowledge and belief concerning the presence of Hazardous Materials in or on the Premises, the Building or the Property.

17.5                        Indemnity; Remediation.

(a)                                 Tenant hereby covenants and agrees to indemnify, defend and hold the Landlord Parties harmless from and against any and all Claims against any of the Landlord Parties arising out of contamination of any part of the Property or other adjacent property, which contamination arises as a result of:  (i) the presence of Hazardous Material in the Premises, the presence of which is caused by any act or omission of any of the Tenant Parties, or (ii) from a breach by Tenant of its obligations under this Section 17.  This indemnification of the Landlord Parties by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work or any other response action required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil, soil vapor, or ground water on or under, or any indoor air in, the Building based upon the circumstances identified in the first sentence of this Section 17.5.  The indemnification and hold harmless obligations of Tenant under this Section 17.5 shall survive the expiration or any earlier termination of this Lease.  Without limiting the foregoing, if the presence of any Hazardous Material in the Building or otherwise at the Property is caused or permitted by any of the Tenant Parties and results in any contamination of any part of the Property or any adjacent property, Tenant shall promptly take all actions at Tenant’s sole cost and expense as are necessary to return the Property and/or the Building or any adjacent property to their condition as of the date of this Lease, provided that Tenant shall first obtain Landlord’s written approval of such actions, which approval shall not be unreasonably withheld, conditioned or delayed so long as such actions, in Landlord’s reasonable discretion, would not potentially have any adverse effect on the Property, and, in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws.

(b)                                 Without limiting the obligations set forth in Section 17.5(a) above, if any Hazardous Material is in, on, under, at or about the Building or the Property as a result of the acts or omissions of any of the Tenant Parties and results in any contamination of any part of the Property or any adjacent property that is in violation of any applicable Environmental Law or that requires the performance of any response action pursuant to any Environmental Law, Tenant shall promptly take all actions at Tenant’s sole cost and expense as are necessary to reduce such Hazardous Material to amounts below any applicable Reportable Quantity, any applicable Reportable Concentration and any other applicable standard set forth in any Environmental Law such that no further response actions are required; provided that Tenant shall first obtain Landlord’s written approval of such actions, which approval shall not be unreasonably withheld, conditioned or delayed so long as such actions would not be reasonably expected to have an adverse effect on the market value or utility of the Property for the Permitted Uses, and in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws (such approved actions, “Tenant’s Remediation”).  For the avoidance of doubt, the parties acknowledge that Tenant’s Remediation with respect to the Property shall not contain any requirement that Tenant remediate any contamination to levels or standards more stringent than those associated with the use of the Property for office, research and development, laboratory, and vivarium uses.

(c)                                  In the event that Tenant fails to complete Tenant’s Remediation prior to the end of the Term, then:

(i)                                     until the completion of Tenant’s Remediation (as evidenced by the certification of Tenant’s Licensed Site Professional (as such term is defined by applicable Environmental Laws), who shall be reasonably acceptable to Landlord) (the “Remediation Completion Date”), Tenant shall pay to Landlord, with respect to the portion of the Premises which reasonably cannot be occupied by a new tenant until completion of Tenant’s Remediation, (A) Additional Rent on account of Operating Costs and Taxes and (B) Base Rent in an amount equal to the greater of (1) the fair market rental value of such portion of the Premises (determined in substantial accordance with the process described in Section 1.2 above), and (2) Base Rent attributable to such portion of the Premises in effect immediately prior to the end of the Term; and

(ii)                                  Tenant shall maintain responsibility for Tenant’s Remediation and Tenant shall complete Tenant’s Remediation as soon as reasonably practicable in accordance with all Environmental Laws.  If Tenant does not diligently pursue completion of Tenant’s Remediation, Landlord shall have the right to either (A) assume control for overseeing Tenant’s Remediation, in which event Tenant shall pay all reasonable costs and expenses of Tenant’s Remediation (it being understood and agreed that all costs and expenses of Tenant’s Remediation incurred pursuant to contracts entered into by Tenant shall be deemed reasonable) within thirty (30) days of demand therefor (which demand shall be made no more often than monthly), and Landlord shall be substituted as the party identified on any governmental filings as the party responsible for the performance of such Tenant’s Remediation or (B) require Tenant to maintain responsibility for Tenant’s Remediation, in which event Tenant shall complete Tenant’s Remediation as soon as reasonably practicable in accordance with all Environmental Laws, it being understood that Tenant’s Remediation shall not contain any requirement that Tenant remediate any contamination to levels or standards more stringent than those associated with the Property’s current office, research and development, laboratory, and vivarium uses.

(d)                                 The provisions of this Section 17.5 shall survive the expiration or earlier termination of this Lease.

17.6                        Disclosures.  Prior to bringing any Hazardous Material into any part of the Property, Tenant shall deliver to Landlord the following information with respect thereto:  (a) a description of handling, storage, use and disposal procedures; (b) all plans or disclosures and/or emergency response plans which Tenant has prepared, including without limitation Tenant’s Spill Response Plan, and all plans which Tenant is required to supply to any governmental agency or authority pursuant to any Environmental Laws; and (c) other information reasonably requested by Landlord.

17.7                        Removal.  Tenant shall be responsible, at its sole cost and expense, for Hazardous Material and other biohazard disposal services for the Premises.  Such services shall be performed by contractors reasonably acceptable to Landlord and on a sufficient basis to ensure that the Premises are at all times kept neat, clean and free of Hazardous Materials and biohazards except in appropriate, specially marked containers reasonably approved by Landlord.  In addition, if any Legal Requirements or the trash removal company requires that any substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant’s expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site.

18.                               RULES AND REGULATIONS.

18.1                        Rules and Regulations.  Tenant will faithfully observe and comply with all rules and regulations promulgated from time to time with respect to the Building, the Property and construction within the Property (collectively, the “Rules and Regulations”).  The current version of the Rules and Regulations is attached hereto as Exhibit 7.  In the case of any conflict between the provisions of this Lease and any future rules and regulations, the provisions of this Lease shall control.  Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees.

18.2                        Energy Conservation.  Notwithstanding anything to the contrary contained herein, Landlord may institute upon written notice to Tenant such policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services (collectively, the “Conservation Program”), provided however, that the Conservation Program does not, by reason of such policies, programs and measures, reduce the level of energy or energy services being provided to the Premises below the level of energy or energy services then being provided in comparably aged, first-class combination laboratory, research and development and office buildings in the vicinity of the Building, or as may be necessary or required to comply with Legal Requirements or standards or the other provisions of this Lease.  Upon receipt of such notice, Tenant shall comply with the Conservation Program.

18.3                        Recycling.  Upon written notice, Landlord may establish policies, programs and measures for the recycling of paper, products, plastic, tin and other materials (a “Recycling Program”).  Upon receipt of such notice, Tenant will comply with the Recycling Program at Tenant’s sole cost and expense.

19.                               LAWS AND PERMITS.

19.1                        Legal Requirements.  Tenant shall be responsible at its sole cost and expense for complying with (and keeping the Premises in compliance with) all Legal Requirements which are applicable to Tenant’s particular use or occupancy of, or Alterations made by or on behalf of Tenant to, the Premises.  Tenant shall furnish all data and information to governmental authorities, with a copy to Landlord, as required in accordance with Legal Requirements as they relate to Tenant’s use or occupancy of the Premises or the Building.  If Tenant receives notice of any violation of Legal Requirements applicable to the Premises or the Building, it shall give prompt notice thereof to Landlord.  Nothing contained in this Section 19.1 shall be construed to expand the uses permitted hereunder beyond the Permitted Uses.  Landlord shall comply with any Legal Requirements and with any direction of any public office or officer relating to the maintenance or operation of the Building as a combination laboratory, research and development and office building, and the costs so incurred by Landlord shall be included in Operating Costs in accordance with the provisions of Section 5.2.

19.2                        Required Permits.  Tenant shall, at Tenant’s sole cost and expense, use diligent good faith efforts to apply for, seek and obtain all necessary state and local licenses, permits and approvals needed for the operation of Tenant’s business, excluding the certificate of occupancy which Tenant must obtain prior to operating its business in the Premises (collectively, the “Required Permits”), on or before the Rent Commencement Date, time being of the essence.  Tenant shall thereafter maintain all Required Permits.  Tenant, at Tenant’s expense, shall at all times comply with the terms and conditions of each such Required Permit.  Landlord shall cooperate with Tenant, at Tenant’s sole cost and expense, in connection with its application for Required Permits.

20.                               DEFAULT.

20.1                        Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder by Tenant:

(a)                                 If Tenant fails to make any payment of Rent or any other payment required hereunder, as and when due, and such failure shall continue for a period of five (5) days after notice thereof from Landlord to Tenant; provided, however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if (i) Tenant fails to make any payment within five (5) days after the due date therefor, and (ii) Landlord has given Tenant written notice under this Section 20.1(a) on two (2) or more occasions during the twelve (12) month interval preceding such failure by Tenant;

(b)                                 Intentionally omitted

(c)                                  If Tenant shall fail to execute and deliver to Landlord an estoppel certificate pursuant to Section 16 above or a subordination and attornment agreement pursuant to Section 22 below, within the timeframes set forth therein and such failure continues for five (5) days after notice thereof;

(d)                                 If Tenant shall fail to maintain any insurance required hereunder;

(e)                                  If Tenant shall fail to restore the Security Deposit to its original amount or deliver a replacement Letter of Credit as required under Section 7 above;

(f)                                   If Tenant causes or suffers any release of Hazardous Materials in or near the Property;

(g)                                  If Tenant shall make a Transfer in violation of the provisions of Section 13 above, or if any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Section 13 hereof and Tenant does not cure such default within ten (10) days following written notice from Landlord;

(h)                                 If Tenant shall fail to timely perform its obligations under Section 3 and such failure continues for fifteen (15) days after notice;

(i)                                     The failure by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified above, and such failure continues for more than thirty (30) days after notice thereof from Landlord; provided, further, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than ninety (90) days from the date of such notice from Landlord;

(j)                                    Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant’s inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors;

(k)                                 Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors,

(l)                                     an attachment on mesne process, on execution or otherwise, or other legal process shall issue against Tenant or its property and a sale of any of its assets shall be held thereunder;

(m)                             any judgment, attachment or the like in excess of $100,000 shall be entered, recorded or filed against Tenant in any court, registry, etc.  and Tenant shall fail to pay such judgment within thirty (30) days after the judgment shall have become final beyond appeal or to discharge or secure by surety bond such lien, attachment, etc.  within thirty (30) days of such entry, recording or filing, as the case may be;

(n)                                 the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within thirty (30) days thereafter;

(o)                                 a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s Property and such appointment shall not be vacated within thirty (30) days; or

(p)                                 any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within thirty (30) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding.

Tenant shall reimburse Landlord, within thirty (30) days after demand, for up to $1,000.00 of Landlord’s reasonable out-of-pocket costs and expenses (including without limitation legal fees and costs) incurred in connection with the preparation and delivery of each notice of default delivered pursuant to this Section 20.1.

20.2                        Remedies.  Upon an Event of Default, Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of Rent or preceding breach of covenant or agreement and without prejudice to Tenant’s liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Expiration Date.  Upon such termination, Landlord shall have the right to utilize the Security Deposit or draw down the entire Letter of Credit, as applicable, and apply the proceeds thereof to its damages hereunder.  Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, by lawful process, enter into and upon the Premises (or any part thereof in the name of the whole); repossess the same, as of its former estate; and expel Tenant and those claiming under Tenant.  The words “re-entry” and “re-enter” as used in this Lease are not restricted to their technical legal meanings.

20.3                        Damages - Termination.

(a)                                 Upon the termination of this Lease under the provisions of this Section 20, Tenant shall pay to Landlord Rent up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord, either:

(i)                                     the amount (discounted to present value at the rate of five percent (5%) per annum) by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under Section 20.3(a)(ii) below), (x) the aggregate of Rent projected over the period commencing with such termination and ending on the Expiration Date, exceeds (y) the aggregate projected fair market rental value of the Premises for such period, taking into account a reasonable time period during which the Premises shall be unoccupied, plus all Reletting Costs (hereinafter defined); or (ii) amounts equal to Rent which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Expiration Date, provided, however, if

Landlord shall re-let the Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the Premises for new tenants, brokers’ commissions, and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom (collectively, “Reletting Costs”), it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining Term; and provided, further, that (x) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (y) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Section 20.3(a)(ii) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit.  If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.  Landlord shall use reasonable efforts to mitigate any damages hereunder following any termination of this Lease or any termination of Tenant’s possession of the Premises.  The obligation of Landlord to use reasonable efforts to mitigate damages shall not be construed to require Landlord to rent all or any portion of the Premises for a use which, or to a tenant who, would not qualify pursuant to the assignment provisions of this Lease, or to prioritize the renting of the Premises over other space which Landlord may have available in the Building or in other buildings owned by Landlord or its affiliates.

(b)                                 In calculating the amount due under Section 20.3(a)(i), above, there shall be included, in addition to the Base Rent, all other considerations agreed to be paid or performed by Tenant, including without limitation Tenant’s Share of Operating Costs and Tenant’s Tax Share of Taxes, on the assumption that all such amounts and considerations would have increased at the rate of five percent (5%) per annum for the balance of the full term hereby granted.

(c)                                  Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been terminated hereunder.

(d)                                 Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any Event of Default hereunder.

(e)                                  In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 20.3, Landlord may, by written notice to Tenant, at any time after this Lease is terminated under any of the provisions herein contained or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of (x) an amount equal to the lesser of (1) Rent accrued under this Lease in the twelve (12) months immediately prior to such termination, or (2) Rent payable during the remaining months of the Term if this Lease had not been terminated, plus (y) the amount of

Rent accrued and unpaid at the time of termination, less (z) the amount of any recovery by Landlord under the foregoing provisions of this Section 20.3 up to the time of payment of such liquidated damages.

20.4                        Landlord’s Self-Help; Fees and Expenses.  If Tenant shall default in the performance of any covenant on Tenant’s part to be performed in this Lease contained, including without limitation the obligation to maintain the Premises in the required condition pursuant to Section 10.1 above, Landlord may, upon reasonable advance notice, except that no notice shall be required in an emergency, immediately, or at any time thereafter, perform the same for the account of Tenant.  Tenant shall pay to Landlord upon demand therefor any costs incurred by Landlord in connection therewith, together with interest at the Default Rate until paid in full.  In addition, Tenant shall pay all of Landlord’s costs and expenses, including without limitation reasonable attorneys’ fees, incurred (i) in enforcing any obligation of Tenant under this Lease or (ii) as a result of Landlord or any of the Landlord Parties, without its fault, being made party to any litigation pending by or against any of the Tenant Parties.

20.5                        Waiver of Redemption, Statutory Notice and Grace Periods.  Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future Legal Requirements to redeem the Premises or to have a continuance of this Lease for the Term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.  Except to the extent prohibited by Legal Requirements, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.

20.6                        Landlord’s Remedies Not Exclusive.  The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

20.7                        No Waiver.  Landlord’s failure to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.  The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach.  The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations.  No provisions of this Lease shall be deemed to have been waived by either party unless such waiver be in writing signed by such party.  No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

20.8                        Restrictions on Tenant’s Rights.  During the continuation of any Event of Default, (a) Landlord shall not be obligated to provide Tenant with any notice pursuant to Sections

2.3 and 2.4 above; and (b) Tenant shall not have the right to make, nor to request Landlord’s consent or approval with respect to, any Alterations.

20.9                        Landlord Default.  Notwithstanding anything to the contrary contained in the Lease, Landlord shall in no event be in default in the performance of any of Landlord’s obligations under this Lease unless Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default, provided Landlord commences cure within 30 days) after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.  Except as expressly set forth in this Lease, Tenant shall not have the right to terminate or cancel this Lease or to withhold rent or to set-off or deduct any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord, and then only if the same continues after notice to Landlord thereof and an opportunity for Landlord to cure the same as set forth above.  In addition, Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against Landlord from rent thereafter due and payable under this Lease.

21.                               SURRENDER; ABANDONED PROPERTY; HOLD-OVER.

21.1                        Surrender

(a)                                 Upon the expiration or earlier termination of the Term, Tenant shall (i) peaceably quit and surrender to Landlord the Premises (including without limitation all lab benches, fume hoods, electric, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment therein) broom clean, in good order, repair and condition excepting only ordinary wear and tear and damage by fire or other insured Casualty or loss by Taking; (ii) remove all of Tenant’s Property, all autoclaves and cage washers and, to the extent specified by Landlord in accordance with Section 11 above, Alterations made by Tenant (provided Tenant shall have no obligation to remove any part of Landlord’s Work); and (iii) repair any damages to the Premises or the Building caused by the installation or removal of Tenant’s Property and/or such Alterations.  Tenant’s obligations under this Section 21.1(a) shall survive the expiration or earlier termination of this Lease.

(b)                                 At least thirty (30) days prior to the expiration of the Term (or, if applicable, within five (5) business days after any earlier termination of this Lease), Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Legal Requirements) to be taken by Tenant in order to render the Premises (including, without limitation, floors, walls, ceilings, counters, piping, supply lines, waste lines and plumbing in or serving the Premises and all exhaust or other ductwork in or serving the Premises) free of Hazardous Materials other than Third Party Hazardous Materials(6) and otherwise released for unrestricted use and occupancy, including without limitation causing the Premises to be decommissioned in accordance with the regulations of the U.S. Nuclear Regulatory Commission and/or the Massachusetts Department of Public Health (the “MDPH”) for the control of radiation and cause the Premises to be releases for

(6)  For purposes hereof, “Third Party Hazardous Materials” means Hazardous Materials, the presence of which Tenant demonstrates to Landlord’s reasonable satisfaction results from the acts or omissions of third parties unrelated to the Tenant Parties.

unrestricted use by the Radiation Control Program of the MDPH (the “Surrender Plan”).  The Surrender Plan (i) shall be accompanied by a current list of (A) all local, state and federal licenses, permits and approvals held by or on behalf of any Tenant Party with respect to Hazardous Materials in, on, under, at or about the Premises, and (B) Tenant’s Hazardous Materials, and (ii) shall be subject to the review and approval of Landlord’s environmental consultant.  In connection with review and approval of the Surrender Plan, upon request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning the use of and operations within the Premises as Landlord shall reasonably request.  On or before the expiration of the Term (or within thirty (30) days after any earlier termination of this Lease during which period Tenant’s use and occupancy of the Premises shall be governed by Section 21.3 below unless such termination is due to a Casualty or Taking), Tenant shall (i) perform or cause to be performed all actions described in the approved Surrender Plan, and (ii) deliver to Landlord a certification from a certified third party industrial hygienist reasonably acceptable to Landlord certifying that the Premises do not contain any Hazardous Materials other than Third Party Hazardous Materials and evidence that the approved Surrender Plan shall have been satisfactorily completed by a contractor acceptable to Landlord (the “Surrender Report”), and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the expiration of the Term (or, if applicable, the date which is thirty (30) days after any earlier termination of this Lease), free of Hazardous Materials other than Third Party Hazardous Materials and otherwise available for unrestricted use and occupancy as aforesaid.  Landlord shall have the unrestricted right to deliver the Surrender Plan, the Surrender Report and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.  Such third parties and the Landlord Parties shall be entitled to rely on the Surrender Report.  If Tenant shall fail to prepare a Surrender Plan or submit a Surrender Report based on the Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address the use of Hazardous Materials by any of the Tenant Parties in, on, at, under or about the Premises, (A) Landlord shall have the right to take any such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Property are surrendered in the condition required hereunder, the cost of which actions shall be reimbursed by Tenant as Additional Rent upon demand; and (B) if the Term shall have ended, unless and until Landlord elects to take such actions to assure that the Premises are surrendered in the condition required hereunder, Tenant shall be deemed to be a holdover tenant subject to the provisions of Section 21.3 below until the date on which Tenant delivers the Surrender Report (in the form required hereunder) to Landlord.  Tenant’s obligations under this Section 21.1(b) shall survive the expiration or earlier termination of the Term.

(c)                                  No act or thing done by Landlord during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord.  Unless otherwise agreed by the parties in writing, no employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the expiration or earlier termination of this Lease.  The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises.

(d)                                 Notwithstanding anything to the contrary contained herein, Tenant shall, at its sole cost and expense, remove from the Premises, prior to the end of the Term, any item installed by or for Tenant and which, pursuant to Legal Requirements, must be removed therefrom before the Premises may be used by a subsequent tenant.

(e)                                  Tenant hereby assigns to Landlord any warranties in effect on the last day of the Term with respect to any fixtures and Alterations installed in the Premises.  Tenant shall provide Landlord with copies of any such warranties prior to the expiration of the Term (or, if the Lease is earlier terminated, within 5 days thereafter).

21.2                        Abandoned Property.  After the expiration or earlier termination hereof, if Tenant fails to remove any property from the Building or the Premises which Tenant is obligated by the terms of this Lease to remove within five (5) business days after written notice from Landlord, such property (the “Abandoned Property”) shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit.  If any item of Abandoned Property shall be sold, Tenant hereby agrees that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, to the expenses of the sale, the cost of moving and storage, any damages to which Landlord may be entitled under Section 20 hereof or pursuant to law, and to any arrears of Rent.

21.3                        Holdover.  If any of the Tenant Parties holds over after the end of the Term, Tenant shall be deemed a tenant-at-sufferance subject to the provisions of this Lease; provided that whether or not Landlord has previously accepted payments of Rent from Tenant, (i) Tenant shall pay Base Rent at 150% of the highest rate of Base Rent payable during the Term, (ii) Tenant shall continue to pay to Landlord all additional rent, and (iii) if such holdover continues for more than thirty (30) days, Tenant shall be liable for all damages, including without limitation lost business and consequential damages, incurred by Landlord as a result of such holding over, Tenant hereby acknowledging that Landlord may need the Premises after the end of the Term for other tenants and that the damages which Landlord may suffer as the result of Tenant’s holding over cannot be determined as of the Execution Date.  Nothing contained herein shall grant Tenant the right to holdover after the expiration or earlier termination of the Term.

22.                               MORTGAGEE RIGHTS.

22.1                        Subordination.  Tenant’s rights and interests under this Lease shall be (i) subject and subordinate to any ground lease (including without limitation the Ground Lease), and to any mortgages, deeds of trust, overleases, or similar instruments covering the Premises, the Building and/or the Land and to all advances, modifications, renewals, replacements, and extensions thereof (each of the foregoing, a “Mortgage”), or (ii) if any Mortgagee elects, prior to the lien of any present or future Mortgage.  Tenant further shall attorn to and recognize any successor landlord, whether through foreclosure or otherwise, as if the successor landlord were the originally named landlord.  The provisions of this Section 22.1 shall be self-operative and no further instrument shall be required to effect such subordination or attornment; however, Tenant agrees to execute, acknowledge and deliver such instruments, confirming such subordination and attornment in such form as shall be requested by any such holder within fifteen (15) days of request therefor.  Landlord shall use commercially reasonable efforts to cause any future Mortgagee to execute a commercially reasonable so-called subordination, non-disturbance and attornment agreement with respect to this Lease.

22.2                        Notices.  Tenant shall give each Mortgagee the same notices given to Landlord concurrently with the notice to Landlord, and each Mortgagee shall have a reasonable opportunity thereafter to cure a Landlord default, and Mortgagee’s curing of any of Landlord’s default shall be treated as performance by Landlord.

22.3                        Mortgagee Liability.  Tenant acknowledges and agrees that if any Mortgage shall be foreclosed, (a) the liability of the Mortgagee and its successors and assigns shall exist only so long as such Mortgagee or purchaser is the owner of the Premises, and such liability shall not continue or survive after further transfer of ownership; and (b) such Mortgagee and its successors or assigns shall not be (i) liable for any act or omission of any prior lessor under this Lease, provided, however, that the foregoing shall not release such Mortgagee and/or its successors or assigns from liability for any default of its obligations under the Lease occurring after the date on which such Mortgagee succeeds to Landlord’s interest hereunder, including, without limitation, any maintenance obligations; (ii) liable for the performance of Landlord’s covenants pursuant to the provisions of this Lease which arise and accrue prior to such entity succeeding to the interest of Landlord under this Lease or acquiring such right to possession; (iii) subject to any offsets or defense which Tenant may have at any time against Landlord; (iv) bound by any base rent or other sum which Tenant may have paid previously for more than one (1) month; or (v) liable for the performance of any covenant of Landlord under this Lease which is capable of performance only by the original Landlord.

23.                               QUIET ENJOYMENT.  Landlord covenants that so long as there is no Event of Default hereunder, Tenant shall peaceably and quietly hold, occupy and enjoy the Premises during the Term from and against the claims of all persons lawfully claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease, any matters of record or of which Tenant has knowledge and to any Mortgage to which this Lease is subject and subordinate, as hereinabove set forth.

24.                               NOTICES.  Any notice, consent, request, bill, demand or statement hereunder (each, a “Notice”) by either party to the other party shall be in writing and shall be deemed to have been duly given when either delivered by hand or by nationally recognized overnight courier (in either case with evidence of delivery or refusal thereof) addressed as follows:

If to Landlord:	620 Memorial Leasehold LLC
c/o MIT Investment Management Company
238 Main Street, Suite 200
Cambridge, MA 02142
Attention: Steven C. Marsh

With copies to:	Goulston & Storrs
400 Atlantic Avenue
Boston, MA 02110
Attention: Colleen P. Hussey, Esquire

and

Colliers International
336 Main Street
Cambridge, MA 02142
Attention: Kristina Descoteaux

if to Tenant:	Prior to the Term Commencement Date:

Syros Pharmaceuticals, Inc.
480 Arsenal Street, Suite 130
Watertown, MA 02472
Attention: Lisa Roberts

From and after the Term Commencement Date:

Syros Pharmaceuticals, Inc.
620 Memorial Drive
Cambridge, MA 02139
Attention: Lisa Roberts

With copies to:

WilmerHale LLP
60 State Street
Boston, MA 02109
Attention: Paul Jakubowski, Esquire

Notwithstanding the foregoing, any notice from Landlord to Tenant regarding ordinary business operations (e.g., exercise of a right of access to the Premises, maintenance activities, invoices, etc.) may also be given by written notice delivered by facsimile to any person at the Premises whom Landlord reasonably believes is authorized to receive such notice on behalf of Tenant without copies as specified above, provided that no such notice shall be relied upon for purposes of determining the running of any periods with respect to any Event of Default hereunder.  Either party may at any time change the address or specify an additional address for such Notices by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States.  Notices shall be effective upon the date of receipt or refusal thereof.

25.                               MISCELLANEOUS.

25.1                        Separability.  If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of this Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

25.2                        Captions.  The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.

25.3                        Broker.  Tenant and Landlord each warrants and represents that it has dealt with no broker in connection with the consummation of this Lease other than Cushman & Wakefield (“Broker”).  Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any Claims arising in breach of the representation and warranty set forth in the immediately preceding sentence.  Landlord shall be solely responsible for the payment of any brokerage commissions to Broker.

25.4                        Entire Agreement.  This Lease, Lease Summary Sheet and Exhibits 1-8 attached hereto and incorporated herein contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein.  Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that Tenant in no way relied upon any other statements or representations, written or oral.  This Lease may not be modified orally or in any manner other than by written agreement signed by the parties hereto.

25.5                        Governing Law.  This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts and any applicable local municipal rules, regulations, by-laws, ordinances and the like.

25.6                        Representation of Authority.  By his or her execution hereof, each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he or she is duly authorized to execute this Lease on behalf of such party.  Upon Landlord’s request, Tenant shall provide Landlord with evidence that any requisite resolution, corporate authority and any other necessary consents have been duly adopted and obtained.

25.7                        Expenses Incurred by Landlord Upon Tenant Requests.  Tenant shall, upon demand, reimburse Landlord for all reasonable expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant’s plans and specifications in connection with proposed Alterations to be made by Tenant to the Premises or in connection with requests by Tenant for Landlord’s consent to make a Transfer.  Such costs shall be deemed to be additional rent under this Lease.

25.8                        Survival.  Without limiting any other obligation of Tenant which may survive the expiration or prior termination of the Term, all obligations on the part of Tenant to indemnify, defend, or hold Landlord harmless, as set forth in this Lease shall survive the expiration or prior termination of the Term.

25.9                        Limitation of Liability.  Tenant shall neither assert nor seek to enforce any claim against Landlord or any of the Landlord Parties, or the assets of any of the Landlord Parties, for breach of this Lease or otherwise, other than against Landlord’s interest in the Building and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease.  This Section 25.9 shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord.  Landlord and Tenant specifically agree that in no event shall any officer, director, trustee, employee or representative of Landlord or any of the other Landlord Parties ever be personally liable for any obligation under this Lease, nor shall Landlord or any of the other Landlord Parties be liable for consequential or incidental damages or for lost profits whatsoever in connection with this Lease, nor shall Tenant or any other Tenant Party or any officer, director, shareholder, trustee, employee, agent or representative of any of them be liable for consequential or incidental damages or for lost profits whatsoever in connection with this Lease except with respect to the potential liability of Tenant under Sections 17 or 21.3 hereof.

25.10                 Binding Effect.  The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Section 13 hereof shall operate to vest any rights in any successor or assignee of Tenant.

25.11                 Landlord Obligations upon Transfer.  Upon any sale, transfer or other disposition of the Building, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord’s ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord, except as otherwise agreed in writing.

25.12                 No Grant of Interest.  Tenant shall not grant any security interest whatsoever in (a) any fixtures within the Premises or (b) any item paid in whole or in part by Landlord without the consent of Landlord.

25.13                 No Air Rights.  No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.  If at any time any windows of the Premises are temporarily darkened or the light therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Property, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

25.14                 Financial Information.  Tenant shall deliver to Landlord, within thirty (30) days after Landlord’s reasonable request, Tenant’s most recently completed balance sheet and related statements of income, shareholder’s equity and cash flows statements (audited if available) certified by an officer of Tenant as being true and correct in all material respects.  Any such financial information may be relied upon by Landlord and any actual or potential lessor, purchaser, or mortgagee of the Property or any portion thereof.

25.15                 Confidentiality.

(a)                                 Each party hereby covenants and agrees (1) to keep the contents of the Lease confidential; and (2) not to disclose or reveal the contents of the Lease to any person other than its Engaged Persons (hereinafter defined).  In the event that either party is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose all or any portion of the Lease, such party agrees that it will provide the other party with reasonable notice of such request or requirement in order to enable the other party to seek an appropriate protective order or other remedy, to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Confidentiality Agreement.  The other party shall respond in such a time and manner that does not put the disclosing party or any of its Engaged Persons at risk of violation of such law or regulation or legal process.

(b)                                 In connection with the Lease, Landlord has delivered and/or will deliver to Tenant from time to time certain information about the Property, which may include, without limitation, master leases, environmental reports and other title, zoning, geotechnical, permitting, environmental and operational materials relating to the Property (such information whether furnished before or after the date hereof, whether oral or written, and regardless of the manner in which it is furnished, is collectively hereinafter referred to as the “Landlord’s Proprietary Information”).  Landlord’s Proprietary Information does not include, however, information which (1) is or becomes generally available to the public other than as a result of a disclosure in violation of this Section 25.15 by Tenant or Tenant’s Engaged Persons, as defined below; (2) was available to Tenant on a non-confidential basis prior to its disclosure by Landlord; or (3) becomes available to Tenant on a non-confidential basis from a person other than Landlord who is not to the knowledge of Tenant or Tenant’s Engaged Persons otherwise bound by a confidentiality agreement with Landlord, or is otherwise not under an obligation to Landlord not to transmit the information to Tenant.

(i)                                     Tenant hereby covenants and agrees (A) to keep all Landlord’s Proprietary Information confidential; (B) not to disclose or reveal any Landlord’s Proprietary Information to any person other than those persons, including without limitation its and its affiliates’ employees, agents and representatives, whose duties and responsibilities reasonably require that Landlord’s Proprietary Information be disclosed to them in connection with the Lease (such persons are hereinafter referred to as “Tenant’s Engaged Persons”); (C) to cause Tenant’s Engaged Persons to observe the terms of this Section 25.15; and (D) not to use any Landlord’s Proprietary Information for any purpose other than in connection with the Lease.

(ii)                                  In the event that Tenant is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Landlord’s Proprietary Information or any other information concerning the Property, Tenant agrees that it will provide Landlord with reasonable notice of such request or requirement in order to enable Landlord to seek an appropriate protective order or other remedy, to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Section 25.15.  In any such event Landlord shall respond in such a time and manner that does not put Tenant or any of its Engaged Persons at risk of violation of such law or regulation or legal process.

(iii)                               Without prejudice to the rights and remedies otherwise available at law or in equity, Tenant agrees that Landlord shall be entitled to seek equitable relief by way of injunction or otherwise if Tenant or any of Tenant’s Engaged Persons breach or threaten to breach any of the provisions of this Section 25.15.

(c)                                  In connection with the Lease, from time to time Tenant has delivered and/or will deliver to Landlord certain information about Tenant and/or its affiliates, including but not limited to financial information and other information related to the business and properties of Tenant and/or its affiliates (such information whether furnished before or after the Effective Date hereof, whether oral or written, and regardless of the manner in which it is furnished, is collectively hereinafter referred to as “Tenant’s Proprietary Information”).  Tenant’s Proprietary Information does not include, however, information which (1) is or becomes generally available to the public other than as a result of a disclosure in violation of this Section 25.15 by Landlord or Landlord’s Engaged Persons, as defined below; (2) was available to Landlord on a non-confidential basis prior to its disclosure by Tenant; or (3) becomes available to Landlord on a non-confidential basis from a person other than Tenant who is not to the knowledge of Landlord or Landlord’s Engaged Persons otherwise bound by a confidentiality agreement with Tenant, or is otherwise not under an obligation to Tenant not to transmit the information to Landlord.

(i)                                     Landlord hereby covenants and agrees (A) to keep all Tenant’s Proprietary Information confidential; (B) not to disclose or reveal any Tenant’s Proprietary Information to any person other than those persons, including without limitation its and its affiliates’ employees, agents and representatives, whose duties and responsibilities reasonably require that Tenant’s Proprietary Information be disclosed to them in connection with the Lease and/or Landlord’s interest in the Property (such persons are hereinafter referred to as “Landlord’s Engaged Persons”); (C) to cause Landlord’s Engaged Persons to observe the terms of this Section 25.15; and (D) not to use any Tenant’s Proprietary Information for any purpose other than in connection with the Lease and/or Landlord’s interest in the Property.

(ii)                                  In the event that Landlord is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Tenant’s Proprietary Information, Landlord agrees that it will provide Tenant with reasonable notice of such request or requirement in order to enable Tenant to seek an appropriate protective order or other remedy, to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Section 25.15.  In any such event Tenant shall respond in such a time and manner that does not put Landlord or any of its Engaged Persons at risk of violation of such law or regulation or legal process.

(iii)                               Without prejudice to the rights and remedies otherwise available at law or in equity, Landlord agrees that Tenant shall be entitled to seek equitable relief by way of injunction or otherwise if Landlord or any of Landlord’s Engaged Persons breach or threaten to breach any of the provisions of this Section 25.15.

(d)                                 Tenant will be responsible for any breach of the terms of this Section 25.15 by it and/or Tenant’s Engaged Persons.  Landlord will be responsible for any breach of the terms of this Section 25.15 by it and/or Landlord’s Engaged Persons.

(e)                                  The provisions of this Section 25.15 shall survive the expiration or earlier termination of the Lease for two (2) years.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF the parties hereto have executed this Lease as a sealed instrument as of the Execution Date.

LANDLORD

620 MEMORIAL LEASEHOLD LLC

By:	/s/ Seth Alexander
Name: Seth Alexander
Title: President

TENANT

SYROS PHARMACEUTICALS, INC.

By:	/s/ Nancy Simonian
Name: Nancy
Title: CEO

EXHIBIT 1

LEASE PLAN

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EXHIBIT 2

LEGAL DESCRIPTION

Parcel 1:

The land with the buildings thereon in Cambridge, Middlesex County, Massachusetts situated on the northerly side of Memorial Drive and the westerly side of Vassar Street, now known as and numbered 620 Memorial Drive, and shown as the parcel marked “AREA = 44,677 +1- SF” on a plan entitled “Plan of Land in Cambridge, MA Middlesex County”, prepared by Beals and Thomas, Inc., dated January 28, 1994 recorded with the Middlesex South Deeds on February 17, 1994 as Plan No.  134 of 1994 and bounded and described according to said plan as follows:

SOUTHERLY	by Memorial Drive by two curved lines, measuring respectively, 4.62 feet and 196.73 feet;

WESTERLY	by land now or formerly of Massachusetts Institute of Technology LC No. 2495C, 143.97 feet;

NORTHWESTERLY and NORTHERLY

by the southeasterly and southerly lines of a strip of land marked “Railroad Way” on said plan, four lines, the third of which is a curved line, measuring respectively 30.28 feet, 66.70 feet, 105.51 feet and 70.51 feet;

SOUTHEASTERLY and EASTERLY	by Vassar Street and by two lines, the first of which is a curved line, measuring respectively, 84.20 feet and 148.20 feet; and

SOUTHEASTERLY	by the intersection of Vassar Street and Memorial Drive by a curved line, 23.50 feet.

Together with the benefit of and subject to the terms of, a Grant of Easement from the City of Cambridge to Charles River Building Limited Partnership dated January 9, 1997, and recorded on January 17, 1997, as Instrument No.  268 in Book 26997, Page 351.

Parcel 2:

A parcel of land on Memorial Drive, formerly Charles River Parkway, in Cambridge, Middlesex County, Massachusetts, shown as Lot 3 on a plan entitled “Subdivision Plan of Land in Cambridge” by W.T. Fairclough, dated June 23, 1953, filed for registration with the Middlesex County South Registry District of the Land Court as Plan No., 2495C with Certificate of Title No.  78992, bounded and described as follows:

NORTHWESTERLY	by Lot 2 on said plan, 183,78 feet;

EASTERLY:	by land formerly of Benjamin F. Brown et al, 143.97 feet; and

SOUTHERLY:	by Memorial Drive (Charles River Road as shown on said plan) 139.13 feet.

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EXHIBIT 3

LANDLORD’S WORK

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EXHIBIT 4

FORM OF LETTER OF CREDIT

BENEFICIARY:	ISSUANCE DATE:

[LANDLORD]	IRREVOCABLE STANDBY LETTER OF CREDIT NO.

ACCOUNTEE/APPLICANT:	MAXIMUM/AGGREGATE CREDIT AMOUNT: USD: $ .

< [TENANT]

LADIES AND GENTLEMEN:

We hereby establish our irrevocable letter of credit in your favor for account of the applicant up to an aggregate amount not to exceed                and    /100 US Dollars ($      .   ) available by your draft(s) drawn on ourselves at sight (i) bearing the clause “Drawn under Irrevocable Standby Letter of Credit Number           ,” and (ii) including a Beneficiary’s dated statement purportedly signed by an authorized signatory or agent reading:  “This draw in the amount of                     U.S. Dollars ($           ) under your Irrevocable Standby Letter of Credit No.                         represents funds due and owing to us pursuant to the terms of that certain lease by and between               , a               , as landlord, and             , as tenant (the “Lease”), and/or any amendment to the Lease or any other agreement between such parties related to the Lease,” and (iii) indicating whether payment should be made by wire transfer (including wiring instructions) or by certified check (including mailing address), accompanied by the original of this Letter of Credit and all amendments, if any.  The original Letter of Credit and all amendments, if any, shall be returned to you unless fully utilized.

Unless otherwise stated, all correspondence, documents and sight drafts are to be sent via facsimile to (   )   -     with originals to follow by hand delivery with receipted delivery, nationally recognized overnight courier with receipted delivery or certified mail, return receipt requested to our counters at                <address>.  The date of presentment of any draw shall be the date copies of the Letter of Credit and sight draft are faxed by Beneficiary to     <bank>.

You shall have the right to make partial draws against this Letter of Credit, from time to time.

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You shall be entitled to assign your interest in this Irrevocable Standby Letter of Credit from time to time to your lender(s) and/or your successors in interest without our approval and without charge.  In the event of an assignment, we reserve the right to require reasonable evidence of such assignment as a condition to any draw hereunder.

Except as otherwise expressly stated herein, this Letter of Credit is subject to the “International Standby Practices 1998” promulgated jointly by the Institute for International Banking Law and Practice and the International Chamber of Commerce, effective January 1, 1999.

This Letter of Credit shall expire at our office on                 , 20   (the “Stated Expiration Date”).  It is a condition of this Letter of Credit that the Stated Expiration Date shall be deemed automatically extended without amendment for successive one (1) year periods from such Stated Expiration Date, unless at least sixty (60) days prior to such Stated Expiration Date (or any anniversary thereof) we shall send a written notice to you, with a copy to Goulston & Storrs, 400 Atlantic Avenue, Boston, MA 02110, Attention:  Colleen P.  Hussey and to the Accountee/Applicant, by hand delivery, nationally recognized overnight courier with receipted delivery or by certified mail (return receipt requested) that we elect not to consider this Letter of Credit extended for any such additional one (1) year period.  In the event that this Letter of Credit is not extended for an additional period as provided above, you may draw the entire amount available hereunder.

If at any time prior to presentation of documents for payment hereunder, we receive a notarized certificate signed by one who purports to be a duly authorized representative on your behalf to execute and deliver such certificate, stating that this Letter of Credit has been lost, stolen, damaged or destroyed, we will mail you a “Certified True Copy” of this Letter of Credit, which shall be treated by us as an original.

In order to cancel this Letter of Credit prior to expiration, you must return this original Letter of Credit and any amendments hereto to our counters with a statement signed by you stating that the Letter of Credit is no longer required and is being returned to the issuing bank for cancellation.  In addition, this Letter of Credit may be canceled prior to expiration upon our receipt of a dated statement purportedly signed by (i) an authorized signatory or agent of the Accountee/Applicant and (ii) an authorized signatory or agent of the beneficiary.

We hereby agree with the drawers, endorsers and bonafide holders that the drafts drawn under and in accordance with the terms and condition of this Letter of Credit shall be duly honored within two (2) business days after the date of presentment.

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EXHIBIT 5

ALTERATIONS CHECKLIST

Scope letter describing project, design/construction team, and appropriate vendors.  Insurance certificate(s) for Contractors.
Construction Documents (CDs) - Plans and Specifications - stamped by licensed AIA.  Code Review by licensed code engineer incorporated in CDs and/or by stamped letter.

Code specific - accessibility.
Code specific - egress paths/exits (numbers, locations, distance).
Code specific - fire protection, sprinkler distribution, horns/strobes/signage locations.

Landlord Approved architect, MEPFP engineer, code engineer, structural engineer.
Building permit application.

Signatures by Architect, Licensed Construction Supervisor.

Cost Affidavit with backup estimate from contractor.
Architect Affidavit.
MEP Affidavit.
FP Affidavit.
Structural Affidavit.
Construction Cost Affidavit.
Structural Affidavit.
Structural Affidavit.

Low Voltage Wiring Within Premises:
Insurance certificate(s) for Contractor, if applicable
If installer is employee, copy of valid government issued electrical license
Code Review by licensed code engineer
permit application as requested by Inspectional Services Department.

Signature by Licensed Professional (electrician)

Ethernet wiring within Premises:

Insurance certificate(s) for Contractor, if applicable

If installer is employee, copy of valid government issued electrical license (to the extent legally required)

Code Review by licensed code engineer
permit application as requested by Inspectional Services Department.
Signature by Licensed Professional (electrician) to the extent legally required

1

EXHIBIT 6

TENANT’S HAZARDOUS MATERIALS

1

Index	Prefix	Chemical Name	Vendor	CAS	Notes	Flashpoint (F)	Flammable Class	other hazards	Bottle Size	Amount unit (L, ml, g)
A	4-	Amino-2,2,6,6-tetramethylpiperidine	Sigma Aldrich	36768-62-4	Combustible, corrosive	167			5	g
1		10058-F4	Sigma Aldrich	—	skin sensitiser, irritant	—			25	mg
1		10074-g5	Sigma Aldrich	413611-93-5		—			25	mg
A	bis-	AAF-R110 substrate	Promega	—	Combustible, irritant	131			50	ul
A		AccuTaq LA DNA Polymerase	Sigma Aldrich	—	Combustible	—			500	units
A		Acetazolamide	Sigma Aldrich	59-66-5	Irritant	—			10	g
A		Acetic Acid	Sigma Aldrich	64-19-7		104	II		2.5	L
A		Acetone	Sigma Aldrich	67-64-1		1.4	1B		4	L
A		Acetonitrile	Sigma Aldrich	75-05-8		35.6	1B		4	L
A		Acetophenone	Sigma Aldrich	98-86-2	Combustible, irritant	169			5	ml
A	4-	Acetylphenylboronic acid	Sigma Aldrich	149104-90-5	Irritant	—			25	g
A		Acriflavine	Sigma Aldrich	8048-52-0	Irritant	—			25	g
A		Acryloyl Chloride, 97.0%,	Sigma Aldrich	814-68-6		57	1B		5	g
A		Actinomycin D	Sigma Aldrich	50-76-0	Toxic by ingestion	—			5	mg
A		Adenosine 5’-triphosphate disoium salt hydrate	Sigma Aldrich		Toxic, carcinogen				10	g
A		Albumin Standard	Thermo Fisher	—		—			2	ml
A		Allyl acetate	Sigma Aldrich	591-87-7	Flammable, toxic, irritant	52	1B		100	ml
A		Aluminum Chloride	Sigma Aldrich	7446-70-0	Teratogen	—			5	g
A	a-	Amantin	Sigma Aldrich	23109-05-9	Highly toxic	—			1	mg
A	7-	Amino-3,4-dihydro-1H-isoquinoline-2-carboxylic acid tert-butyl ester	Sigma Aldrich		Toxic				250	mg
A	4-	Amino-1-Boc-piperidine	Sigma Aldrich	87120-72-7	Irritant	—			5	g
A	5-	Amino-2- Methoxybenzoic acid, 97%	Sigma Aldrich	3403-47-2		—			1	g
A	5-	Amino-2- Methylbenzoic acid, 97%	Sigma Aldrich	2840-04-2		—			1	g
A	6-	Amino2-azaspiro[3.3]heptane-2-carboxylic acid tert- butyl ester	Synthonix	1211586-09-2					1	g
A	2-	Amino-3,5,6-Trimethyl-4 3H)-pyrimidinone	Sigma Aldrich		Harmful				1	g
A	2-	Amino-4-bromobenzoic acid	Sigma	20776-50-5		—			1	g

2

Index	Prefix	Chemical Name	Vendor	CAS	Notes	Flashpoint (F)	Flammable Class	other hazards	Bottle Size	Amount unit (L, ml, g)
			Aldrich
A	2-	Amino-7-azaspiro[3.5]nonane-7-carboxylic acid tert-butyl ester	Synthonix	1239319-82-4					1	g
A	4-	Aminobenzaldehyde	Sigma Aldrich	556-18-3		—			250	mg
A	3-	Aminobenzoic acid	Sigma Aldrich	99-05-8		302	IIIB		100	g
A	4-	Aminobenzoic acid	Sigma Aldrich	150-13-0	Irritant	—			100	g
A	4-	aminocyclohexanone	Sigma Aldrich	—	Harmful, irritant	—			100	mg
A	4-(2-	Aminoethyl)benzoic acid hydrochloride	Sigma Aldrich	60531-36-4	Irritant	—			1	g
A	1 - (2-	Aminoethyl)-Pyrolidine	Sigma Aldrich	7154-73-6	Combustible	117	II		1	g
A	5-	Aminoisatoic Anhydride	Sigma Aldrich	169037-24-5	Sensitizer	—			—	—
A	Trans-4-	Aminomethyl) Cyclohexanecarboxylic acid	Sigma Aldrich	1197-18-8	Irritant				50	g
A	2-	Aminomethyl)benzoic acid hydrochloride	Sigma Aldrich	10017-39-7				possible sensitizer	250	mg
A	4-	Aminomethyl)Benzoic Acid, 97%	Sigma Aldrich	56-91-7		—			5	g
A	4-	Aminopyridine	Sigma Aldrich	504-24-5	Toxic, irritant	—			25	g
A	3-	Aminorhodanine	Sigma Aldrich	1438-16-0	Toxic	—			10	g
A	N-(-	Aminospiro[3.3]hept-6-yl)carbamic acid butyl-ester	Synthonix	1239589-52-6
A		Ammonia solution	Sigma Aldrich	7664-41-7	Flammable, toxic, corrosive	43			—	—
A		Ammonium bicarbonate	Sigma Aldrich	1066-33-7		—			500	g
A		Ammonium carbonate	Sigma Aldrich	506-87-6	Harmful	—			100	g
A		Ammonium chloride	Sigma Aldrich	12125-02-9		—			1	kg
A		Ammonium chloride	Fisher	12125-02-9	Irritant	—			500	g
A		Ammonium hydroxide	Fisher	7664-41-7	Corrosive	—			2.5	ml
A		Ammonium molybdate	Sigma Aldrich	13106-76-8	Irritant	—			100	g
A		Ammonium phosphomolybdate hydrate		54723-94-3	GHS - Skin irritation, eye irritation, specific target organ toxicity
A		Ampicillin sodium salt	Sigma Aldrich	69-52-3	Skin and respiratory sensitizer	—			25	g
A		Aniline	Sigma Aldrich	62-53-3	Combustible, toxic, skin sensitizer, carcinogen, mutagen	158	IIIA		5	Ml
A		Anthranilamide	Sigma Aldrich	88-68-6	Skin sensitizer, irritant	388			100	g
A		Anthranilic acid	Sigma	118-92-3		—			25	g

3

Index	Prefix	Chemical Name	Vendor	CAS	Notes	Flashpoint (F)	Flammable Class	other hazards	Bottle Size	Amount unit (L, ml, g)
			Aldrich
A		Anti-AXL, antibody produced in rabbit	Sigma Aldrich	56-81-5	Irritant	—			—	—
A		Antibodies in Phosphate	Thermo Fisher	—	—				—	—
A		Anti-CREB3L2, antibody produced in rabbit	Sigma Aldrich	56-81-5	Irritant
A		Anti-EXT1, antibody produced in rabbit	Sigma Aldrich	—	Skin irritant	—			—	—
A		Anti-HGF (ab2) antibody produced in rabbit	Sigma Aldrich		Skin irritant
A		Anti-MAX, antibody produced in rabbit	Sigma Aldrich	—		—			—	—
A		Anti-NTN4, anitbody produce in rabbit	Sigma Aldrich	56-81-5					—	—
A		Anti-PRKAG2, antibody produced in rabbit	Sigma Aldrich	56-81-5	Irritant
A		Anti-PTAFR antibody produced in rabbit	Sigma Aldrich	56-81-5	Irritant
A		Anti-SDC1, antibody produced in rabbit	Sigma Aldrich	56-81-5		—			—	—
A		Anti-TMEM27, antibody produced in rabbit	Sigma Aldrich	56-81-5
A		ApoTox-Glow Triplex Assay, 10ml	Promega	Kit		—			10	ml
A	L(+)-	Arabinose	Acros Organics	87-72-9	Irritant	—			—	—
A		ATX Ponceau S red staining solution	Sigma Aldrich	5965-83-3	Harmful	—			1	L
A	5-	Aza - 2’ -deoxycyt idine	Sigma Aldrich	2353-33-5	Irritant, teratogen, mutagen	—			5	mg
B		BCA Protein Assay Kit	Thermo Fisher	Kit		—			25	KU
B		Benzonase Nuclease	Sigma Aldrich	9025-65-4		—			25	KU
B		Benzyl bromide, reagent grade 98%	Sigma Aldrich	100-39-0	Combustible	187	IIIA		25	g
B		Benzyl Isocyanide, 98%	Sigma Aldrich	10340-91-7	Combustible	174	IIIA		1	g
B		Benzylamine	Sigma Aldrich	100-46-9	Combustible, harmful, corrosive	149	II	lachrymator	100	g
B		Benzylhydrazine dihydrochloride	Sigma Aldrich	20570-96-1	Irritant	—			5	g
B	N-	Biotinyl-3,6,9- Trioxaundecane-1,11-diamine trifluoroacetate salt solution	Sigma Aldrich	945462-84-0	Combustible	189	IIIA		100	mg
B		BIS (((Trifluoromethyl)Sulfinyl)Oxy) Zinc	Sigma Aldrich						—	—
B	[1,1’-	Bis(diphenylphosphino)ferrocene)dichloro palladium (II)	Sigma Aldrich	95464-05-4	Carcinogen
B		Blotting grade blocker	Bio-Rad	9000-71-9		—			—	—
B	1-	boc-3-(amino)azetidine	Sigma	—	Toxic	—			—	—

4

Index	Prefix	Chemical Name	Vendor	CAS	Notes	Flashpoint (F)	Flammable Class	other hazards	Bottle Size	Amount unit (L, ml, g)
			Aldrich
B	1-	Boc-3-(aminomethyl)piperdine	Sigma Aldrich	162167-97-7	harmful, irritant	>230	IIIB		100	mg
B		Boc-5-Ava-OH	Sigma Aldrich	27219-07-4	Irritant	235	IIIB		—	—
B	4-(	Boc-amino)benzylamine	Sigma Aldrich	220298-96-4	Harmful, skin sensitizer	—			500	mg
B	3-(	Boc-amino)propyl bromide	Sigma Aldrich	83948-53-2	Irritant				500	mg
B	N-	Boc-m-phenylenediamine	Sigma Aldrich	68621-88-5		—			5	g
B	N-	Boc-M-Phenyleneduanbem >98.0%	Sigma Aldrich						5	g
B	1-	Boc-piperidine-4-carboxaldehyde	Sigma Aldrich	137076-22-3	Irritant	—			—	—
B	1-	Boc-piperzine	Sigma Aldrich	57260-71-6		235	IIIB		—	—
B	N-	Boc-Pyrrolidine-3-Carboxylic Acid	Sigma Aldrich	59378-75-5	Irritant	—			1	g
B		Boric Acid	Sigma Aldrich	10043-35-3	Teratogen (testes)	—			500	g
B		Boron Tribromide, 1.0M Solution In	Sigma Aldrich	10294-33-4	Carcinogen, corrosive, fatal if inhaled	—			25	ml
B		Boron Trifluoride Diethly Etherate	Sigma Aldrich	109-63-7	Combustible, corrsive	118	II		100	ml
B		Bovine Serum Albumin, 2mg/ml	Bio-Rad	mixture		—			—	—
B	2-	Bromo-1,3-Dimethylbenzene, 98%	Sigma Aldrich	576-22-7	Combustible	165	IIIA		5	g
B	4-	Bromo-2 Chloropyridine, 97%	Sigma Aldrich	73583-37-6		225	IIIB		5	g
B	5-	Bromo-2’-Deoxyuridine	Sigma Aldrich						1	g
B	5-	Bromo-2-hydrazinopyridine	Sigma Aldrich	77992-44-0	Toxic, irritant	—			1	g
B	6-	Bromo-2-Naphthol, 97%	Sigma Aldrich	239-279-0		—			25	g
B	1-	Bromo-3-chloropropane	Sigma Aldrich	109-70-6	Combustible Liquid, Harmful by ingestion.	113	II		200	ml
B		Bromoacetic acid	Sigma Aldrich	79-08-3	Toxic, respiratory sensitizer, corrosive	235			100	g
B		Bromoacetyl chloride		22118-09-8	GHS- corrosive, eye damage, specific target organ toxicity				25	ml
B	2-	Bromobenzoic acid	Sigma Aldrich	88-65-3		—			25	g
B	3-	Bromobenzoic acid	Sigma Aldrich	585-76-2		—			25	G
B	5	Bromodeoxyuridine	Sigma Aldrich						1	g
B	2	Bromoethylamine hydrobromide	Sigma Aldrich	2576-47-8	Irritant	—			25	g

5

Index	Prefix	Chemical Name	Vendor	CAS	Notes	Flashpoint (F)	Flammable Class	other hazards	Bottle Size	Amount unit (L, ml, g)
B		Bromomethyl acetate	Sigma Aldrich	590-97-6	Combustible	135	II		—	g
B	2-	Bromomethyl) Acrylic Acid, 98%	Sigma Aldrich	72707-66-5	Corrosive	—			1	g
B	4-	Bromomethyl)benzoic acid	Sigma Aldrich	6232-88-8	Irritant, lachrymator	—			25	g
B	3-	Bromomethyl)benzonitrile	Sigma Aldrich	28188-41-2	corrosive	—			—	g
B	4-	Bromomethyl)benzonitrile	Sigma Aldrich	17201-43-3	respiratory sensitizer, corrosive	—			10	g
B	4-	Bromomethyl)phenylboronic acid	Sigma Aldrich	68162-47-0	Irritant	—			1	g
B	3	Bromopropionic acid	Sigma Aldrich	590-92-1	Corrosive	151			100	g
B	N	Bromosuccinimide reagent plus 99%	Sigma Aldrich	128-08-5	Corrosive	—			5	g
		Bromotripyrrolidinophosphonium
B		hexafluorophosphate	Sigma Aldrich	132705-51-2	Corrosive	—			1	g
B		Buffer Solution, pH 4, pH 7, pH 10	Fisher	mixture		—			—	g
B	1	Butanol	Sigma Aldrich	71-36-3	Flammable	95	1C		100	ml
B	Tert	Butanol, 99+%	Sigma Aldrich	75-65-0	Flammable	52	1B		100	ml
B	Tert	Butyl 1-Piperazinecarboxydate, 97%	Sigma Aldrich						1	g
B	Tert	Butyl Chloroacetate, 97%	Sigma Aldrich	107-59-5	Combustible, Corrosive	117	II		25	g
					Combustible, organic peroxide, corrosive,
B	Tert	Butyl Hydroperoxide, 5.0-6.0M	Sigma Aldrich	75-91-2	mutagen	109	II		25	ml
					Flammable, pyrophoric, corrosive,
B	n-	Butyllithium Solution, 1.6 M in Hexane	Sigma Aldrich	109-72-8	reporductive hazard	-15	1B		25	ml
B	3	Butyn-1-ol	Sigma Aldrich	927-74-2	Flammable, irritant	97			5	g
C		Cacodylic acid, sodium salt trihydrate	Acros Organics	6131-99-3	Toxic	—			—	—
C		Caffeic Acid	Sigma Aldrich	331-39-5	Carcinogen, teratogen	—			2	g
C		Caffeine		58-08-2	GHS- Acute toxicity				5	g
C		Calcium Chloride Anhydrous	Sigma Aldrich	10043-52-4		—			500	mg
C	1,1’	Carbonyldimidazole, Reagent Grade	Sigma Aldrich	530-62-1	Corrosive	—			—	—
C		Caspase-Glo 3/7 Substrate	Promega	125572-95-4	Irritant	212			—	—
C		Cefixime Trihydrage	Sigma Aldrich	125110-14-7	sensitizer	—			100	mg
C		Celastrol	Sigma	34157-83-0	Toxic by ingestion	—			10	mg

6

Index	Prefix	Chemical Name	Vendor	CAS	Notes	Flashpoint (F)	Flammable Class	other hazards	Bottle Size	Amount unit (L, ml, g)
			Aldrich
C		Celite 545, Filter aid	Sigma Aldrich	mixture		—			1	kg
C		Cerium(IV) sulfate	Sigma Aldrich	13590-82-4	Irritant	—			25	g
C		Cesium Carbonate	Sigma Aldrich	534-17-8		—			50	g
C		Chloramphenicol	Sigma Aldrich	56-75-7	Carcinogen	—			25	g
C	2	Chloro -4-Nitrobenzoic Acid 98%	Sigma Aldrich	99-60-5		—			100	g
C	4	Chloro-3-nitrobenzoic acid, 98%	Sigma Aldrich	96-99-1		—			5	g
C	3	Chloro-6-hydrazinopyridazine	Sigma Aldrich	17284-97-8	Harmful, skin sensitizer, irritant	—			1	g
C		Chloroacetyl Chloride, 98%	Sigma Aldrich	79-04-9	Corrosive	212	IIIB		5	g
C		Chloroform	Sigma Aldrich	67-66-3	Carcinogen, irritant	—			4	L
C	5	Chloroindole-3-Carboxaldehyde, 98%	Sigma Aldrich	827-01-0		—			5	g
C		Chloromethyl pivalate	Sigma Aldrich	18997-19-8	Combustible	104	II		25	g
C		Chlorosulfonyl isocyanate	Acros Organics	1189-71-5	water reactive	230	IIIB		5	ml
C		Chlorotrimethylsilane	Sigma Aldrich	75-77-4	Flammable, Corrosive	-0.4	1B		100	ml
C		Chlorox Germicidal Bleach	Clorox	7681-52-9	Corrosive				—	—
C		Cholera toxin from Vibrio Cholerae	sigma Aldrich	9012-63-9	Fatal in contact with skin	—			2	mg
C		Chromium(0) hexacarbonyl	Sigma Aldrich	13007-92-6	Toxic	—			10	g
C		CiDehol 70 Wipes	Decon Labs	—		—			—	—
C		Cinnamoyl chloride	Sigma Aldrich	102-92-1	Corrosive	235	IIIB		5	g
C		Citraconic anhydride	Sigma Aldrich	616-02-4	Toxic by skin absorbtion, irritant	214			25	g
C		Clean-Blot IP Detection Kit	Thermo Fisher	Kit		—			—	—
C		CleanSolutions-Waterbath	Akron Biotech	52-51-7	Irritant	—			—	—
C		Copper ( I) iodide	Sigma Aldrich	7681-65-4	Irritant	—			50	g
C		Copper ( II) Acetate 98%	Sigma Aldrich	142-71-2	Irritant	—			25	g
C		Copper(II) iodide	Sigma Aldrich	7681-65-4	Irritant	—			—	—
C		Copper(II) sulfate pentahydrate	Sigma Aldrich	7758-99-8	Toxic	—			5	g
C		Copper, Bare copper wire	Arcor	7440-50-8		—			—	—

7

Index	Prefix	Chemical Name	Vendor	CAS	Notes	Flashpoint (F)	Flammable Class	other hazards	Bottle Size	Amount unit (L, ml, g)
			electronics
C		Crontonyl chloride	Sigma Aldrich	625-35-4	Flammable, corrosive, carcinogen	95	1C		5	g
C		Crotonic acid 98%	Sigma Aldrich	107-93-7	Corrosive	190	IIIA		500	g
C		Curcumin	Sigma Aldrich	458-37-7	Irritant	—			5	g
C		Cyanoacetamide	Sigma Aldrich	107-91-5	Irritant	419	IIIB		100	G
C		Cyanoacetic acid	Sigma Aldrich	372-09-8	Corrosive	225	IIIB		25	g
C		Cyanogen Bromide, Reagent Grade 97%	Sigma Aldrich	506-68-3	Toxic, corrosive	—			5	g
C	4-	Cyanophenylacetic acid	Sigma Aldrich	5462-71-5	Harmful, irritant				1	g
C		Cyanuric chloride	Sigma Aldrich	108-77-0	Toxic, skin sensitizer, corrosive	—			250	g
C		Cyclohexyl Isocyanide, 98%	Sigma Aldrich	931-53-3	Combustible, toxic	171	IIIA		1	g
C		Cyclosporin A	Sigma Aldrich	59865-13-3	Carcinogen, Teratogen	—			5	mg
C		Cysteamine	Sigma Aldrich	60-23-1	Irritant	—			10	g
C	L-	Cysteine hydrochloride monohydrate	Sigma Aldrich	7048-04-6	Irritant	—			100	g
C		Cytosine B-D-arabinofuranoside	Sigma Aldrich	147-94-4	Skin sesitizer	—			—	—
D		Danazol	Sigma Aldrich	17230-88-5	Toxic, TOE Pituitary, Teratogen	—			100	mg
D		Diacylglycerol Kinase Inhibitor II	Sigma Aldrich	120166-69-0	Irritant	—			1	mg
D	1,11-	Diamino-3,6,9-Trioxaundecane, > +9&	Sigma Aldrich	929-75-9	Irritant	—			100	mg
D	2,3-	Diaminobenzoic acid	Sigma Aldrich	603-81-6	Irritant				1	g
D	3,4-	Diaminobenzoic acid	Sigma Aldrich	619-05-6	Irritant	—			25	g
	(1R,2R)-(-)-
D	1,2-	Diaminocyclohexane	Sigma Aldrich	20439-47-8	Corrosive	158	IIIA		1	g
	(1S,2S)-(+)-
D	1,2-	Diaminocyclohexane	Sigma Aldrich	21436-03-3	Corrosive	158	IIIA		1	g
D	cis-1,2-	Diaminocyclohexane	Sigma Aldrich	1436-59-5	Combustible, corrosive	158	IIIA		1	g
D	trans-1,4-	Diaminocyclohexane	Sigma Aldrich	2615-25-0	harmful, corrosive	160	IIIA		25	g
D	2,4-	Diaminotoluene	Sigma Aldrich	95-80-7					50	g
D	cis-	Diammineplatinum(II) dichloride	Sigma	15663-27-1	Toxic, carcinogen, eye damage	—			1	g

8

Index	Prefix	Chemical Name	Vendor	CAS	Notes	Flashpoint (F)	Flammable Class	other hazards	Bottle Size	Amount unit (L, ml, g)
			Aldrich
D	2,4-	Dichloro-5-(trifluoromethyl)pyrimidine	sigma Aldrich	3932-97-6	Toxic by ingestion, irritant	200	IIIB		1	g
D	2,4-	Dichloro-5-fluoropyrimidine	Sigma Aldrich	2927-71-1	Harmful, corrosive	223	IIIB		1	g
D	2,4-	Dichloro-5-methoxypyrimidine	Sigma Aldrich	1780-31-0	Corrosive	235	IIIB		5	g
D	2,4-	Dichloro-5-methylpyrimidine	Sigma Aldrich	19646-07-2	Harmful by ingestion, irritant	—			5	g
D	1,2-	Dichloroethane, Anhydrous, 99.8%	Sigma Aldrich	107-06-2	Flammable, carcinogen	55	1B		100	ml
D	2,3-	Dichloromaleic anhydride	Sigma Aldrich	1122-17-4	Irritant	—			5	g
D		Dichloromethane	Sigma Aldrich	75-09-2	Carcinogen, toxic, irritant	—			4	L
D	2,6-	Dichloropyridine, 98%	Sigma Aldrich	2402-78-0	Toxic	—			100	g
D	2,4-	Dichloropyrimidine, 98%	Sigma Aldrich	3934-20-1	Irritant	—			10	g
D	N,N’-	Dicyclohexylcarbodiimide	Sigma Aldrich	538-75-0	Toxic, corrosive	235	IIIB		—	—
D		Diethyl 1,3-acetonedicarboxylate	Sigma Aldrich	105-50-2	Combustible	160			50	g
D		Diethyl azodicarboxylate solution	Sigma Aldrich	1972-28-7	Combustible, teratogen	106			25	g
D		Diethyl ether	Sigma Aldrich	60-29-7	Flammable, harmful, irritant	-40	1A	BP 93 deg F	1	L
					Flammable, skin sensitizer, respiratory
D		Diethylamine	Sigma Aldrich	109-89-7	sensitizer	-9			1	L
		Diethylamino)-2-Butenoic Acid
D	4-(	Hydrochloride	Sigma Aldrich	98548-81-3	Irritant	—			—	—
D	3,4-	Dihydroxybenzaldehyde, 97%	Sigma Aldrich	205-377-7	Irritant	—			5	g
D	3,4-	Dihydroxybenzoic Acid	Sigma Aldrich	99-50-3	Irritant	—			25	g
					Flammable, water reactive, corrosive,
D		Diisobutylaluminum hydride solution	Sigma Aldrich	1191-15-7	carcinogen	1			100	ml
D	N,N’-	Diisopropylcarbodiimide	Sigma Aldrich	693-13-0	Flammable, sensitizer	88	1C		25	g
D	N,N-	Diisopropylethylamine	Sigma Aldrich	7087-68-5	Flammable, toxic, corrosive	51	1B		100	ml
D	N,O-	Dimehtylhydroxylamine hydrochloride	Sigma Aldrich	6638-79-5	Irritant	—			5	g
D	2,4-	Dimethoxy-3-Hydroxybenzaldehyde	Sigma Aldrich						50	mg
D	1,2-	Dimethoxyethane, Anhydrous, 99.5%	Sigma	110-71-4	Flammable, teratogen	41	1B		100	ml

9

Index	Prefix	Chemical Name	Vendor	CAS	Notes	Flashpoint (F)	Flammable Class	other hazards	Bottle Size	Amount unit (L, ml, g)
			Aldrich
D		Dimethyl sulfoxide	Sigma Aldrich	67-68-5	Combustible	189	IIIA		500	ml
D	N,N-	Dimethylacetamide, Anhydrous, 99.8%	Sigma Aldrich	127-19-5	Combustible, Irritant, toxic, teratogen	158	IIIA		100	ml
D	3,3-	Dimethylacryloyl chloride	Sigma Aldrich	3350-78-5	Combustible, corrosive	124	II		5	g
D		Dimethylamine, 2.0M solution in Tetra-	Sigma Aldrich	124-40-3	Flammable, irritant, carcinogen	33	1B	Compressed gas	100	ml
D	4-(	Dimethylamino)pyridine	Sigma Aldrich	1122-58-3	Toxic, irritant	230	IIIB		25	g
		Dimethylaminopropyl)-N-
D	N-(3-	ethylcarbodiimide hydrochloride	Sigma Aldrich	25952-53-8	Irritant	—			—	—
D	2,6-	Dimethylbenzoic acid	Sigma Aldrich	632-46-2	Irritant	—			5	g
D	N,N-	Dimethylbenzylamine	Sigma Aldrich	103-83-3	Combustible, corrosive	127			100	ml
D	N,N-	Dimethylformamide	Sigma Aldrich	68-12-2	Combustible, harmful, irritant, teratogen	136	II		100	ml
D	2,4-	Dimethylglutaric acid	Acros Organics	2121-67-7	Irritant				—	—
D	2,4-	Dimethylpyrrole	Sigma Aldrich	625-82-1	Irritant	>235	IIIB		1	G
D	1,4-	Dioxane	Sigma Aldrich	123-91-1	Flammable, Carcinogen, may form explosives	54	1B		100	ml
D		Diphenyl phosphoryl azide	Sigma Aldrich	26386-88-9	Toxic	234	IIIB		25	g
D		Di-tert-butyl dicarbonate	Sigma Aldrich	24424-99-5	Flammable, toxic, irritant, skin sensitizer	99	1C		100	g
D	5,5’-	Dithiobis(2-nitrobenzoic acid)	Sigma Aldrich	69-78-3	Irritant	—			25	g
D	2,2’-	Dithiodipyridine	Sigma Aldrich	2127-03-9	Irritant	—			—	—
D	1,4-	Dithio-DL-Threitol	Sigma Aldrich						—	—
D		DL-Dithiothreitol	Sigma Aldrich	3483-12-3	Toxic, irritant	235	IIIB		—	—
D		DNA Plasmid Vectors							—	—
D		Dowex 50WX8 hydrogen form	Sigma Aldrich	69011-20-7	Irritant	—			500	g
D		Doxorubicin hydrochloride	Sigma Aldrich	25316-40-9	Harmful, irritant, carcinogen	—			1	mg
D		Dri-Contrad	Decon Labs	—		—			—	—
D		Drierite	Arcor	—	—	—			—	—
D		D-Tube Dialyzer Mini, MWCO 6-8 kDa	EMD Biosciences
D		Dulbecco’s Modified Eagle’s Medium	Sigma Aldrich	—	Irritant	—			—	—
D		Durac Liquid fill for thermometers	H-B	67-64-1	Flammable	-4			—	—

10

Index	Prefix	Chemical Name	Vendor	CAS	Notes	Flashpoint (F)	Flammable Class	other hazards	Bottle Size	Amount unit (L, ml, g)
			Instrument
D		DURAC Plus Liquid	H-B Instrument	67-64-1	Flammable	-4	1B		—	—
E		EfferSan Multipurpose disinfecting tablets	Activon
E		Ethanol	Sigma Aldrich	64-17-5	Flammable, irritant, carcinogen	57	1B		100	ml
E		Ethanol 200 Proof	Fisher	64-17-5	Flammable, irritant, carcinogen	54	1B		4	L
E		Ethanol SDA1, Anydrous	Fisher	64-17-5	Flammable	57	1B		—	—
E		Ethanolamine	Sigma Aldrich	141-43-5	Combustible, corrosive	187			25	ml
E	2-	Ethoxyethanol 99%	Sigma Aldrich	110-80-5	Combustible, teratogen	108	II		1	L
E		Ethyl 2-methylacetoacetate	Sigma Aldrich	609-14-3	Combustible	145			100	g
E		Ethyl acetate	Sigma Aldrich	141-78-6	Flammable, irritant	27	1B		4	L
E		Ethyl chloroformate	Sigma Aldrich	541-41-3	Flammable, toxic, corrosive	50	1B		100	g
E		Ethyl isocyanate		109-90-0	GHS- Flammable liquids, acute toxicity, skin irritation, eye irritation, respiratory sensitisation, specific target organ toxicity	14 F
E		Ethylene Glycol, ReagentPlus, >=99%	Sigma Aldrich	107-21-1	teratogen	232	IIIB		4	L
E		Ethylenediaminetetraacetic acid	Sigma Aldrich	60-00-4	Irritant	—			100	ml
E	N-	Ethylmaleimide	Sigma Aldrich	128-53-0	Toxic, corrosive	—			1	g
	5-{(4-	Ethylphenyl)methylene] -2-thioxo-4-thiazolidinone	Sigma Aldrich
	1-	Ethynylcylohexene	Sigma Aldrich	931-4-7	Flammable	84	1B	lachrymator	—	—
		Europium(III) nitrate pentahydrate	Sigma Aldrich	63026-01-7	Oxidizer, irritant				1	g
		EZ-Link TFPA-PEG Biotin	Thermo Fisher	—	—				—	—
		FLAG M Purification Kit	Sigma Aldrich	—					—	—
		Flavopiridol Hydrochloride Hydrate	Sigma Aldrich	131740-09-5	Harmful	—			5	g
		Fluorescein	Sigma Aldrich	2321-07-5	Irritant	—			100	g
	4-	Fluoro-3-nitrobenzoic acid, 98%	Sigma Aldrich	453-71-4	Harmful, irritant	—			5	g
	6-	Fluoroindole-3-carboxaldehyde	Sigma Aldrich	2795-41-7	Irritant	—			25	g
	1,(2-	Fluoropheyl)piperazine	Sigma Aldrich	1011-15-0	Irritant	235			10	ml
		Formic Acid	Sigma Aldrich	64-18-6	Combustible, harmful, corrosive	118	II		500	ml

11

Index	Prefix	Chemical Name	Vendor	CAS	Notes	Flashpoint (F)	Flammable Class	other hazards	Bottle Size	Amount unit (L, ml, g)
	3-	Formyl-1H-Indole-5-Carbonitrile, 97%	Sigma Aldrich	17380-18-6	Harmful, skin sensitiser, irritant	—			1	g
	3-	Formylphenylboronic acid	Sigma Aldrich	87199-16-4	Corrosive	—			5	g
	4-	Formylphenylboronic acid	Sigma Aldrich	87199-17-5	Corrosive	—			5	g
		FuGENE HD Transfection Reagent	Promega	64-17-5	Flammable, carcinogen	70			—	—
G		G 418 disulfate salt	Sigma Aldrich	—	Sensitizer	—			1	g
G		Gemcitabine hydrochloride	Sigma Aldrich	122111-03-9	Reproductive hazard	—			10	mg
G		GenElute Plasmid Minipret Kit	Sigma Aldrich	Kit	Toxic, Corrosive	—			—	—
G		GF-AFC substarte	Promega	—	Combistble	131			—	—
G		Glycerol	Sigma Aldrich	56-81-5		320	IIIB		1	—
G		Glyoxilic acid monohydrate	Sigma Aldrich	563-96-2	skin sensitiser, irritant	230	IIIB		—	—
G		GSK2801	Sigma Aldrich	—	Harmful	—			5	g
G		GSK343	Sigma Aldrich	1346704-33-3	Harmful	—			5	mg
G		Guanidine hydrochloride	Sigma Aldrich	50-01-1	Irritant	—			500	G
H		Halt Protease Phosphatase Inhibitor Cocktail	Thermo Fisher		Toxic
H		Hematoxylin		517-28-2					—	—
H		Heptamethyleneimine	Sigma Aldrich	1121-92-2	Flammable	84	1B		1	g
H		Hexamethylenediamine	Sigma Aldrich	124-09-4	Corrosive	176	IIIA		100	g
H		Hexane	Sigma Aldrich	110-54-3	Flammable, irritant, reproductive hazard	-15	1B		4	L
H		hexane, Mixture of Isomers, Chromasolv	Sigma Aldrich	110-54-3	Flammable, teratogen	-9	1B		4	L
H	2.5-	Hexanedione	Sigma Aldrich	110-13-4	Combustible, irritant	174	IIIA		—	—
H		HisPur Cobalt Resin	Thermo Fisher	7791-13-1	Flammable	90	1C		—	—
H		HIS-Select Nickel Affinity Gel	Sigma Aldrich	64-17-5	Flammable	90	1C		—	—
H		Histoprep 70% Dehydrant		64-17-5 7732-18-5 67-56-1 67-63-0	Flammable, irritant, reproductive hazard	69.8 F			1	gallon
H		hydralzine hydrochloride	Sigma Aldrich	304-20-1	Toxic, irritant, Teratogen	—			5	g
H		Hydrazine	Sigma Aldrich	302-01-2	Combustible, carcinogen, toxic, corrosive	126	II		50	g
H	2-	Hydrazinopyrazine	Sigma	54608-52-5	Harmful, irritant	—			1	g

12

Index	Prefix	Chemical Name	Vendor	CAS	Notes	Flashpoint (F)	Flammable Class	other hazards	Bottle Size	Amount unit (L, ml, g)
			Aldrich
H	2-	Hydrazinopyridine	Sigma Aldrich	4930-98-7	Irritant	230	IIIB		1	g
H	4-	Hydrazinopyridine hydrochloride	Sigma Aldrich	52834-40-9	Harmful, irritant	—			250	mg
H	2-	Hydrazinyl-5-trifluoromethylpyridine	Sigma Aldrich	—	Toxic, irritant	—			1	g
H		Hydrochloric Acid, 37%	Sigma Aldrich	7647-01-0	Corrosive	—			500	ml
H		Hydrocortisone	Sigma Aldrich	50-23-7	Teratogen	—			1	g
H		Hydrogen chloride, 4N solution in 1,4-dioxane	Acros Organics	7647-01-0	Flammable, peroxide former	62.6	1B		100	ml
H		Hydrogen peroxide solution	Sigma Aldrich	7722-84-1	Oxidizer, corrosive	—			500	ml
H	3-	hydroxy-2,4-dimethyoxybenzaldehyde	Sigma Aldrich	32246-34-7	Harmful, skin sensitiser, irritant	—			—	—
H	4-	Hydroxybenzaldehyde	Sigma Aldrich	123-08-0	Irritant	—			50	g
H	4-(2-	hydroxyethoxy)benzaldehyde	Sigma Aldrich	—	Skin sensitizer, irritant	—			250	mg
H	4-(2-	Hydroxyethyl)morpholine, ReagentPlus	Sigma Aldrich	62240-2	Irritant	208	IIIB		5	g
H		Hydroxylamine solution	Sigma Aldrich	7803-49-8	Harmful, skin sensitizer, irritant	—			250	ml
H	(Z)-4-	Hydroxytamoxifen	Sigma Aldrich	68047-06-3	Toxic, Teratogen	—			5	g
		Igepal CA-630	Sigma Aldrich	9036-19-5	Irritant	—			100	ml
	1-[2-(1H-	imidazol-1-yl)pheyl]methyanamine	Sigma Aldrich	—	Irritant	—			100	mg
		Imidazole	Sigma Aldrich	288-32-4	Harmful, corrosive, teratogen	>275	IIIB		100	g
	2-	Imidazolecarboxaldehyde	Sigma Aldrich	10111-08-7	Irritant	—			1	g
	4-	Imidazolecarboxaldehyde	Sigma Aldrich	3034-50-2	Irritant	—			1	g
	5-	Iodoisatin	Sigma Aldrich	20780-76-1	Harmful, skin sensitizer, irritant	—			5	g
		Iodotrimethylsilane	Sigma Aldrich	16029-98-4	Corrosive, reacts violently with water	—			5	g
		Iron(III) acetylacetonate	Sigma Aldrich	14024-18-1	Irritant	—			10	g
		Iron(III) chloride	Sigma Aldrich	7702-08-2	Corrosive to metals, irritant	—			5	g
		Isatin	Sigma Aldrich	91-56-5	Irritant	—			5	g
		Isoniazid	Sigma Aldrich	54-85-3	Harmful, irritant	—			5	g
		Isonicotinic Acid, 99%	Sigma	55-22-1	Irritant	—			5	g

13

Index	Prefix	Chemical Name	Vendor	CAS	Notes	Flashpoint (F)	Flammable Class	other hazards	Bottle Size	Amount unit (L, ml, g)
			Aldrich
		Isophthalic Acid	Sigma Aldrich	121-91-5	—				500	g
		Isopropyl B-D-1-thiogalactopyranoside	Sigma Aldrich	123-91-1	carcinogen, irritant	—			10	g
		Isopropylamine > = 99.5%	Sigma Aldrich	75-31-0	Flammable, harmful, corrosive	0	1B		25	ml
		Isopropylmagnesium bromide solution	Sigma Aldrich	920-39-8	Flammable, Corrosive, Carcinogen	-22			25	ml
		Itaconic Anhydride, Powder, 95%	Sigma Aldrich	2170-03-8	Harmful, irritant	—			25	g
J		JumpStart REDAccuTaq LA DNA Polymerate	Sigma Aldrich	9012-90-2
K		Kanamycin solution, from Steptomyces kanamyceticus	Sigma Aldrich	25389-94-0	Reproductive hazard
K		Kanamycin solution, from Steptomyces kanamyceticus	Sigma Aldrich	25389-94-0	Reproductive hazard
L	N-	Lauroylsarcosine sodium salt	Sigma Aldrich	137-16-6	Highly Toxic, irritant	—			100	g
L		LB Agar Kanamycin-50, Plates	Sigma Aldrich	—		—			—	—
L		Leflunomide	Sigma Aldrich	75706-12-6	Toxic, irritant	—			25	Mg
L		Lithium Aluminum hydride solution	Sigma Aldrich	16853-85-3	Flammable, water reactive, corrosive, carcinogen, may form explosive peroxides	1	1B		100	ml
L		Lithium bromide	Sigma Aldrich	7550-35-8	Harmful	—			100	g
L		Lithium Chloride Solution	Sigma Aldrich	7447-41-8	Harmful, irritant	—			500	ml
L		Lithium Hydroxide, Reagent Grade, >98%	Sigma Aldrich	1310-65-2	Toxic, Corrosive				100	g
L		Luperox ® A70S, Benzoyl peroxide 70%	Sigma Aldrich	94-36-0	Organic peroxide, skin senstiser, irritant	—			500	g
M		Magnesium	Sigma Aldrich	7439-95-4	Flammable solid	—			—	—
M		Magnesium acetate solution	Sigma Aldrich	142-72-3		—			100	ml
M		Magnesium sulfate	Sigma Aldrich	7487-88-9	—				500	g
M		Magnesium sulfate, anyhydrous	Fisher	7487-88-9	Irritant	—			—	—
M		Maleic Anhydride, Powder, 95%	Sigma Aldrich	108-31-6	Toxic, skin and respirator sensitiser, corrosive, irritant				25	g
M	3-	Maleimidopropionic Acid, 97%	Sigma Aldrich						250	mg
M	N-	Maleoyl-|3-alanine	Sigma Aldrich	7423-55-4	Irritant	—			—	—
M		Malonic acid, reagent plus, 99%	Sigma Aldrich	141-82-2	Toxic, harmful, irritant	342	IIIB		100	g
M		Manganese II) sulfate monohydrate	Sigma	10034-96-5	Damage to lungs, nerves with repeated				100	g

14

Index	Prefix	Chemical Name	Vendor	CAS	Notes	Flashpoint (F)	Flammable Class	other hazards	Bottle Size	Amount unit (L, ml, g)
			Aldrich		exposure
M	2-	Mercaptoethanol	Sigma Aldrich	60-24-2	Combustible, toxic, mutagen, stench	154	IIIA		100	ml
M		Methanesulfonamide, >97.0% CHN	Sigma Aldrich	3144-09-0	Irritant	—			10	g
M		Methanesulfonic acid	Sigma Aldrich	75-75-2	Corrosive	372			100	ml
M		Methanol	Sigma Aldrich	67-56-1	Flammable, toxic, irritant	50	1B		4	L
M	2-	Methoxy-4-Nitrobenzoic Acid, 98%	Sigma Aldrich	2597-56-0	Target Organ liver	—			5	g
M	2-	Methoxy-5-Nitroaniline, 98%	Sigma Aldrich	99-59-2	female reproductive system	—			100	g
M	2-	Methoxyestradiol	Sigma Aldrich	362-07-2	Toxic, reproductive hazard	—			5	mg
M	(2-	Methoxyethyl)methylamine	Sigma Aldrich	38256-93-8	flammable, skin sensitizer	35			5	g
M	2-	Methoxyethylamine	Sigma Aldrich	109-85-3	Flammable, corrosive	54			50	ml
M	5-	Methoxyindole-3-carboxaldehyde	Sigma Aldrich	10601-19-1	Irritant	—			1	g
M	4-	Methoxyphenylacetic Acid, Reagent Plus	Sigma Aldrich	104-01-8	Harmful, irritant				5	g
M	(S)-(+)-a-	Methoxy-a-trifluoromethylphenylacetyl chloride	Sigma Aldrich	20445-33-4	Combustible, corrosive	192	IIIA
M	1-	Methyl -2 Pyrrolidinone Anhydrous, 99&	Sigma Aldrich	872-50-4	Combustible, irritant, teratogen	196	IIIA		100	ml
M		Methyl 2-aminopyridine-4-carboxylate	sigma Aldrich	6937-03-7	Irritant	—			1	g
M	1-	Methyl 2-iodoterephthalate	Sigma Aldrich	299173-24-3	Toxic, irritant	—			1	g
M		Methyl 3-bromopropionate	Sigma Aldrich	3395-91-3	Combustible, irritant	167			5	g
M		Methyl 3-formylbenzoate	Sigma Aldrich	52178-50-4	Harmful	—			5	g
M		Methyl 3-Isocyanatobenzoate, 97%	Sigma Aldrich	41221-47-0	respiratory sensitiser	235	IIIB		1	g
M	3-	Methyl -4 Nitrobenzoic Acid, 99%	Sigma Aldrich	3113-71-1	Irritant	—			25	g
M		Methyl bromoacetate	Sigma Aldrich	96-32-2	Combustible, corrosive	147			25	g
M		Methyl cyanoacetate, 99%	Sigma Aldrich	105-34-0	Irritant	235	IIIB		25	g
M	2-(2-	Methyl-1 H-imidazol-1-yl)benzoic acid	Maybridge	159589-71-6	Harmful, irritant	—			1	g
M	N-	Methyl-1,3-Propanediamne, 98%	Sigma Aldrich	6291-84-5	Combustible, highly toxic, corrosive	104	II		25	g
M	4-	Methyl-3-Nitrobenzoic acid, 99%	Sigma Aldrich	96-98-0	Harmful	—			25	g
M	N-	Methyl-4-piperdinol	Sigma Aldrich	106-52-5	Irritant	234			—	—

15

Index	Prefix	Chemical Name	Vendor	CAS	Notes	Flashpoint (F)	Flammable Class	other hazards	Bottle Size	Amount unit (L, ml, g)
M		Methylamine solution	Sigma Aldrich	74-89-5	Flammable, harmful, corrosive, carcinogen	-29	1B
M	3-	Methylamino)benzoic acid, 97%	Sigma Aldrich	51524-84-6	Harmful	—			1	g
M	4-	Methylamino)benzoic acid, 97%	Sigma Aldrich	10541-83-0	Harmful, skin sensitiser	—			10	g
M	2-	Methylamino)ethanol	Sigma Aldrich	109-83-1	Combustible, corrosive	169			25	ml
M	2-	methylcarboxy)pyridine-5-boronic acid	Sigma Aldrich	—	Irritant	—			100	mg
M	2-	Methylindole, 98%	Sigma Aldrich	95-20-5	Irritant	286	IIIB		25	g
M		Methylmagnesium bromide solution	Sigma Aldrich	75-16-1	Flammable, water reactive, corrosive	—			25	ml
M	1-	Methylpiperazine	Sigma Aldrich	109-01-3	Combustible, toxic, corrosive	102	II		5	g
M	2-	Methyltetrahydrofuran	Sigma Aldrich	96-47-9	Flammable	10.4			100	mg
M	4-	Methylthiophene-2-boronic acid	Sigma Aldrich	—	Irritant	—			250	mg
M		Methysergide maleate salt	Sigma Aldrich	129-49-7	Toxic	—			2	mg
M		Mexiletine hydrochloride	Sigma Aldrich	5370-01-4	Harmful	—			25	g
M		MG-132 Inhibitor	Promega	—	Combutible, harmful	131			—	—
M		Mineral oil	Alfa Aesar	8020-83-5		450	IIIB		—	—
		Mission Control Vector Purified DNA Turbo
M		GFP	Sigma Aldrich	—	Irritant	—			—	—
M		Molecular Sieves, 4 A	Sigma Aldrich	70955-01-0	Irritant	—			—	—
M		Molybdenum hexacarbonyl	Acros Organics	13939-06-5	Toxic	—			50	g
M		Molybdenum(V) chloride	Sigma Aldrich	10241-05-1	Corrosive	—			25	g
M		Molybdenum(VI) oxide	Sigma Aldrich	131-27-5	Irritant, carcinogen	—			100	g
M		Molybdenum(VI) tetrachloride oxide	Sigma Aldrich	13814-75-0	Corrosive	—			5	g
M		Molybdenumhexacarbonyl	Sigma Aldrich	13939-06-5	Highly toxic	—			50	g
M		Monoclonal Anti-A-Tubulin, Clone DM 1A	Sigma Aldrich
M		MOPS	Sigma Aldrich	1132-61-2	Irritant	230			250	g
M		Morpholine 99%	Sigma Aldrich	110-91-8	Flammable, harmful, toxic, corrosive	88	1C		5	ml
M		Mucochloric acid	Sigma Aldrich	87-56-9	Toxic, skin sensitizer, corrosive	212	IIIB		100	g
M		Myra A hydrochloride	Sigma	—	Harmful	—			5	mg

16

Index	Prefix	Chemical Name	Vendor	CAS	Notes	Flashpoint (F)	Flammable Class	other hazards	Bottle Size	Amount unit (L, ml, g)
			Aldrich
N		Nano-Glo Luciferase Assay Buffer	Promega	—	Suspected carcinogen and teratogen	—			—	—
N		Nano-Glo Substrate	Promega	—	Flammable	70			—	—
N	[1,8]	Naphthyrdine-2-carbaldehyde	Maybridge	64379-45-9	Irritant	—			—	—
N		Neomycin Sulfate	Fisher	1405-10-3	Irritant	—			—	—
		NE-PER Nuclear & Cytoplasmic Extraction
N		reagents	Thermo Fisher	Kit		—			—	—
					Carcinogen, toxic, harmful, skin sensitiser,
N		Nickel II) Sulfate, anhydrous 99.9%	Sigma Aldrich	7786-81-4	irritant, teratogen, mutagen	—			—	—
N		Nitric Acid	Sigma Aldrich	7697-37-2	Oxidizer, corrosive	—			2.5	l
N	3-	Nitro-1,8-Naphthalic Anhydride	Sigma Aldrich	3027-38-1	Irritant	—			5	g
N	3-	Nitrobenzoyl Chloride, 98%	Sigma Aldrich	121-90-4	Toxic, corrosive	230	IIIB		25	g
N	4-	Nitrobenzoyl Chloride, 98%	Sigma Aldrich	122-04-3	Corrosive	216	IIIB		—	—
N	4-	Nitrobenzyl bromide	Sigma Aldrich	100-11-8	Corrosive	—			25	g
N		Nitromethane	Sigma Aldrich	72-52-5	Flammable, carcinogen, harmful	97	1C		100	ml
N	4-	Nitrophenyl Chlorformate 97%	Acros Organics	7693-46-1	Corrosive	—			—	—
N		Nocodazole	Sigma Aldrich	31430-18-9	Teratogen, mutagen	—			—	—
N		Nonidet P 40 Substitute	Sigma Aldrich	9016-45-9	Irritant	235			1	L
N		NSC308848	Sigma Aldrich	69408-82-8	Harmful	—			5	mg
O		Octylphenyl-polyethylene glycol	Sigma Aldrich						—	—
O		ONE-Glo luciferase assay buffer	Promega	76836-02-7	carcinogen	—			—	—
O		Oxalyl Chloride, Reagent Grade, 98%	Sigma Aldrich	79-37-8	Toxic, Corrosive	—			25	g
P		Palladium on acitvated Charcoal	Sigma Aldrich	7440-05-3	Irritant	—			10	g
					GHS- flammable liquid, skin irritation, eye
					irritation, germ cell mutagenicity,
					carcinogenicity, reproductive toxicity,
		PAP pen for immunostaining - 5mm tip		106-94-5	specific target organ toxicity, acute aquatic
P		width		8032-32-4	toxicity, chronic aquatic toxicity	160 F			—	—
P		Paraformaldehyde	Sigma Aldrich	30525-89-4	Flam solid, Toxic, skin sensitizer, carcinogen	158	IIIA		1	Kg
P		Pentafluorophenol	Sigma	771-61-9	Irritant	162	IIIA		10	g

17

Index	Prefix	Chemical Name	Vendor	CAS	Notes	Flashpoint (F)	Flammable Class	other hazards	Bottle Size	Amount unit (L, ml, g)
			Aldrich
P	1,10-	Phenanthroline 99+%	Sigma Aldrich	66-71-7	Toxic	—			5	g
P		Phenol	Sigma Aldrich	108-95-2	Toxic, corrosive, mutagen	174			—	—
		Phenol-chloroform-isoamyl alcohol			Combustible, carcinogen, toxic, corrosive,
P		mixture	Sigma Aldrich	mixture	mutagen	174	IIIA		100	ml
					GHS - flammable liquids, acute toxicity, skin
					corrosion, serious eye damage, respiratory
					sensitisation, skin sensitisation, acute
P		Phenyl isocyanate		103-71-9	aquatic toxicity, chronic aquatic toxicity	124 F			—	—
P	p-	Phenylenediamine	Sigma Aldrich	106-50-3	Toxic,skin sensitiser, irritant	230	IIIB		100	g
P		Phenylsilane	Sigma Aldrich	694-53-1	flammable, water reactive	46			1	g
P		Phosphatase inhibitor cocktail 3 (DMSO)	Sigma Aldrich	67-68-5	Combustible	189	IIIA
P		Phosphomolybdic acid hydrate		51429-74-4	GHS - Oxidizing solids, skin corrosion, serious eye damage
P		Phosphorous (V) oxychloride, reagent plus	Sigma Aldrich	10025-87-3	Highly toxic, corrosive				250	g
P		Phosphorus trichloride	Sigma Aldrich	7719-12-2	Corrosive, contact with water — toxic gas	—			250	g
P		Phosphotungstic acid hydrate		12501-23-4	GHS- skin corrosion, serious eye damage				—	—
P		Pierce 660nm Protein Assay	Thermo Fisher	67-56-1		>212			—	—
P		Piperidine	Sigma Aldrich	110-89-4	Flammable, toxic, corrosive	61	1B		100	ml
P		Piperonal	Sigma Aldrich	120-57-0	Irritant	>235	IIIB		25	g
P		Platinum(IV) oxide	Sigma Aldrich	1314-15-4	Oxidizer, irritant	—			250	g
P		Plumbagin, from Plumbago indica	Sigma Aldrich	481-42-5	Toxic, Corrosive	—			100	mg
P		Pluronic F-127, Protein grade detergent	EMD	9003-11-6		—			—	—
P		PMA (phorbol 12-myristate 13-acetate)	Sigma Aldrich	16561-29-8	Irritant	—			10	mg
P		Potassium bis(trimethylsilyl)amide solution	Sigma Aldrich	40949-94-8	Flammable, Corrosive, Carcinogen	-2			25	mL
P		Potassium carbonate	Sigma Aldrich	584-08-7	Harmful, irritant	—			500	g
P		Potassium chloride	Sigma Aldrich	7447-40-7		—			250	mL
P		Potassium cyanide	Sigma	151-50-8	Toxic	—			25	g

18

Index	Prefix	Chemical Name	Vendor	CAS	Notes	Flashpoint (F)	Flammable Class	other hazards	Bottle Size	Amount unit (L, ml, g)
			Aldrich
P		Potassium hydroxide	Sigma Aldrich	1310-58-3	Toxic, corrosive	—			500	g
P		Potassium hydroxide solution	Sigma Aldrich	1310-58-3	Corrosive	—			—	—
P		Potassium iodate	Sigma Aldrich	7758-05-6	Oxidizer, teratogen	—			100	g
P		Potassium permanganate	Sigma Aldrich	7722-64-7	Oxidizer, harmful	—			25	g
P		Potassium Phosphate Tribasic, reagent gr	Sigma Aldrich	7778-53-2	Irritant				500	g
P		Potassium phosphate, monobasic	Fisher	7778-77-0	Irritant	—			1-	—
P	5a	Pregnane-3,20-dione (allo)	Sigma Aldrich	566-65-4	Teratogen	—			500	mg
P	2	Propanol	Sigma Aldrich	67-63-0	Flammable, irritant	57	1B		4	L
P	2	Propanol	Fisher	67-63-0	Flammable	54			—	—
P		Propylphosphonic anhydride solution	Sigma Aldrich	68957-94-8, 141-78-6	Flammable, corrosive	25			10	mL
P		Protocol 10% Neutral Buffered Formalin	Thermo Fisher		carcinogen, irritant	200
P		Pyrazole	Sigma Aldrich	288-13-1	Irritant	—			5	g
P		Pyridine	Sigma Aldrich	110-86-1	Flammable, harmful, carcinogen	63	1B		5	g
P	2	Pyridinecarboxaldehyde	Sigma Aldrich	1121-60-4	Combustible, toxic, mutagen	171	IIIA		25	g
P	3	Pyridinecarboxaldehyde	Sigma Aldrich	500-22-1	flammable, irritant	95	1C		25	g
P	4	Pyridinecarboxaldehyde	Sigma Aldrich	872-85-5	Combustible, irritant	180	IIIA		25	g
P	4	Pyridoxic Acid	Sigma Aldrich	82-82-6	Irritant	—			500	mg
P		Pyrodoxamine Dihydrochloride	Sigma Aldrich	524-36-7	Irritant	—			—	—
P	3	Pyrrolidinamine	Sigma Aldrich	—	Irritant	—			1	g
P		Pyruvic acid	Sigma Aldrich	127-17-3	Combustive, corrosive	180			25	g
Q		Quick Start Bradford Protein Assay Kit 1	Bio-Rad	mixture		—			—	—
R		Rhodanine	Sigma Aldrich	141-84-4	Toxic, irritant	—			25	g
R		Ribonuclease A solution	Sigma Aldrich	56-81-5		—			—	—
R		RIPA Buffer	Sigma Aldrich	9036-19-5	Irritant	—			500	mL
R		Ritanserin	Sigma Aldrich	87051-43-2	Irritant	—			25	mg
S		SAHA	Sigma Aldrich	149647-78-9	reproductive hazard, mutagen	—			5	mg

19

Index	Prefix	Chemical Name	Vendor	CAS	Notes	Flashpoint (F)	Flammable Class	other hazards	Bottle Size	Amount unit (L, ml, g)
S		Salicylaldehyde	Sigma Aldrich	90-02-8	Combustible, toxic, corrosive, mutagen	171	IIIA		100	g
S		Sand, 50-70 mesh	Sigma Aldrich	14808-60-7	carcinogen	—			500	g
S		Sebacoyl chloride	Sigma Aldrich	111-19-3	Toxic, Corrosive	235	IIIB		50	g
S		Secureline Lab Marker	Fisher	—					—	—
S		Selenium dioxide	Sigma Aldrich	7446-08-4	Toxic	—			5	g
S		SeqPlex DNA Amplification Kit	Sigma Aldrich	—		—			—	—
S		SeqPlex Enhanced DNA amplificaiton kit	Sigma Aldrich
S		Silica gel	Sigma Aldrich	112926-00-8		—			100	g
S		Silica gel	Acros Organics	7631-86-9		—			100	g
S		Silver Nitrate	Sigma Aldrich	7761-88-8	Oxidizer, corrosive	—			100	g
S		Slide-A-Lyzer Dialysis Products	Thermo Fisher	—		—			—	—
S		Sodim tert- butoxide	Sigma Aldrich	865-48-5	Unstable reactive, corrosive	57	1B	Unstable reactive	5	g
S		Sodium Azide	Sigma Aldrich	26628-22-8	Toxic, rapidly absorbs through skin			may react with lead and copper to form highly explosive metal azides	100	g
S		Sodium borohydride	Sigma Aldrich	16940-66-2	Water reactive, toxic, corrosive	—			25	g
S		Sodium butyrate	Sigma Aldrich	156-54-7	Irritant, mutagen	—			250	mg
S		Sodium carbonate	Fisher	497-19-8	Irritant	—			—	—
S		Sodium chloride	Fisher	7647-14-5		—			—	—
S		Sodium Cyanide, ACS Reagent, > 95%	Sigma Aldrich	143-33-9	Highly toxic	—			100	g
S		sodium cyanoborohydride	Sigma Aldrich	25895-60-7	Flammable solid, highly toxic, corrosive	—			10	g
S		Sodium deoxycholate	Sigma Aldrich	302-95-4	Harmful, irritant	—			100	g
S		Sodium dodecyl sulfate	Sigma Aldrich	151-21-3	Flammable solid, harmful, irritant	356	IIIB		1	kg
S		Sodium ethoxide	Sigma Aldrich	141-52-6	Unstable reactive, corrosive	86			100	g
S		Sodium ethoxide solution	Sigma Aldrich	141-52-6	flammable, toxic, corrosive, carcinogen	48			100	mL
S		Sodium hydride 60%	Sigma Aldrich	8012-95-1	Water reactive, irritant, carcinogen	—			100	g
S		Sodium hydroxide	Sigma Aldrich	1310-73-2	Corrosive	—			500	g

20

Index	Prefix	Chemical Name	Vendor	CAS	Notes	Flashpoint (F)	Flammable Class	other hazards	Bottle Size	Amount unit (L, ml, g)
S		Sodium hydroxide solution	Sigma Aldrich	1310-73-2	Corrosive	—			100	mL
S		Sodium Iodide	Sigma Aldrich	7681-49-4	Toxic, irritant	—			—	—
S		Sodium Methoxide	Sigma Aldrich	124-41-4	Corrosive	91			100	g
S		Sodium methoxide solution	Sigma Aldrich	124-41-4	Flammable, Corrosive, Reacts violently with water	52			25	mL
S		Sodium n-Dodecyl sulfate, 20% solution (w/v)	EMD	151-21-3	Irritant
S		Sodium phosphate dibasic anyhyrous	Fisher	7558-79-4	Irritant	—			500	g
S		Sodium phosphotungstate hydrate		312696-30-3	GHS - Acute toxicity, skin irritation, eye irritation, specific target organ toxicity
S		Sodium tetraborate		1330-43-4	Eye irritation, reproductive toxicity, acute aquatic toxicity, chronic aquatic toxicity				100	g
S		Sodium Triacetoxyborohydride	Sigma Aldrich	56553-60-7	Water reactive	—			25	g
S		Sparkleen 1	Fisher	mixture	Corrosive, irritant	—			—	—
S		Succinic anhydride	Sigma Aldrich	108-30-5	Harmful, irritant	—			—	—
S		Sulfo-NHS-Biotin	Thermo Fisher	119616-38-5	Irritant	—			—	—
S		Sulfuric acid, 95-98%	Sigma Aldrich	7664-93-9	Highly toxic, irritant, corrosive	—			2.5	L
T		TCEP Solution	Thermo Fisher	51805-45-9	Corrosive	—			—	—
T		Terephthalic acid, 98%	Sigma Aldrich	100-21-0	Irritant	—			100	g
T		Tetrabutylammonium bromide		1643-19-2	GHS- skin irritant, eye irritant, specific target organ toxicity				100	g
T	2,4,5,6-	Tetrachloropyrimidine	Sigma Aldrich	1780-40-1	Irritant	—		lachrymator	25	g
T		Tetrahydrofuran	Sigma Aldrich	109-99-9	Flammable, irritant, carcinogen	1.4	1B	may for explosive peroxides	100	ml
T	1,1,3,3-	Tetramethoxypropane	Sigma Aldrich	102-52-3	Combustible	129			100	ml
T	N,N,N’,N’-	Tetramethylethylenediamine	Sigma Aldrich	110-18-9	Flammable, toxic, corrosive	68	1B		—	—
T	(±)-	Thalidomide	Sigma Aldrich	50-35-1	Teratogen, reproductive hazard	—			100	mg
T	2-	Thiazolecarboxaldehyde	Sigma Aldrich	10200-59-6	Combustible	154	IIIA		1	g
T	5-	Thiazolecarboxaldehyde	Sigma Aldrich	1003-32-3	Skin sensitizer, irritant	208	IIIB		1	g
T		Thionyl Chloride	Sigma Aldrich	7719-09-7	Toxic, corrosie, water reactive	—			100	ml
T		Tin(II) chloride 98%	Sigma Aldrich	7772-99-8	Harmful, corrosive	—			100	g

21

Index	Prefix	Chemical Name	Vendor	CAS	Notes	Flashpoint (F)	Flammable Class	other hazards	Bottle Size	Amount unit (L, ml, g)
T		Titanium(IV) ispropoxide	Sigma Aldrich	546-68-9	Combutible, irritant	113			25	ml
T		Toluene	Sigma Aldrich	108-88-3	Flammable, irritant, teratogen	40	1B		1	L
T	p-	Toluenesulfonic acid monohydrate	Sigma Aldrich	6192-52-5	Corrosive	—			100	g
T	p-	Toluenesulfonyl chloride	Sigma Aldrich	98-59-9	Irritant	262	IIIB		100	g
T	p-	Tolunitrile	Sigma Aldrich	104-85-5	Irritant, respiratory sensitizer	—			250	ml
T		Trans-Blot Transfer Medium 0.2, 0.45 micron	Bio-Rad	9004-70-0	Flammable solid	212
T		Trans-crotonyl chloride, tech 90%	Sigma Aldrich						5	g
T		Tri(o-tolyl)phosphine	Sigma Aldrich	6163-58-2	Irritant	—			—	—
T	2,4,6-	Trichloro-5-methylpyrimidine	Sigma Aldrich	1780-36-5	Corrosive, lachrymator	—			5	g
T	2,4,6-	Trichloropyrimidine	Sigma Aldrich	3764-01-0	Harmful, irritant, lachymator	235			5	g
T		Triethylamine	Sigma Aldrich	121-44-8	Flammable, harmful, toxic, corrosive	5	1B		100	ml
T		Trifluoroacetic acid	Sigma Aldrich	76-05-1	Delayed organ effects, corrosive	—			100	ml
T	3,4,5-	Trifluorobenzaldehyde	sigma Aldrich	132123-54-7	Toxic, irritant, teratogen	230	IIIB		5	ml
T		Trifluoromethanesulfonmide, 95%	Sigma Aldrich	82113-65-3	Corrosive	—			5	g
T	2’-(	Trifluoromethyl)acetophenone	Sigma Aldrich	17408-14-9	Combustible	183			—	—
T	3’-(	Trifluoromethyl)acetophenone	Sigma Aldrich	349-76-8	Combustible, irritant	174			—	—
T	3,4,5-	Trihydroxybenzaldehyde monohydrate	Sigma Aldrich	2077-42-88-9	Irritant	—			5	ml
T	2,4,6-	Trihydroxybenzaldehyde, >97%	Sigma Aldrich	487-70-7	Irritant	—			5	g
T	2,3,4-	Trihydroxybenzaldehyde, 97%	Sigma Aldrich	2144-08-3	Irritant	—			5	g
T	2,3,4-	Trihydroxybenzoic acid 97%	Sigma Aldrich	610-02-6	Irritant	—			5	g
T		Triisopropylsilane, 99%	Sigma Aldrich	6485-79-6	Combustible, irritant	100	II		100	ml
T		Trimethylaluminum solution	Sigma Aldrich	75-24-1	Flammable, water reactive, corrosive, teratogen	39			25	ml
T	(	Trimethylsilyl)Diazomethane, 2.0 M In	Sigma Aldrich	18107-18-1	Flammable, highly toxic, irritant, carcinogen	-31	1B		25	ml
T		Trimethylsulfonium iodide	Sigma Aldrich	2181-42-2	Irritant	—			25	g
T		Triphenylphosphine	Sigma Aldrich	603-35-0	Harmful, skin sensitizer	—			100	g
T		Triruthenium dodecacarbonyl	Sigma	15243-33-1	Harmful	—			1	g

22

Index	Prefix	Chemical Name	Vendor	CAS	Notes	Flashpoint (F)	Flammable Class	other hazards	Bottle Size	Amount unit (L, ml, g)
			Aldrich
T		Tris Hydrochloride Buffer, pH 7.5 1M	Mediatech	1185-53-1		—			—	—
T		Tris Hydrochloride Buffer, pH 8.0 1M	Mediatech	1185-53-1		—			—	—
T		Tris(2-carboxyethyl)phospine hydrochloride	Sigma Aldrich	51805-45-9	Corrosive				10	g
T	10X	Tris/Glycine Buffer	Bio-Rad	77-86-1		—			—	—
T		Tri-tert-Butylphosphine, 98%	Sigma Aldrich	13716-12-6	pyrophoric, corrosive	1	1B	pyrophoric solid	1	g
T		Triton X 100	Sigma Aldrich	9002-93-1	Harmful, irritant	484	IIIB		100	ml
T		Trizma base	Sigma Aldrich	77-86-1	Irritant	—			—	—
T		Trt-diamino-PEG-NH2	EMD	—		—			—	—
T		Tungsten hexacarbonyl	Sigma Aldrich	14040-11-0	Toxic	—			10	g
V	(±)-	Verapamil hydrochloride	Sigma Aldrich	152-11-4	toxic	—			1	g
V		Vinylmagnesium bromide solution	Sigma Aldrich	1826-67-1	Flammable, water reactive, irritant, corrosive, carcinogen	1.4			100	ml
W		Water	Fisher	7732-18-5		—			25	L
X		Xylenes		1330-20-7	GHS- Flammable liquids, acute toxicity, acute aquatic toxicity, chronic aquatic toxicity	77 F			2.5	ml
X		Xylenes, mixed isomers with ethylbenzene	Fisher	1330-20-7	Flammable	78			1	gal
Z		Zinc cyanide	Sigma Aldrich	557-21-1	Highly toxic	—			5	g
Z		Zinc trifluoromethanesulfinate	Sigma Aldrich	39971-65-8	Irritant	—			—	—

23

EXHIBIT 7

RULES AND REGULATIONS

To the extent of any conflict between these Rules and Regulations and the body of the Lease, the body of the Lease shall govern.

1.                                      Tenant and its employees shall not in any way obstruct the sidewalks, halls, stairways, or elevators of the Building, and shall use the same only as a means of passage to and from their respective offices.

2.                                      Corridor doors, when not in use, shall be kept closed.

3.                                      No animals, except seeing eye dogs, shall be brought into or kept in, on or about the Premises.

4.                                      The restroom fixtures shall be used only for the purpose for which they were constructed and no rubbish, ashes, or other substances of any kind shall be thrown into them.  Tenant will bear the expense of any damage resulting from misuse.

5.                                      Tenant shall not place any additional lock or locks on any exterior door in the Building or on any door in the Building core within the Premises, including doors providing access to the telephone and electric closets and the slop sink, without Landlord’s prior written consent; provided, however, that Tenant shall have control of all keys to doors within the Premises, but will provide Landlord with a master copy of same.  At Landlord’s option, all keys shall be surrendered to Landlord at the expiration or earlier termination of the Lease.

6.                                      Landlord reserves the right to exclude or expel from the Building any persons who, in the judgment of Landlord, is intoxicated under the influence of liquor or drugs, or shall do any act in violation of the rules and regulations of the Building.

7.                                      Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during the hours Landlord may deem advisable for the adequate protection of the property.  Use of the Building and the leased Premises before 8 AM or after 6 PM, or any time during Sundays or legal holidays shall be allowed only to persons with a key/card key to the Premises or guests accompanied by such persons.  At these times, all occupants and their guests must sign in at the concierge when entering and exiting the Building.  Any persons found in the Building after hours without such keys/card keys are subject to the surveillance of building staff.

8.                                      Tenant shall not, without the prior written consent of Landlord (which consent will not be unreasonably withheld, conditioned or delayed), perform improvements or alterations within the Building or the Premises if the work has the potential of disturbing the fireproofing which has been applied on the surfaces of the structural deck.

9.                                      Landlord and Tenant shall mutually agree on the termite and pest extermination service to control termites and pests in the Premises.  Except as included in Landlord’s services, tenants shall bear the cost and expense of such extermination services.

1

10.                               Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) or IEC (International Electrotechnical Conference) seal of approval, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as reasonably determined by Landlord, taking into consideration the overall electrical system, the capacities reserved to Tenant in 11. the Lease, and the present and future requirements therefor in the Building.  Tenant shall not use more than Tenant’s Building Share of telephone lines available to service the Building, unless Tenant provides its own conduits and service at its sole expense.  Landlord shall notify Tenant, at the time of Landlord’s review and approval of the plans for Tenant’s Work or for any future Alterations, if any work set forth therein will result in the use of more than Tenant’s Building Share of telephone lines.

11.                               Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages food, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant’s employees.

12.                               Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

13.                               Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents, provided that Tenant shall have access to the Building 24 hours per day, 7 days a week, 365 days a year.  Tenant, Tenant’s agents, employees, contractors, guests and invitees shall comply with Landlord’s reasonable requirements relative thereto.

14.                               Canvassing, soliciting, and peddling in or about the Building is prohibited.  Tenant shall cooperate and use reasonable efforts to prevent the same.

15.                               At no time shall Tenant permit or shall Tenant’s agents, employees, contractors, guests, or invitees smoke in any Common Area of the Building.

16.                               Tenant shall, at its sole cost and expense, keep any garbage, trash, rubbish and refuse in vermin-proof containers within the interior of the Premises until removed.

17.                               Landlord and Tenant shall mutually agree on those areas outside the Premises, if any, where lab coats are not allowed.

18.                               Lab operators carrying any lab related materials may only travel in Tenant’s freight elevator or stairwells within the Premises.  If such freight elevator is down, announcements will be sent from Landlord’s property manager designating use of another elevator.  At no time should any lab materials travel in passenger elevators.

19.                               Any dry ice brought into the Building must be delivered through Tenant’s freight elevator only.

2

20.                               All nitrogen tanks must travel in Tenant’s freight elevator and should never be left unmanned outside of the Premises

3

EXHIBIT 8

LANDLORD’S SERVICES

•                  On-site bicycle parking

•                  Shower facilities in the Building

•                  To the extent capacity is available beyond base Building requirements (such available capacity, “Lessee Capacity”), Landlord’s sole obligation for either providing emergency generators or providing emergency back-up power to Tenant shall be to:  (i) provide an emergency generator for use of one or more tenants in the Building, including Tenant (the “Back-up Generator”) with Tenant’s Share of the Lessee Capacity (Tenant hereby acknowledging that Tenant’s equipment to be connected to the Back-Up Generator collectively shall use no more than Tenant’s Share of the Lessee Capacity), and (ii) maintain the Back-up Generator as per the manufacturer’s standard maintenance guidelines.  In the event that Tenant’s equipment connected to the Back-Up Generator uses more than Tenant’s Share of the Lessee Capacity, Tenant shall, upon Landlord’s demand, disconnect from the Back-Up Generator such equipment as may be necessary to reduce Tenant’s use to equal or be less than Tenant’s Share of the Lessee Capacity.  Landlord shall provide reasonable prior notice of any planned period of replacement, repair or maintenance of the Back-up Generator and within one (1) business day after Landlord learns that the Back-up Generator is not operational, however Landlord shall have no obligation to provide Tenant with an alternative back-up generator or alternative sources of back-up power.  Tenant expressly acknowledges and agrees that Landlord does not guaranty that the Back-up Generator will be operational at all times or that emergency power will be available to the Premises when needed.  So long as Landlord is not in default of its obligations under this paragraph, in no event shall Landlord be liable to Tenant or any other party for any damages of any type suffered by Tenant or any other person in the event that any emergency generator or back-up power or any replacement thereof fails or does not provide sufficient power.

1